                                  POST-PETITION
                           LOAN AND SECURITY AGREEMENT
                                                                       EXHIBIT 4
                                   DATED AS OF

                                  APRIL 1, 2001

                                      AMONG

                     THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                 AS THE LENDERS

                              BANK OF AMERICA, N.A.


                                  AS THE AGENT

                                       AND

                            W. R. GRACE & CO. AND THE
                 SUBSIDIARIES OF W. R. GRACE & CO. NAMED HEREIN,
                      AS DEBTORS AND DEBTORS-IN-POSSESSION

                                AS THE BORROWERS



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                                TABLE OF CONTENTS

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
ARTICLE                                                                                                       PAGE


ARTICLE 1 LOANS, LETTERS OF CREDIT AND SECURITY...................................................................2

   1.1   TOTAL FACILITY...........................................................................................2
   1.2   REVOLVING LOANS..........................................................................................2
   1.3   [INTENTIONALLY OMITTED]..................................................................................5
   1.4   LETTERS OF CREDIT........................................................................................5
   1.5   BANK PRODUCTS............................................................................................9
   1.6   JOINT AND SEVERAL LIABILITY OF BORROWERS.................................................................9
   1.7   SECURITY................................................................................................10
   1.8   SECTION 364(C)(1) SUPERPRIORITY ADMINISTRATIVE CLAIM AND
          SECTIONS 364(C)(2) AND SECTION 364(C)(3) LIENS AND SECURITY INTERESTS..................................20

ARTICLE 2 INTEREST AND FEES......................................................................................22

   2.1   INTEREST................................................................................................22
   2.2   CONTINUATION AND CONVERSION ELECTIONS...................................................................22
   2.3   MAXIMUM INTEREST RATE...................................................................................23
   2.4   FACILITY FEE; SYNDICATION FEE; ADMINISTRATION FEE.......................................................24
   2.5   UNUSED LINE FEE.........................................................................................24
   2.6   LETTER OF CREDIT FEE....................................................................................24

ARTICLE 3 PAYMENTS AND PREPAYMENTS...............................................................................25

   3.1   REVOLVING LOANS.........................................................................................25
   3.2   TERMINATION OF FACILITY.................................................................................25
   3.3   LIBOR RATE LOAN PREPAYMENTS.............................................................................25
   3.4   PAYMENTS BY THE BORROWERS...............................................................................25
   3.5   PAYMENTS AS REVOLVING LOANS.............................................................................26
   3.6   APPORTIONMENT, APPLICATION AND REVERSAL OF PAYMENTS.....................................................26
   3.7   INDEMNITY FOR RETURNED PAYMENTS.........................................................................26
   3.8   AGENT'S AND LENDERS' BOOKS AND RECORDS; MONTHLY STATEMENTS..............................................27

ARTICLE 4 TAXES, YIELD PROTECTION AND ILLEGALITY.................................................................27

   4.1   TAXES...................................................................................................27
   4.2   ILLEGALITY..............................................................................................28
   4.3   INCREASED COSTS AND REDUCTION OF RETURN.................................................................29
   4.4   FUNDING LOSSES..........................................................................................29
   4.5   INABILITY TO DETERMINE RATES............................................................................30
   4.6   CERTIFICATES OF AGENT...................................................................................30
   4.7   WITHHOLDING TAX.........................................................................................30
   4.8   SURVIVAL................................................................................................31

ARTICLE 5........................................................................................................31


BOOKS AND RECORDS; FINANCIAL INFORMATION;........................................................................31


NOTICES; BANKRUPTCY CASES........................................................................................31

   5.1   BOOKS AND RECORDS.......................................................................................31
   5.2   FINANCIAL INFORMATION...................................................................................31
   5.3   NOTICES TO THE LENDERS..................................................................................34
   5.4   BANKRUPTCY CASES........................................................................................36

ARTICLE 6 GENERAL WARRANTIES AND REPRESENTATIONS.................................................................36
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

   6.1   AUTHORIZATION, VALIDITY, AND ENFORCEABILITY OF THIS AGREEMENT
         AND THE LOAN DOCUMENTS..................................................................................36
   6.2   VALIDITY AND PRIORITY OF SECURITY INTEREST..............................................................37
   6.3   BORROWERS' ORGANIZATION AND QUALIFICATION OF BORROWERS..................................................37
   6.4   OTHER SUBSIDIARIES AND AFFILIATES.......................................................................37
   6.5   FINANCIAL STATEMENTS AND PROJECTIONS....................................................................37
   6.6   [INTENTIONALLY OMITTED.]................................................................................38
   6.7   DEBT....................................................................................................38
   6.8   [INTENTIONALLY OMITTED.]................................................................................38
   6.9   TITLE TO PROPERTY; LIENS................................................................................38
   6.10     PROPRIETARY RIGHTS...................................................................................38
   6.11     [INTENTIONALLY OMITTED.].............................................................................38
   6.12     LITIGATION...........................................................................................38
   6.13     [INTENTIONALLY OMITTED.].............................................................................38
   6.14     ENVIRONMENTAL LAWS...................................................................................38
   6.15     NO VIOLATION OF LAW..................................................................................39
   6.16     NO DEFAULT...........................................................................................39
   6.17     ERISA COMPLIANCE.....................................................................................39
   6.18     TAXES................................................................................................40
   6.19     REGULATED ENTITIES...................................................................................40
   6.20     USE OF PROCEEDS; MARGIN REGULATIONS..................................................................40
   6.21     COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC....................................................41
   6.22     FULL DISCLOSURE......................................................................................41
   6.23     BANK ACCOUNTS........................................................................................41
   6.24     GOVERNMENTAL AUTHORIZATION...........................................................................41
   6.25     SUBSIDIARY BORROWERS.................................................................................41
   6.26     OTHER SUBSIDIARIES...................................................................................41

ARTICLE 7 AFFIRMATIVE AND NEGATIVE COVENANTS.....................................................................42

   7.1   TAXES AND OTHER OBLIGATIONS.............................................................................42
   7.2   LEGAL EXISTENCE AND GOOD STANDING.......................................................................42
   7.3   COMPLIANCE WITH LAW AND AGREEMENTS; MAINTENANCE OF LICENSES.............................................42
   7.4   MAINTENANCE OF PROPERTY; INSPECTION OF PROPERTY.........................................................43
   7.5   INSURANCE...............................................................................................43
   7.6   INSURANCE AND CONDEMNATION PROCEEDS.....................................................................44
   7.7   ENVIRONMENTAL LAWS......................................................................................44
   7.8   COMPLIANCE WITH ERISA...................................................................................45
   7.9   MERGERS, CONSOLIDATIONS OR SALES........................................................................46
   7.10     DISTRIBUTIONS; CAPITAL CHANGE; RESTRICTED INVESTMENTS................................................46
   7.11     TRANSACTIONS AFFECTING COLLATERAL OR OBLIGATIONS.....................................................46
   7.12     GUARANTIES...........................................................................................47
   7.13     DEBT.................................................................................................47
   7.14     PREPAYMENT...........................................................................................47
   7.15     TRANSACTIONS WITH AFFILIATES.........................................................................48
   7.16     INVESTMENT BANKING AND FINDER'S FEES.................................................................48
   7.17     BUSINESS CONDUCTED...................................................................................48
   7.18     LIENS................................................................................................48
   7.19     [INTENTIONALLY OMITTED]..............................................................................48
   7.20     NEW SUBSIDIARIES.....................................................................................48
   7.21     FISCAL YEAR..........................................................................................49
   7.22     EBITDAR..............................................................................................49
   7.23     CASH EQUIVALENTS.....................................................................................49
   7.24     USE OF PROCEEDS......................................................................................49
   7.25     SECURITIZATION.......................................................................................49
   7.26     ACCOUNTS.............................................................................................49
   7.27     POST CLOSING MATTERS.................................................................................50
   7.28     FURTHER ASSURANCES...................................................................................50

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

ARTICLE 8 CONDITIONS OF LENDING..................................................................................50

   8.1   CONDITIONS PRECEDENT TO MAKING OF INITIAL LOANS.........................................................50
   8.2   CONDITIONS PRECEDENT TO EACH LOAN.......................................................................52

ARTICLE 9 DEFAULT; REMEDIES......................................................................................54

   9.1   EVENTS OF DEFAULT.......................................................................................54
   9.2   REMEDIES................................................................................................57

ARTICLE 10 TERM AND TERMINATION..................................................................................59

   10.1     TERM AND TERMINATION.................................................................................59

ARTICLE 11 AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS..........................................59

   11.1     AMENDMENTS AND WAIVERS...............................................................................59
   11.2     ASSIGNMENTS; PARTICIPATIONS..........................................................................61

ARTICLE 12 THE AGENT.............................................................................................63

   12.1     APPOINTMENT AND AUTHORIZATION........................................................................63
   12.2     DELEGATION OF DUTIES.................................................................................63
   12.3     LIABILITY OF AGENT...................................................................................63
   12.4     RELIANCE BY AGENT....................................................................................64
   12.5     NOTICE OF DEFAULT....................................................................................64
   12.6     CREDIT DECISION......................................................................................64
   12.7     INDEMNIFICATION......................................................................................65
   12.8     AGENT IN INDIVIDUAL CAPACITY.........................................................................65
   12.9     SUCCESSOR AGENT......................................................................................65
   12.10    WITHHOLDING TAX......................................................................................66
   12.11    COLLATERAL MATTERS...................................................................................67
   12.12    RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS..............................................68
   12.13    AGENCY FOR PERFECTION................................................................................69
   12.14    PAYMENTS BY AGENT TO LENDERS.........................................................................69
   12.15    SETTLEMENT...........................................................................................69
   12.16    LETTERS OF CREDIT; INTRA-LENDER ISSUES...............................................................72
   12.17    CONCERNING THE COLLATERAL AND THE RELATED LOAN DOCUMENTS.............................................74
   12.18    FIELD AUDIT AND EXAMINATION REPORTS; DISCLAIMER BY LENDERS...........................................74
   12.19    RELATION AMONG LENDERS...............................................................................75

ARTICLE 13 MISCELLANEOUS.........................................................................................75

   13.1     NO WAIVERS; CUMULATIVE REMEDIES......................................................................75
   13.2     SEVERABILITY.........................................................................................75
   13.3     GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS...................................................76
   13.4     WAIVER OF JURY TRIAL.................................................................................76
   13.5     SURVIVAL OF REPRESENTATIONS AND WARRANTIES...........................................................77
   13.6     OTHER SECURITY AND GUARANTIES........................................................................77
   13.7     FEES AND EXPENSES....................................................................................77
   13.8     NOTICES..............................................................................................78
   13.9     WAIVER OF NOTICES....................................................................................79
   13.10    BINDING EFFECT.......................................................................................79
   13.11    INDEMNITY OF THE AGENT AND THE LENDERS BY THE BORROWERS..............................................79
   13.12    LIMITATION OF LIABILITY..............................................................................80
   13.13    FINAL AGREEMENT......................................................................................80
   13.14    COUNTERPARTS.........................................................................................81
   13.15    CAPTIONS.............................................................................................81
   13.16    RIGHT OF SETOFF......................................................................................81
   13.17    CONFIDENTIALITY......................................................................................81
   13.18    CONFLICTS WITH OTHER LOAN DOCUMENTS..................................................................82

                         ANNEXES, EXHIBITS AND SCHEDULES


ANNEX A             -    DEFINED TERMS

EXHIBIT A           -    FORM OF REVOLVING LOAN NOTE

EXHIBIT B           -    FORM OF BORROWING BASE CERTIFICATE

EXHIBIT C           -    FINANCIAL STATEMENTS

EXHIBIT D           -    FORM OF NOTICE OF BORROWING

EXHIBIT E           -    FORM OF NOTICE OF CONTINUATION/CONVERSION

EXHIBIT F           -    FORM OF INTERIM ORDER

EXHIBIT G           -    [INTENTIONALLY OMITTED]

EXHIBIT H           -    FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

SCHEDULE 1.1 - LENDERS' COMMITMENTS (ANNEX A - DEFINED TERMS)

SCHEDULE 1.7 - SECURITY MATTERS

SCHEDULE 6.3 - ORGANIZATION AND QUALIFICATIONS OF BORROWERS

SCHEDULE 6.4 - OTHER SUBSIDIARIES AND AFFILIATES

SCHEDULE 6.7 - DEBT; GUARANTIES; LIENS

SCHEDULE 6.12 - LITIGATION; JUDGMENTS

SCHEDULE 6.14 - ENVIRONMENTAL LAW

SCHEDULE 6.17 - ERISA COMPLIANCE

SCHEDULE 6.23 - BANK ACCOUNTS

SCHEDULE 6.25 - OTHER DOMESTIC SUBSIDIARIES

SCHEDULE 7.15 - TRANSACTIONS WITH AFFILIATES

SCHEDULE A-1  -  EXISTING INVESTMENTS

SCHEDULE A-2  -  LAND AND BUILDINGS

                    POST-PETITION LOAN AND SECURITY AGREEMENT

                  This Post-Petition Loan and Security Agreement, dated as of April 1, 2001, among the financial institutions from time to time parties hereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), Bank of America, N.A. with an office at 355 Madison Avenue, New York, New York 10017, as agent for the Lenders (in its capacity as agent, the "Agent"), W. R. Grace & Co., a Delaware corporation, a debtor and a debtor-in-possession under Chapter 11 of the Bankruptcy Code (as defined below) (the "Company"), and the Subsidiaries of the Company which are parties to this Agreement, each a debtor and a debtor-in-possession under Chapter 11 of the Bankruptcy Code (as defined below) (together with the Company, each a "Borrower" and collectively, the "Borrowers").

                              W I T N E S S E T H:

                  WHEREAS, the Borrowers, each of which is a debtor and debtor-in-possession in a case pending under chapter 11 of the Bankruptcy Code (the cases of the Borrowers each, a "Bankruptcy Case" and, collectively the "Bankruptcy Cases"), have requested the Lenders to make available to the Borrowers a revolving line of credit for loans and letters of credit in an amount not to exceed $250,000,000, and which extensions of credit the Borrowers will use for the purposes permitted hereunder;

                  WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in Annex A which is attached hereto and incorporated herein; the rules of construction contained therein shall govern the interpretation of this Agreement, and all Annexes, Exhibits and Schedules attached hereto are incorporated herein by reference;

                  WHEREAS, the Lenders have agreed to make available to the Borrowers a revolving credit facility upon the terms and conditions set forth in this Agreement.

                  WHEREAS, on the Petition Date, the Borrowers will have filed voluntary petitions with the Bankruptcy Court initiating the Bankruptcy Cases;

                  WHEREAS, the Borrowers have continued in possession of their respective assets and in the management of their respective businesses as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code;

                  WHEREAS, to provide security for the repayment of the loans and letters of credit made available pursuant hereto and payment of the other obligations of the Borrowers under the Loan Documents, the Borrowers have agreed to provide the Agent and the Lenders (upon and after the entry of the Interim Order) with respect to the obligations of the Borrowers hereunder and under the other Loan Documents, an allowed superpriority administrative expense claim in each of the Bankruptcy Cases pursuant to section 364(c)(1) of the Bankruptcy Code having priority over all administrative expenses of the kind specified in, or arising or ordered under, any sections of the Bankruptcy Code, including without limitation, sections 503(b), 105, 326, 328, 330, 331, 506(c), 507(a),
507(b), 546(c), 726 or 1112 of the Bankruptcy Code (subject only to the Carve-Out) and liens and security interests with priority under section 364(c)(2) and section 364(c)(3) of the Bankruptcy Code;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, and the Borrowers hereby agree as follows.

                                   ARTICLE 1

                      LOANS, LETTERS OF CREDIT AND SECURITY

         1.1 Total Facility. Subject to all of the terms and conditions of this Agreement, the Lenders agree to make available a total credit facility of up to $250,000,000 (the "Total Facility") to the Borrowers from time to time during the term of this Agreement. The Total Facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit.

1.2      Revolving Loans.
         ---------------

         (a) (i) Amounts. Subject to the satisfaction of the conditions precedent set forth in Article 8, each Lender severally, but not jointly, agrees, upon the Borrower Representative's request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (the "Revolving Loans") to the Borrowers in amounts not to exceed such Lender's Pro Rata Share of Availability, except for Non-Ratable Loans and Agent Advances. The Lenders, however, in their unanimous discretion, may elect to make Revolving Loans or issue or arrange to have issued Letters of Credit in excess of the Borrowing Base on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Borrowing Base or to be obligated to exceed such limits on any other occasion. If the Aggregate Revolver Outstandings would exceed Availability after giving effect to any Borrowing, the Lenders may refuse to make or may otherwise restrict the making of Revolving Loans as the Lenders determine until such excess has been eliminated, subject to the Agent's authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 1.2(i). The entire unpaid balance of the Revolving Loans and all other Obligations shall be immediately due and payable in full in immediately available funds on the Termination Date.

         (ii) The Borrowers shall execute and deliver to each Lender that requests the same a note to evidence the Revolving Loans of that Lender to the Borrowers. Each note shall be in the principal amount of the Lender's Pro Rata Share of the Revolving Loan Commitments, dated the date hereof and substantially in the form of Exhibit A (each a "Revolving Loan Note" and, collectively, the "Revolving Loan Notes"). Each Revolving Loan Note shall represent the joint and several obligation of the Borrowers to pay the amount of Lender's Pro Rata Share of the Revolving Loan Commitments, or, if less, such Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Loans to the Borrowers together with interest thereon as prescribed in Section 2.1.

     (b) Procedure for Borrowing.

         (1) Each Borrowing shall be made upon the Borrower Representative's irrevocable written notice delivered to the Agent in the form of a notice of borrowing ("Notice of Borrowing"), which must be received by the Agent prior to
(i) 12:00 noon (New York time) three Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans and (ii) 11:00 a.m. (New York time) on the requested Funding Date, in the case of Base Rate Loans, specifying:

            (A) the amount of the Borrowing, which in the case of a LIBOR Rate Loan must equal or exceed $5,000,000 (or the then unused portion of the Commitments, if less) (and increments of $1,000,000 in excess of such amount);

            (B) the requested Funding Date, which must be a Business Day;

            (C) whether the Revolving Loans requested are to be Base Rate Revolving Loans or LIBOR Revolving Loans (and if not specified, it shall be deemed a request for a Base Rate Revolving Loan);

            (D) the duration of the Interest Period for LIBOR Revolving Loans (and if not specified, it shall be deemed a request for an Interest Period of one month);

provided, however, that with respect to any Borrowing to be made on the Closing Date, such Borrowings will initially consist of Base Rate Revolving Loans only.

         (2) In lieu of delivering a Notice of Borrowing, the Borrower Representative may give the Agent telephonic notice of such Borrowing request for advances to the Designated Account on or before the deadline set forth above. The Agent at all times shall be entitled to rely on such telephonic notice in making such Revolving Loans, regardless of whether any written confirmation is received.

         (3) The Borrower Representative shall have no right to request a LIBOR Rate Loan while a Default or an Event of Default has occurred and is continuing.

     (c) Appointment of Borrower Representative; Reliance upon Authority.

         (1) Each Borrower hereby designates the W. R. Grace & Co.-Conn. as its representative and agent on its behalf (the "Borrower Representative") for the purposes of issuing Notices of Borrowing and Notices of Conversion/Continuation, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents. The Borrower Representative hereby accepts such appointment. The Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from the Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to the Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by the Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

         (2) Prior to the Closing Date, the Borrower Representative shall deliver to the Agent, a notice setting forth an account of the Borrowers to which the Agent is authorized to transfer the proceeds of the Revolving Loans requested hereunder (the "Designated Account"). The Borrower Representative may designate a replacement account from time to time by written notice. Such Designated Account must be reasonably satisfactory to the Agent. The Agent is entitled to rely conclusively on any person's request for Revolving Loans on behalf of the Borrower Representative, so long as the proceeds thereof are to be transferred to the Designated Account. The Agent has no duty to verify the identity of any individual representing himself or herself as a person authorized by the Borrower Representative to make such requests on its behalf.

     (d) No Liability. The Agent shall not incur any liability to any Borrower as a result of acting upon any notice referred to in Sections 1.2(b) and (c), which the Agent believes in good faith to have been given by an officer or other person duly authorized by the Borrower Representative to request Revolving Loans. The crediting of Revolving Loans to the Designated Account conclusively establishes the joint and several obligation of the Borrowers to repay such Revolving Loans as provided herein.

     (e) Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 1.2(b) shall be irrevocable. The Borrowers shall be bound to borrow the funds requested therein in accordance therewith.

     (f) Agent's Election. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof), the Agent shall elect to have the terms of
Section 1.2(g) or the terms of Section 1.2(h) apply to such requested Borrowing. If the Bank declines in its sole discretion to make a Non-Ratable Loan pursuant to Section 1.2(h), the terms of Section 1.2(g) shall apply to the requested Borrowing.

     (g) Making of Revolving Loans. If the Agent elects to have the terms of this Section 1.2(g) apply to a requested Borrowing, then promptly after receipt of a Notice of Borrowing or telephonic notice in lieu thereof, the Agent shall notify the Lenders by telecopy, telephone or e-mail of the requested Borrowing. Each Lender shall make its Pro Rata Share of the requested Borrowing available to the Agent in immediately available funds, to the account from time to time designated by Agent, not later than 2:00 p.m. (New York time) on the applicable Funding Date. After the Agent's receipt of all proceeds of such Revolving Loans, the Agent shall make the proceeds of such Revolving Loans available to the Borrowers on the applicable Funding Date by transferring same day funds to the Designated Account; provided, however, that the amount of Revolving Loans so made on any date shall not exceed the Availability on such date.

     (h) Making of Non-Ratable Loans.

         (A) At the Borrowers' request, if the Agent elects, with the consent of the Bank, to have the terms of this Section 1.2(h) apply to a requested Borrowing requested to be made as a Base Rate Loan, the Bank shall make a Revolving Loan in the amount of that Borrowing available to the Borrowers on the applicable Funding Date by transferring same day funds to the Designated Account. Each Revolving Loan made solely by the Bank pursuant to this Section is herein referred to as a "Non-Ratable Loan", and such Revolving Loans are collectively referred to as the "Non-Ratable Loans." Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to the Bank solely for its own account. The aggregate amount of Non-Ratable Loans outstanding at any time shall not exceed $25,000,000. The Agent shall not request the Bank to make any Non-Ratable Loan if (1) the Agent has received written notice from any Lender that one or more of the applicable conditions precedent set forth in Article 8 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (2) the requested Borrowing would exceed Availability on that Funding Date.

         (B) The Non-Ratable Loans shall be secured by the Agent's Liens in and to the Collateral and shall constitute Base Rate Revolving Loans and Obligations hereunder.

     (i) Agent Advances.

         (A) Subject to the limitations set forth below, the Agent is authorized by the Borrowers and the Lenders, from time to time in the Agent's sole discretion, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other conditions precedent set forth in Article 8 have not been satisfied, to make Base Rate Revolving Loans to the Borrowers on behalf of the Lenders in an aggregate amount outstanding at any time not to exceed 10% of the Borrowing Base but not in excess of the Maximum Revolver Amount which the Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (3) to pay any other amount chargeable to any Borrower pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 13.7 (any of such advances are herein referred to as "Agent Advances"); provided, that the Required Lenders may at any time revoke the Agent's authorization to make Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the Agent's receipt thereof.

         (B) The Agent Advances shall be secured by the Agent's Liens in and to the Collateral and shall constitute Base Rate Revolving Loans and Obligations hereunder.

   1.3 [Intentionally Omitted]

   1.4 Letters of Credit.

     (a) Agreement to Issue or Cause To Issue. Subject to the terms and conditions of this Agreement, the Agent agrees (i) to cause the Letter of Credit Issuer to issue for the account of any Borrower one or more commercial/documentary or standby letters of credit ("Letter of Credit") and/or
(ii) to provide credit support or other enhancement to a Letter of

Credit Issuer acceptable to Agent, which issues a Letter of Credit for the account of any Borrower (any such credit support or enhancement being herein referred to as a "Credit Support") from time to time during the term of this Agreement. Letters of Credit may be requested for the benefit of Other Subsidiaries (as long as such transaction is not prohibited by Section 7.10 hereof); provided that a Borrower shall be the account party with respect thereto (and the fact that such Letters of Credit may be for the benefit of Other Subsidiaries shall not effect the Borrowers' joint and several reimbursement Obligations with respect to such Letters of Credit and any related Credit Supports); provided further, that the sum of the undrawn face amount of all such Letters of Credit plus all amounts drawn thereunder for which the Borrowers have not been repaid by the Other Subsidiaries shall not exceed $15,000,000 in the aggregate at any time.

     (b) Amounts; Outside Expiration Date. The Agent shall not have any obligation to issue or cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if: (i) the maximum face amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof would exceed Availability at such time; or (iii) such Letter of Credit has an expiration date (1) in the case of standby letters of credit, of more than 12 months from the date of issuance (although any such Letter of Credit may provide for automatic extensions of its expiration date for one or more successive 12 month periods, provided that the Letter of Credit Issuer has the right to terminate such Letter of Credit on each such annual expiration date) and (2) in the case of documentary letters of credit, 180 days from the date of issuance. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Agent, written notice that it declines to consent to any such extension or renewal at least thirty (30) days prior to the date on which the Letter of Credit Issuer is entitled to decline to extend or renew the Letter of Credit. If all of the requirements of this Section 1.4 are met and no Default or Event of Default has occurred and is continuing, no Lender shall decline to consent to any such extension or renewal.

     (c) Other Conditions. In addition to conditions precedent contained in
Article 8, the obligation of the Agent to issue or to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Agent:

         (1) The Borrower Representative shall have delivered to the Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to such Letter of Credit Issuer and reasonably satisfactory to the Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form, terms and purpose of the proposed Letter of Credit shall be reasonably satisfactory to the Agent and the Letter of Credit Issuer; and

         (2) As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

     (d) Issuance of Letters of Credit.

         (1) Request for Issuance. The Borrower Representative must notify the Agent of a requested Letter of Credit at least two (2) Business Days prior to the proposed issuance date. Such notice must specify the Borrower for whose account such Letter of Credit will be issued, the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrower Representative shall attach to such notice the proposed form of the Letter of Credit.

         (2) Responsibilities of the Agent; Issuance. As of the Business Day immediately preceding the requested issuance date of the Letter of Credit, the Agent shall determine the amount of the Unused Letter of Credit Subfacility and Availability. If (i) the face amount of the requested Letter of Credit is less than the Unused Letter of Credit Subfacility and (ii) the amount of such requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof would not exceed Availability, the Agent shall cause the Letter of Credit Issuer to issue the requested Letter of Credit on the requested issuance date so long as the other conditions hereof are met.

         (3) No Extensions or Amendment. The Agent shall not be obligated to cause the Letter of Credit Issuer to extend or amend any Letter of Credit issued pursuant hereto unless the requirements of this Section 1.4 are met as though a new Letter of Credit were being requested and issued.

     (e) Payments Pursuant to Letters of Credit. The Borrowers jointly and severally agree to reimburse immediately the Letter of Credit Issuer for any draw under any Letter of Credit and the Agent for the account of the Lenders upon any payment pursuant to any Credit Support, and to pay the Letter of Credit Issuer the amount of all other charges and fees payable to the Letter of Credit Issuer in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which any Borrower may have at any time against the Letter of Credit Issuer or any other Person. Except as otherwise agreed by the Agent, each drawing under any Letter of Credit shall constitute a request by the Borrowers to the Agent for a Borrowing of a Base Rate Revolving Loan in the amount of such drawing. The Funding Date with respect to such Borrowing shall be the date of such drawing.

     (f) Indemnification; Exoneration; Power of Attorney

         (1) Indemnification. In addition to amounts payable as elsewhere provided in this Section 1.4, the Borrowers jointly and severally agree to protect, indemnify, pay and save the Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender or the Agent (other than any Lender in its capacity as Letter of Credit Issuer) may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any Credit Support or enhancement in connection therewith. The Borrowers' obligations under this Section shall survive payment of all other Obligations.

         (2) Assumption of Risk by the Borrowers. As among the Borrowers, the Lenders, and the Agent, the Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders and the Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
(E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the Lenders or the Agent, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority or (I) the Letter of Credit Issuer's honor of a draw for which the draw or any certificate fails to comply in any respect with the terms of the Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Lender under this Section 1.4(f).

         (3) Exoneration. Without limiting the foregoing, no action or omission whatsoever by Agent or any Lender (excluding any Lender in its capacity as a Letter of Credit Issuer) shall result in any liability of Agent or any Lender to any Borrower, or relieve any Borrower of any of its obligations hereunder to any such Person.

         (4) Rights Against Letter of Credit Issuer. Nothing contained in this Agreement is intended to limit any Borrower's rights, if any, with respect to the Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by and between such Borrower and the Letter of Credit Issuer.

         (5) Account Party. Each Borrower hereby authorizes and directs any Letter of Credit Issuer to name such Borrower as the "Account Party" therein and to deliver to the Agent all instruments, documents and other writings and property received by the Letter of Credit Issuer pursuant to the Letter of Credit, and to accept and rely upon the Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

     (g) Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of Section 1.4(b) and Section 10.1, any Letter of Credit or Credit Support is outstanding upon the termination of this Agreement, then upon such termination the Borrowers shall, with respect to each Letter of Credit or Credit Support then outstanding, at the election of the Borrower Representative either
(i) deposit with the Agent, for the ratable benefit of the Agent and the Lenders, a standby letter of credit in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent (a "Supporting Letter of Credit") or (ii) deposit immediately available funds into a cash collateral account with the Agent and under the sole dominion and control of the Agent (the "Cash Collateral"), for the ratable benefit of the Agent and the Lenders, in either case in an amount equal to the aggregate undrawn amount of such Letter of Credit or such Credit Support plus any fees and expenses associated with such Letter of Credit or such Credit Support. The Agent shall be entitled to make draws under such Supporting Letter of Credit, or to indefeasibly apply such Cash Collateral, in amounts necessary to reimburse the Agent and the Lenders for payments to be made by the Agent and the Lenders under such Letter of Credit or Credit Support and any fees and expenses associated with such Letter of Credit or Credit Support. Such Supporting Letter of Credit or Cash Collateral shall be held by the Agent, for the ratable benefit of the Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit or such Credit Support remaining outstanding. After such Letters of Credit and such Credit Supports shall have expired or otherwise have been fully drawn upon and all reimbursement obligations and fees with respect thereto shall have been paid in full, the balance, if any, of such Cash Collateral and/or all remaining outstanding Supporting Letters of Credit, if any, shall be returned to the Borrower Representative or as otherwise required by law.

   1.5 Bank Products. Any Borrower may request and the Agent may, in its sole and absolute discretion, arrange for any Borrower to obtain from the Bank or the Bank's Affiliates Bank Products although no Borrower is required to do so. If Bank Products are provided by an Affiliate of the Bank, the Borrowers jointly and severally agree to indemnify and hold the Agent, the Bank and the Lenders harmless from any and all costs and obligations now or hereafter incurred by the Agent, the Bank or any of the Lenders which arise from any indemnity given by the Agent to its Affiliates related to such Bank Products; provided, however, nothing contained herein is intended to limit any Borrower's rights, with respect to the Bank or its Affiliates, if any, which arise as a result of the execution of documents by and between such Borrower and the Bank which relate to Bank Products. The agreement contained in this Section shall survive termination of this Agreement. The Borrowers acknowledge and agree that the obtaining of Bank Products from the Bank or the Bank's Affiliates (a) is in the sole and absolute discretion of the Bank or the Bank's Affiliates, and (b) is subject to all rules and regulations of the Bank or the Bank's Affiliates.

   1.6 Joint and Several Liability of Borrowers. Each Borrower acknowledges and agrees that all Obligations (including without limitation the Borrowers' Obligations in respect of the Loans and in respect of any Letter of Credit or Credit Support) shall be the joint and several obligations of the Borrowers, regardless of whether such Borrower actually receives Loans or other extensions of credit hereunder or the amounts of such Loans received or the manner in which the Agent and/or any Lender accounts for such Loans or other extensions of credit on its books and records.

   1.7 Security.

     (a) Grant Of Lien. As security for all Obligations, each Borrower hereby grants to the Agent, for the benefit of the Agent and the Lenders, a continuing security interest in, lien on, and right of set-off against, all of the assets of such Borrower, including, without limitation, the following property and assets of such Borrower, whether now owned or existing or hereafter acquired or arising, regardless of where located:

         (i)      all Accounts;

         (ii)     all Inventory;

         (iii)    all contract rights;

         (iv)     all Chattel Paper;

         (v)      all Documents;

         (vi)     all Instruments;

         (vii)    all Supporting Obligations;

         (viii)   all General Intangibles;

         (ix)     all Equipment;

         (x)      all Investment Property;

         (xi) all money, cash, cash equivalents, securities and other property of any kind of such Borrower held directly or indirectly by the Agent or any Lender;

         (xii) all of such Borrower's deposit accounts, credits, and balances with and other claims against the Agent or any Lender or any of their Affiliates or any other financial institution with which the Borrower maintains deposits;

         (xiii) all causes of action and all monies and other property of any kind received therefrom, and all monies and other property of any kind recovered by any Borrower;

         (xiv) all Real Estate;

         (xv) all policies of insurance, the cash surrender value of all policies of insurance and all rights under each policy of insurance;

         (xvi) all books, records and other property related to or referring to any of the foregoing, including books, records, account ledgers, data processing records, computer software and other property and General Intangibles at any time evidencing or relating to any of the foregoing; and

         (xvii) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

     Notwithstanding the foregoing, Collateral shall not include (i) any equity interest in a Foreign Subsidiary (ii) any avoidance claim arising under Sections 544, 546, 547, 548, 549, 550 or 553 of the Bankruptcy Code (iii) the COLI (it being agreed and understood that any and all proceeds of the assets described in the clauses (i) and (iii) of this sentence shall constitute Collateral).

     (b) Perfection And Protection Of Security Interest.

         (1) Each Borrower shall, at its expense, perform all steps requested by the Agent at any time to perfect, maintain, protect, and enforce the Agent's Liens, including: (i) executing, delivering and/or filing and recording of mortgage(s), the copyright security agreement and patent and trademark agreements and executing and filing financing or continuation statements, and amendments thereof, in form and substance reasonably satisfactory to the Agent;
(ii) delivering to the Agent the originals of all Instruments, Documents, and Chattel Paper, and all other Collateral of which the Agent determines it should have physical possession in order to perfect and protect the Agent's security interest therein, duly pledged, endorsed or assigned to the Agent without restriction; (iii) delivering to the Agent warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued and certificates of title covering any portion of the Collateral for which certificates of title have been issued; (iv) when an Event of Default has occurred and is continuing, transferring Inventory to warehouses or other locations designated by the Agent; (v) placing notations on such Borrower's books of account to disclose the Agent's security interest; (vi) obtaining control agreements from securities intermediaries with respect to financial assets in the possession of securities intermediaries; (vii) assigning and delivering to the Agent all Supporting Obligations, including letters of credit on which any Borrower is named beneficiary with the written consent of the issuer thereof; and (viii) taking such other steps as are deemed necessary or desirable by the Agent to maintain and protect the Agent's Liens. To the extent permitted by applicable law, the Agent may file, without any Borrower's signature, one or more financing statements disclosing the Agent's Liens. The Borrowers agree that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

         (2) If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of any Borrower's agents or processors, then such Borrower shall notify the Agent thereof and shall, if requested by the Agent, obtain a bailee letter acknowledged by the bailee that notifies such Person of the Agent's security interest in such Collateral and instructs such Person to hold all such Collateral for the Agent's account subject to the Agent's instructions. If at any time any Collateral is located in any operating facility of any Borrower that is leased by such Borrower, then, at the request of the Agent, such Borrower shall use its best efforts to obtain written landlord lien waivers or subordinations, in form and substance reasonably satisfactory to the Agent, that waives or subordinates all present and future Liens which the owner or lessor of such premises may be entitled to assert against the Collateral.

         (3) From time to time, each Borrower shall, upon the Agent's request, execute and deliver confirmatory written instruments pledging to the Agent, for the ratable benefit of the Agent and the Lenders, the Collateral, but a Borrower's failure to do so shall not affect or limit any security interest or any other rights of the Agent or any Lender in and to the Collateral with respect to any Borrower. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Agent's Liens shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

     (c) Location of Collateral. Each Borrower represents and warrants to the Agent and the Lenders that: (1) Schedule 1.7 sets forth a correct and complete list of each Borrower's chief executive office, the location of its books and records, the locations of its Collateral, and the locations of all of its other places of business (other than in each case locations of real property where no Borrower has any operations and where no Collateral (other than such real property) is located); and (2) Schedule 1.7 correctly identifies any of such facilities and locations that are not owned by a Borrower and sets forth the names of the owners and lessors or sublessors of such facilities and locations. Each Borrower covenants and agrees that it will not (i) maintain any Collateral at any location other than those locations listed for such Borrower on Schedule
1.7 (other than Collateral consisting solely of real property at which no Borrower has any operations), (ii) otherwise change or add to any of such locations, or (iii) change the location of its chief executive office from the location identified in Schedule 1.7, unless it gives the Agent at least thirty
(30) days' prior written notice thereof and executes any and all financing statements and other documents that the Agent reasonably requests in connection therewith.

     (d) [Intentionally Omitted]

     (e) Appraisals. Whenever a Default or Event of Default exists, and at such other times not more frequently than once a year as the Agent requests, each Borrower shall, at its expense and upon the Agent's request, provide the Agent with appraisals or updates thereof of any or all of the Collateral from an appraiser, and prepared on a basis, satisfactory to the Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulation and by the internal policies of the Lenders.

     (f) Access And Examination. Each Borrower will deliver to the Agent any instrument necessary for the Agent to obtain records from any service bureau maintaining records for a Borrower. The Agent may, and at the direction of the Majority Lenders shall, at any time when a Default or Event of Default exists, and at the Borrowers' expense, make copies of all of the Borrowers' books and records, or require each Borrower to deliver such copies to the Agent. The Agent may, without expense to the Agent, use such of the Borrowers' respective personnel, supplies, and Real Estate as may be reasonably necessary for maintaining or enforcing the Agent's Liens. The Agent shall have the right, at any time, in the Agent's name or in the name of a nominee of the Agent, to verify the validity, amount or any other matter relating to the Accounts, Inventory, or other Collateral, by mail, telephone, or otherwise.

     (g) Collateral Reporting. Each Borrower shall provide the Agent with the following documents at the following times in form satisfactory to the Agent:
(1) on a monthly
basis, by the 20th day of the following month, or more frequently if requested by the Agent, an aging of the Borrowers' Accounts, together with a reconciliation to the corresponding Borrowing Base and to the Borrowers' general ledgers; (2) on a monthly basis by the 20th day of the following month, or more frequently if requested by the Agent, an aging of the Borrowers' accounts payable; (3) on a monthly basis by the 20th day of the following month (or more frequently if requested by the Agent), a detailed calculation of Eligible Accounts and Eligible Inventory; (4) on a monthly basis by the 20th day of the following month (or more frequently if requested by the Agent), Inventory reports by category and location, together with a reconciliation to the corresponding Borrowing Base and to the Borrowers' general ledgers; (5) upon request, copies of invoices in connection with the Borrowers' Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Borrowers' Accounts and for Inventory and Equipment acquired by the Borrowers, purchase orders and invoices; (6) such other reports as to the Collateral of the Borrowers as the Agent shall reasonably request from time to time; and (7) with the delivery of each of the foregoing, a certificate of the Borrowers executed by an officer thereof certifying as to the accuracy and completeness of the foregoing. If any of the Borrowers' records or reports of the Collateral are prepared by an accounting service or other agent, each Borrower hereby authorizes such service or agent to deliver such records, reports, and related documents to the Agent, for distribution to the Lenders.

     (h) Accounts.

         (1) Each Borrower hereby represents and warrants to the Agent and the Lenders, with respect to the Borrowers' Accounts, that: (i) each existing Account represents, and each future Account will represent, a bona fide sale or lease and delivery of goods by the applicable Borrower, or rendition of services by applicable Borrower, in the ordinary course of applicable Borrower's business; (ii) each existing Account is, and each future Account will be, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to the Agent, without any offset, deduction, defense, or counterclaim except those known to the Borrower and disclosed to the Agent pursuant to this Agreement; (iii) no payment will be received with respect to any Account, and no credit, discount, or extension, or agreement therefor will be granted on any Account, except as reported to the Agent in Borrowing Base Certificates delivered in accordance with this Agreement; (iv) each copy of an invoice delivered to the Agent by any Borrower will be a genuine copy of the original invoice sent to the Account Debtor named therein; and (v) all goods described in any invoice representing a sale of goods will have been delivered to the Account Debtor and all services of a Borrower described in each invoice will have been performed.

         (2) The Borrowers shall not re-date any invoice or sale or make sales on extended dating beyond that customary in the Borrowers' business or extend or modify any Account. If a Borrower becomes aware of any matter adversely affecting the collectibility of any Account or the Account Debtor therefor involving an amount greater than $1,000,000, including information regarding the Account Debtor's creditworthiness, such Borrower will promptly so advise the Agent and exclude such Account from Eligible Accounts.

         (3) The Borrowers shall not accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any

Account without the Agent's written consent. If the Agent consents to the acceptance of any such instrument, it shall be considered as evidence of the Account and not payment thereof and the applicable Borrower will promptly deliver such instrument to the Agent, endorsed by such Borrower to the Agent in a manner satisfactory in form and substance to the Agent. Regardless of the form of presentment, demand, notice of protest with respect thereto, the Borrowers shall remain liable thereon until such instrument is paid in full.

         (4) The Borrowers shall notify the Agent promptly of all disputes and claims in excess of $1,000,000 with any Account Debtor, and agrees to settle, contest, or adjust such dispute or claim at no expense to the Agent or any Lender. No discount, credit or allowance shall be granted to any such Account Debtor without the Agent's prior written consent, except for discounts, credits and allowances made or given in the ordinary course of the Borrowers' business when no Event of Default exists hereunder. The Borrowers shall send the Agent a copy of each credit memorandum in excess of $1,000,000 as soon as issued, and the Borrowers shall promptly report that credit on Borrowing Base Certificates submitted by or on behalf of the Borrowers. The Agent may at all times when an Event of Default exists hereunder, settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which the Agent or the Majority Lenders, as applicable, shall consider advisable and, in all cases, the Agent will credit the Borrowers' Loan Account with the net amounts received by the Agent in payment of any Accounts.

         (5) If an Account Debtor returns any Inventory to a Borrower when no Event of Default exists, then such Borrower shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount. The Borrower Representative shall, promptly upon obtaining knowledge thereof, report to the Agent any return involving an amount in excess of $1,000,000. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory to a Borrower when an Event of Default exists, such Borrower, upon the request of the Agent, shall: (i) hold the returned Inventory in trust for the Agent; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to the Agent's written instructions; and (iv) not issue any credits or allowances with respect thereto without the Agent's prior written consent. All returned Inventory shall be subject to the Agent's Liens thereon. Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory and such returned Inventory shall not be Eligible Inventory.

     (i) Inventory; Perpetual Inventory.

         (1) Each Borrower represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that all of the Inventory owned by each Borrower is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of each Borrower's business, and is and will be fit for such purposes. Each Borrower will keep its Inventory in good and marketable condition, except for damaged or defective goods arising in the ordinary course of such Borrower's business. No Borrower will, without the prior written consent of the Agent, acquire or accept any Inventory on consignment or approval. Each Borrower agrees that all Inventory produced by such Borrower in the United States of America will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. Each Borrower will conduct a physical count of the Inventory at least once per Fiscal Year, and after and during the continuation of an Event of Default, at such other times as the Agent requests. The Borrowers will maintain a perpetual inventory reporting system at all times. No Borrower will, without the Agent's written consent, sell any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis.

         (2) In connection with all Inventory financed by Letters of Credit, each Borrower will, at the Agent's request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, Documents or Instruments in which the Agent holds a security interest to deliver them to the Agent and/or subject to the Agent's order, and if they shall come into a Borrower's possession, to deliver them, upon request, to the Agent in their original form. Each Borrower shall also, at the Agent's request, designate the Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

     (j) Equipment.

         (1) Each Borrower represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that all of the Equipment owned by such Borrower is and will be used or held for use in such Borrower's business, and is and will be fit for such purposes. Each Borrower shall keep and maintain its Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof.

         (2) Each Borrower shall promptly inform the Agent of any material additions to or deletions from the Equipment. No Borrower shall permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Agent does not have a Lien. No Borrower will, without the Agent's prior written consent, alter or remove any identifying symbol or number on any of such Borrower's Equipment constituting Collateral.

         (3) Except as set forth herein, no Borrower shall, without the Agent's prior written consent, sell, lease as a lessor, or otherwise dispose of any of such Borrower's Equipment.

     (k) Documents, Instruments, And Chattel Paper. Each Borrower represents and warrants to the Agent and the Lenders that (a) all Documents, Instruments, and Chattel Paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine, and (b) all goods evidenced by such Documents, Instruments, and Chattel Paper are and will be owned by the Borrowers, free and clear of all Liens other than Permitted Liens.

     (l) Right To Cure. The Agent may, in its discretion, and shall, at the direction of the Majority Lenders, pay any amount or do any act required of a Borrower hereunder or under any other Loan Document in order to preserve, protect, maintain or enforce the

Obligations, the Collateral or the Agent's Liens therein, and which a Borrower fails to pay or do, including payment of any judgment against a Borrower, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's or bailee's claim, and any other Lien upon or with respect to the Collateral. All payments that the Agent makes under this Section 1.7 and all out-of-pocket costs and expenses that the Agent pays or incurs in connection with any action taken by it hereunder shall be charged to the Borrowers' Loan Account as a Revolving Loan. Any payment made or other action taken by the Agent under this Section 1.7 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

     (m) Power Of Attorney. Each Borrower hereby appoints the Agent and the Agent's designee as such Borrower's attorney, with power: (a) to endorse such Borrower's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Agent's or any Lender's possession;
(b) to sign such Borrower's name on any invoice, bill of lading, warehouse receipt or other negotiable or non-negotiable Document constituting Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) so long as any Event of Default has occurred and is continuing to, to the extent not prohibited by the Bankruptcy Court, notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by the Agent and to receive, open and dispose of all mail addressed to such Borrower;
(d) to send requests for verification of Accounts to customers or Account Debtors; (e) to complete in the Borrower's name or the Agent's name, any order, sale or transaction, obtain the necessary Documents in connection therewith, and collect the proceeds thereof; (f) to clear Inventory through customs in such Borrower's name, the Agent's name or the name of the Agent's designee, and to sign and deliver to customs officials powers of attorney in such Borrower's name for such purpose; and (g) to do all things necessary to carry out this Agreement. Each Borrower ratifies and approves all acts of such attorney. None of the Lenders or the Agent nor their attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law except for their gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

     (n) The Agent's And Lenders' Rights, Duties And Liabilities.

         (1) Each Borrower assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral. The Obligations shall not be affected by any failure of the Agent or any Lender to take any steps to perfect the Agent's Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release any Borrower from any of the Obligations. Following the occurrence and during the continuation of an Event of Default, the Agent may (but shall not be required to), and at the direction of the Majority Lenders shall, without notice to or consent from any Borrower, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of any Borrower for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Agent and/or any Lender and any Borrower.

         (2) It is expressly agreed by each Borrower that, anything herein to the contrary notwithstanding, each Borrower shall remain liable under each of its contracts and each of its licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither Agent nor any Lender shall have any obligation or liability under any contract or license by reason of or arising out of this Agreement or the granting herein of a Lien thereon or the receipt by Agent or any Lender of any payment relating to any contract or license pursuant hereto. Neither Agent nor any Lender shall be required or obligated in any manner to perform or fulfill any of the obligations any Borrower under or pursuant to any contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any contract or license, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         (3) Agent may at any time after a Default or Event of Default shall have occurred and be continuing, without prior notice to any Borrower, notify Account Debtors, parties to the Contracts and obligors in respect of Instruments and Chattel Paper, that the Accounts and the right, title and interest of a Borrower in and under such Contracts, Instruments and Chattel Paper have been assigned to Agent, and that payments shall be made directly to Agent, for itself and the benefit of Lenders. Upon the request of Agent, each Borrower shall so notify Account Debtors, parties to Contracts and obligors in respect of Instruments and Chattel Paper.

         (4) Agent may at any time in Agent's own name or in the name of any Borrower communicate with Account Debtors, parties to Contracts, obligors in respect of Instruments and obligors in respect of Chattel Paper to verify with such Persons, to Agent's satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper. If a Default or Event of Default shall have occurred and be continuing, each Borrower, at its own expense, shall cause the independent certified public accountants then engaged by such Borrower to prepare and deliver to Agent and each Lender at any time and from time to time promptly upon Agent's request the following reports with respect to such Borrower: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as Agent may request. Each Borrower, at its own expense, shall deliver to Agent the results of each physical verification, if any, which Borrower may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

     (o) Patent, Trademark And Copyright Collateral.

         (1) This Agreement is effective to create a valid and continuing Lien on and, together with the Interim Order or Final Order, as applicable, perfected Liens in favor of Agent on each Borrower's patents, trademarks and copyrights.

         (2) Each Borrower shall notify Agent immediately if it knows or has reason to know that any application or registration relating to any patent, trademark or copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Borrower's ownership of any patent, trademark or copyright, its right to register the same, or to keep and maintain the same.

         (3) In no event shall any Borrower, either directly or through any agent, employee, licensee or designee, file an application for the registration of any patent, trademark or copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving Agent prior written notice thereof, and, upon request of Agent, each Borrower shall execute and deliver any and all patent security agreements, copyright security agreements or trademark security agreements as Agent may request to evidence Agent's Lien on such patent, trademark or copyright, and the General Intangibles of each Borrower relating thereto or represented thereby.

         (4) Each Borrower shall take all actions necessary or requested by Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the patents, trademarks and copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless Borrower shall reasonably determine that such patent, trademark or copyright is not material to the conduct of its business.

         (5) In the event that any of the patent, trademark or copyright Collateral is infringed upon, or misappropriated or diluted by a third party, the applicable Borrower shall notify Agent promptly after such Borrower learns thereof. Each Borrower shall, unless it shall reasonably determine that such patent, trademark or copyright Collateral is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as Agent shall deem appropriate under the circumstances to protect such patent, trademark or copyright Collateral.

     (p) Indemnification. In any suit, proceeding or action brought by Agent or any Lender relating to any Account, Chattel Paper, Contract, Document, General Intangible or Instrument for any sum owing thereunder or to enforce any provision of any Account, Chattel Paper, Contract, Document, General Intangible or Instrument, each Borrower will save, indemnify and keep Agent and Lenders harmless from and against all expense (including reasonable attorneys' fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by a Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from a Borrower, except in the case of Agent or any Lender, to the extent such expense, loss, or damage is attributable solely to the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction. All such obligations of Borrowers shall be and remain enforceable against and only against Borrowers and shall not be enforceable against Agent or any Lender.

     (q) Notice Regarding Collateral. Borrowers will advise Agent promptly, in reasonable detail, (i) of any Lien (other than Permitted Liens) or claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which would have a Material Adverse Effect.

     (r) Remedies, Rights Upon Default.

         (1) In addition to all other rights and remedies granted to it under this Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, if any Event of Default shall have occurred and be continuing, Agent may exercise all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Borrower expressly agrees that in any such event Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon any Borrower or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith enter upon the premises of any Borrower where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving any Borrower or any other Person notice (except to the extent ordered by the Bankruptcy Court) and opportunity for a hearing on Agent's claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. Agent or any Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Agent and Lenders, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Borrowers hereby release. Such sales may be adjourned and continued from time to time with or without notice. Agent shall have the right to conduct such sales on any Borrower's premises or elsewhere and shall have the right to use any Borrower's premises without charge for such time or times as Agent deems necessary or advisable.

         (2) Borrowers further agree, at Agent's request, to assemble the Collateral and make it available to Agent at places which Agent shall select, whether at a Borrower's premises or elsewhere. Until Agent is able to effect a sale, lease, or other disposition of Collateral, Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Agent. Agent shall have no obligation to any Borrower to maintain or preserve the rights of any Borrower as against third parties with respect to Collateral while Collateral is in the possession of Agent. Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Agent's remedies (for the benefit of Agent and Lenders), with respect to such appointment without prior notice or hearing as to such appointment. Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations as provided herein, and only after so paying over such net proceeds, and after the payment by Agent of any other amount required by any provision of law, need Agent account for the surplus, if any, to any Borrower.

To the maximum extent permitted by applicable law, each Borrower waives all claims, damages, and demands against Agent or any Lender arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction. Each Borrower agrees that ten (10) days' prior notice by Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Borrower shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any attorneys' fees or other expenses incurred by Agent or any Lender to collect such deficiency.

         (3) Except as otherwise specifically provided herein, each Borrower hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

     (s) Grant of License To Use. For the purpose of enabling Agent to exercise rights and remedies under this Section hereof (including, without limiting the terms of this Section hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Agent shall be lawfully entitled to exercise such rights and remedies, each Borrower hereby grants to Agent, for the benefit of Agent and Lenders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Borrower) to use, license or sublicense any Proprietary Rights now owned or hereafter acquired by any Borrower, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

     (t) Limitation On Agent's And Lenders' Duty In Respect Of Collateral. Agent and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control. Neither Agent nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

   1.8 Section 364(c)(1) Superpriority Administrative Claim and Sections 364(c)(2) and Section 364(c)(3) Liens and Security Interests. It is the intent of the parties hereto that:

     (a) Effective on and after the date of the entry by the Bankruptcy Court of the Interim Order, notwithstanding any term to the contrary herein, in accordance with section 364(c)(1) of the Bankruptcy Code, the Obligations shall constitute claims with priority in payment from the Collateral, whether now existing or hereafter acquired, over any and all unsecured pre-petition claims, all post-petition claims and all administrative expenses of the kinds specified in, or arising or ordered under any sections of the Bankruptcy Code, including, without limitation, sections 503(b), 105, 326, 328, 330, 331, 506(c), 507(a),
507(b), 546(c), 726 and 1112 of the Bankruptcy Code, whether or not such claims or expenses may become secured by a judgment lien or other non-consensual lien, levy or attachment, and such claims shall at all times be senior to the rights of the Borrowers, any Chapter 11 trustee, any Chapter 7 trustee, or any other creditor (including, without limitation, post-petition vendors and other post-petition creditors) in the Bankruptcy Cases or any subsequent proceedings under the Bankruptcy Code, including, without limitation, any chapter 7 cases if any of the Borrowers' cases are converted to cases under chapter 7 of the Bankruptcy Code, subject only to the Carve-Out (as defined below), valid and unvoidable liens or security interests to the extent and in the amounts existing as of the commencement of the Bankruptcy Cases and Liens permitted hereunder or by the Interim Order or the Final Order, as applicable. No cost or expense of administration under sections 105, 364(c)(1), 503(b), 506(c), 507(b) of the Bankruptcy Code, any other section of the Bankruptcy Code, or pursuant to any order of the Bankruptcy Court, shall be senior to, equal to, or pari passu with, the superpriority administrative claim of the Lenders arising out of the Obligations, whether or not such claims or expenses may become secured by a judgment lien or other non-consensual lien, levy or attachment (subject only to the Carve-Out as provided in the Interim Order and the Final Order). As long as no unwaived Event of Default has occurred (each a "Carve-Out Event"), the Borrowers shall be permitted to pay allowed unpaid professional fees and disbursements as the same may be due and payable, and such payments shall not reduce the Carve-Out.

     (b) The superpriority administrative claim referred to in clause (a) above shall be subject only to (1) the Carve-Out (as defined in the Interim Order or the Final Order, as applicable) (the "Carve Out") and (2) non-avoidable, valid, enforceable and perfected liens on and security interests in the assets of the Borrowers to the extent and in the amounts existing as of the Petition Date and permitted hereunder.

     (c) In addition, as security for the Obligations, and as provided in the Loan Documents, the Agent and the Lenders have been granted (without the necessity of the execution, filing and/or recordation by the Borrowers of mortgages, security agreements, patent security agreements, trademark security agreements, pledge agreements, financing statements or otherwise), valid and perfected Liens upon all present and after-acquired personal and real property of the Borrowers of any nature whatsoever, wherever located, other than equity interests in Foreign Subsidiaries, claims of the Borrowers arising under Sections 544, 546, 547, 548, 549, 550 or 553 of the Bankruptcy Code and COLI, as follows:

          (i) pursuant to section 364(c)(2) of the Bankruptcy Code, a first priority, perfected Lien upon all of the Borrowers' right, title and interest in, to and under all Collateral that is not otherwise encumbered by a Permitted Lien; and

          (ii) pursuant to section 364(c)(3) of the Bankruptcy Code, a junior priority, perfected Lien upon all of the Borrowers' right, title and interest in, to and under the Collateral, that is subject to a Permitted Lien subject only to the Permitted Lien.

                                   ARTICLE 2

                                INTEREST AND FEES

     2.1 Interest.

         (a) Interest Rates. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate plus the Applicable Margins as set forth below, but not to exceed the Maximum Rate. If at any time Loans are outstanding with respect to which the Borrower Representative has not delivered to the Agent a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, those Loans shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

            (i) For all Base Rate Loans at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin; and

            (ii) For all LIBOR Rate Loans at a per annum rate equal to the LIBOR Rate plus the Applicable Margin.

Each change in the Base Rate shall be reflected in the interest rate applicable to Base Rate Loans as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). The Borrowers shall pay to the Agent, for the ratable benefit of Lenders, interest accrued on all Loans in arrears on the first day of each month hereafter and on the Termination Date. The Borrowers shall pay to the Agent, for the ratable benefit of Lenders, interest on all LIBOR Rate Loans in arrears on each LIBOR Interest Payment Date.

         (b) Default Rate. If any Event of Default occurs and is continuing and the Agent or the Majority Lenders in their discretion so elect, then, while any such Event of Default is continuing, all of the Obligations shall bear interest at the Default Rate applicable thereto.

2.2      Continuation and Conversion Elections.

         (a) The Borrower Representative may:

            (i) elect, as of any Business Day, in the case of Base Rate Loans to convert any Base Rate Loans or any part thereof (in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into LIBOR Rate Loans; or

            (ii) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Rate Loans having Interest Periods expiring on such day or any part thereof (in an amount not less than $5,000,000 (or if lesser, the amount of the LIBOR Rate Loan having an Interest Period expiring on such day), or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such LIBOR Rate Loans shall automatically convert into Base Rate Loans; provided further that if the Notice of Continuation/Conversion shall fail to specify the duration of the Interest Period, such Interest Period shall be one month.

            (b) The Borrower Representative shall deliver a notice of continuation/conversion ("Notice of Continuation/Conversion") to the Agent not later than 12:00 noon (New York time) at least three (3) Business Days in advance of the Continuation/Conversion Date, if the Loans are to be converted into or continued as LIBOR Rate Loans and specifying:

               (i) the proposed Continuation/Conversion Date;

               (ii) the aggregate amount of Loans to be converted or continued;

               (iii) the type of Loans resulting from the proposed conversion or continuation; and

               (iv) the duration of the requested Interest Period, provided, however, the Borrower Representative may not select an Interest Period that ends after the Stated Termination Date.

            (c) If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the Borrower Representative has failed to select timely a new Interest Period to be applicable to LIBOR Rate Loans or if any Default or Event of Default then exists, the Borrower Representative shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

            (d) The Agent will promptly notify each Lender of its receipt of a Notice of Continuation/Conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

            (e) There may not be more than twenty (20) different Interest Periods with respect to LIBOR Rate Loans in effect hereunder at any time.

   2.3 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by any Lender under applicable law for such Lender with respect to loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate.

In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 2.3, have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then the Borrowers shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. If a court of competent jurisdiction determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the Borrower Representative, on behalf of the Borrowers, such excess.

   2.4 Facility Fee; Syndication Fee; Administration Fee. The Borrowers jointly and severally agree to pay the Agent, for the Agent's sole account, on the date that the Interim Order is entered:

     (a) a facility fee (the "Facility Fee") in the amount $1,375,000;

     (b) a syndication fee (the "Syndication Fee") in the amount of $1,250,000; and

     (c) an administration fee (the "Administration Fee") in the amount of $150,000.

   2.5 Unused Line Fee. On the first day of each month and on the Termination Date, the Borrowers jointly and severally agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the "Unused Line Fee") equal to three-eighths of one percent (.375%) per annum times the amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of Revolving Loans and the average daily undrawn face amount of outstanding Letters of Credit during the immediately preceding month or shorter period if calculated for the first month hereafter or on the Termination Date. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All principal payments received by the Agent shall be deemed to be credited to the Borrowers' Loan Account immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this Section 2.5.

   2.6 Letter of Credit Fee. With respect to any month during which a Letter of Credit is outstanding, the Borrowers jointly and severally agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, for Letters of Credit, a fee (the "Letter of Credit Fee") equal to the Applicable L/C Margin per annum from time to time in effect multiplied by the average daily maximum aggregate amount from time to time available to be drawn under all outstanding Letters of Credit during such month, and to the Letter of Credit Issuer, all out-of-pocket costs, fees and expenses incurred by the Letter of Credit Issuer in connection with the application for, processing of, issuance of, or amendment to any Letter of

Credit, which costs, fees and expenses shall include a "fronting fee" of one-quarter of one percent (0.25%) per annum of the average daily maximum aggregate amount from time to time available to be drawn under all outstanding standby Letters of Credit during such month, payable to the Letter of Credit Issuer. The Letter of Credit Fee and such "fronting fee" shall be payable monthly in arrears on the first of each month following any month in which a Letter of Credit is outstanding and on the Termination Date. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

                                   ARTICLE 3
                            PAYMENTS AND PREPAYMENTS

   3.1 Revolving Loans. The Borrowers shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrowers may prepay Revolving Loans at any time, and reborrow subject to the terms of this Agreement. In addition, and without limiting the generality of the foregoing, upon demand the Borrowers shall pay to the Agent, for account of the Lenders, the amount, by which the Aggregate Revolver Outstandings exceed the lesser of the Borrowing Base or the Maximum Revolver Amount.

   3.2 Termination of Facility. The Borrower Representative may terminate this Agreement upon at least ten (10) Business Days' notice to the Agent and the Lenders upon (a) the payment in full of all outstanding Revolving Loans, together with accrued and unpaid interest thereon, and the cancellation and return of all outstanding Letters of Credit (or the delivery of Supporting Letters of Credit or Cash Collateral in respect thereof in accordance with
Section 1.4(g)), (b) the payment in full in cash of all reimbursable expenses and other Obligations, and (c) with respect to any LIBOR Rate Loans prepaid in connection with such termination prior to the expiration date of the Interest Period applicable thereto, the payment of the amounts described in Section 4.4. The Agent and the Lenders shall be entitled to assume (without any investigation) that any notice required to be delivered hereunder by the Borrower to the Committee has been so delivered.

   3.3 LIBOR Rate Loan Prepayments. In connection with any prepayment of LIBOR Rate Loans, if any LIBOR Rate Loans are prepaid prior to the expiration date of the Interest Period applicable thereto, the Borrowers shall pay to the Lenders the amounts described in Section 4.4.

   3.4 Payments by the Borrowers.

     (a) All payments to be made by the Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Agent for the account of the Lenders, at the account designated by the Agent and shall be made in Dollars and in immediately available funds, no later than 12:00 noon (New York time) on the date specified herein. Any payment received by the Agent after such time shall be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

     (b) Subject to the provisions set forth in the definition of "Interest Period", whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

         3.5 Payments as Revolving Loans. Except as otherwise agreed by the Agent, all payments of principal, interest, reimbursement obligations in connection with Letters of Credit and Credit Support for Letters of Credit, fees, premiums, reimbursable expenses and other sums payable hereunder, may be paid from the proceeds of Revolving Loans made hereunder. The Borrowers hereby irrevocably authorize the Agent to charge the Loan Account for the purpose of paying all amounts from time to time due hereunder and agrees that all such amounts charged shall constitute Revolving Loans (including Non-Ratable Loans and Agent Advances).

         3.6 Apportionment, Application and Reversal of Payments. Principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders, except for fees payable solely to Agent and the Letter of Credit Issuer and except as provided in Section 11.1(b). All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities or expense reimbursements including any such amounts relating to Bank Products then due to the Agent from the Borrowers; second, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers; third, to pay interest due in respect of all Loans, including Non-Ratable Loans and Agent Advances; fourth, to pay or prepay principal of the Non-Ratable Loans and Agent Advances; fifth, to pay or prepay principal of the Revolving Loans (other than Non-Ratable Loans and Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit; sixth, to pay an amount to Agent equal to all outstanding Letter of Credit Obligations to be held as cash collateral for such Obligations; and seventh, to the payment of any other Obligation including any amounts relating to Bank Products due to the Agent, the Bank or any Affiliate of the Bank by any Borrower. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower Representative, or unless an Event of Default has occurred and is continuing, neither the Agent nor any Lender shall apply any payments which it receives to any LIBOR Rate Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Loans and, in any event, the Borrowers shall pay LIBOR breakage losses in accordance with Section 4.4. After the occurrence and during the continuance of an Event of Default, the Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

         3.7 Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent or any Lender, the Bank or any Affiliate of the Bank is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender and the Borrowers shall be liable to pay to the Agent and the Lenders, and hereby do indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 3.7 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 3.7 shall survive the termination of this Agreement.

     3.8 Agent's and Lenders' Books and Records; Monthly Statements. The Agent shall record the principal amount of the Loans owing to each Lender, the undrawn face amount of all outstanding Letters of Credit and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Letters of Credit from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender's Loans in its books and records. Failure by Agent or any Lender to make such notation shall not affect the obligations of the Borrowers with respect to the Loans or the Letters of Credit. The Borrowers agree that the Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Borrower Representative a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in Section 3.6 and corrections of errors discovered by the Agent), unless the Borrower Representative notifies the Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrower Representative, only the items to which exception is expressly made will be considered to be disputed by the Borrower Representative.

                                    ARTICLE 4

                     TAXES, YIELD PROTECTION AND ILLEGALITY

     4.1   Taxes.

         (a) Any and all payments by each Borrower to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrowers shall pay all Other Taxes.

         (b) The Borrowers jointly and severally agree to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by any Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted (and the Agent and each Lender agrees to use good faith efforts to notify the Borrower Representative of an assertion of an amount which the Borrowers are liable for pursuant to this Section 4.1(b)). Payment under this indemnification shall be made within 30 days after the date such Lender or the Agent makes written demand therefor to the Borrower Representative.

         (c) If any Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

            (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

            (ii) such Borrower shall make such deductions and withholdings;

            (iii) such Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

            (iv) without duplication of the amounts paid pursuant to clause (i) above, such Borrower shall also pay to each Lender or the Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes or Other Taxes had not been imposed.

         (d) At the Agent's request, within 30 days after the date of any payment by any Borrower of Taxes or Other Taxes, the Borrower Representative shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other appropriate evidence of payment.

         (e) If any Borrower is required to pay additional amounts to any Lender or the Agent pursuant to subsection (c) of this Section 4.1, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by such Borrower which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

     4.2 Illegality.

         (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, in each case, after the date hereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by that Lender to the Borrower Representative through the Agent, any obligation of that Lender to make LIBOR

Rate Loans shall be suspended until that Lender notifies the Agent and the Borrower Representative that the circumstances giving rise to such determination no longer exist.

         (b) If a Lender determines that it is unlawful to maintain any LIBOR Rate Loan, the Borrowers shall, upon the Borrower Representative's receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such LIBOR Rate Loans of such Lender then outstanding, together with interest accrued thereon and amounts required under Section 4.4, either on the last day of the Interest Period thereof, if that Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if that Lender may not lawfully continue to maintain such LIBOR Rate Loans. If the Borrowers are required to so prepay any LIBOR Rate Loans, then concurrently with such prepayment, the Borrowers shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

     4.3 Increased Costs and Reduction of Return.

         (a) If any Lender determines that due to either (i) the introduction of or any change in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Borrowers shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

         (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender or any corporation or other entity controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrower Representative through the Agent, the Borrowers shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

     4.4 Funding Losses. The Borrowers shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

         (a) the failure of the Borrowers to make on a timely basis any payment of principal of any LIBOR Rate Loan;

         (b) the failure of the Borrowers to borrow, continue or convert a Loan after the Borrower Representative has given (or is deemed to have given) a Notice of Borrowing or a Notice of Continuation/Conversion; or

         (c) the prepayment or other payment (including after acceleration thereof) of any LIBOR Rate Loans on a day that is not the last day of the relevant Interest Period;

including any such loss of anticipated profit and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fee charged by any Lender in connection with the foregoing.

     4.5 Inability to Determine Rates. If, the Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will promptly so notify the Borrower Representative and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Borrower Representative may revoke any Notice of Borrowing or Notice of Continuation/Conversion then submitted by it. If the Borrower Representative does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower Representative, in the amount specified in the applicable notice submitted by the Borrower Representative, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans.

     4.6 Certificates of Agent. If any Lender claims reimbursement or compensation under this Article 4, Agent shall determine the amount thereof and shall deliver to the Borrower Representative (with a copy to the affected Lender) a certificate setting forth in reasonable detail the amount payable to the affected Lender, and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

     4.7 Withholding Tax.

         (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code such Lender shall be entitled to claim exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code or otherwise, and such Lender agrees with and in favor of the Borrower Representative, to deliver to the Borrower Representative:

            (i) if such Lender is entitled to claim an exemption from, or a reduction of, withholding tax under a United States of America tax treaty, properly completed IRS Forms W-8BEN and W-8ECI before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

            (ii) if such Lender is entitled to claim that interest paid under this Agreement is exempt from United States of America withholding tax because it is effectively connected with a United States of America trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

            (iii) such other form or forms as may be required under the Code or other laws of the United States of America as a condition to exemption from, or reduction of, United States of America withholding tax.

Such Lender agrees to promptly notify the Borrower Representative of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

         4.8 Survival. The agreements and obligations of the Borrowers in this
Article 4 shall be joint and several and shall survive the payment of all other Obligations.

                                   ARTICLE 5

                    BOOKS AND RECORDS; FINANCIAL INFORMATION;
                            NOTICES; BANKRUPTCY CASES


     5.1 Books and Records. The Borrowers shall, and shall cause their respective Subsidiaries to, maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). The Borrowers shall, and shall cause their respective Subsidiaries to, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. The Borrowers shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Agent or any Lender shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts of the Borrowers; (b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory of the Borrowers, and (c) all other dealings affecting the Collateral.

     5.2 Financial Information. The Borrowers shall promptly furnish to each Lender, all such financial information as the Agent shall reasonably request. Without limiting the foregoing, the Borrowers will furnish to the Agent, in sufficient copies for distribution by the Agent to each Lender, in such detail as the Agent or the Lenders shall request, the following:

         (a) As soon as available, but in any event not later than one hundred five (105) days after the close of each Fiscal Year, consolidated audited balance sheets, and related consolidated income statements, cash flow statements and changes in stockholders' equity for (i) the Company and its consolidated Subsidiaries for such Fiscal Year and (ii) the Borrowers on a consolidated basis for such Fiscal Year, in each case together with the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting in all material respects the financial position and the results of operations of the Company and its consolidated Subsidiaries or the Borrowers on a consolidated basis, as applicable as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP (provided, however, that if such audited financial reports for the Borrowers on a consolidated basis are not otherwise required to be delivered in connection with the Bankruptcy Cases, the financial reports for the Borrowers on a consolidated basis which are required to be delivered pursuant to this sentence may be unaudited). The audited statements required to be delivered pursuant to the immediately preceding sentence shall be examined in accordance with generally accepted auditing standards by PricewaterhouseCoopers or other independent certified public accountants selected by the Company and reasonably satisfactory to the Agent, and accompanied by a report of such accountants on such statements, which report shall be unqualified as to scope of audit. The Company hereby authorizes the Agent to communicate directly with its certified public accountants and, by this provision, authorizes those accountants to disclose to the Agent any and all financial statements and other supporting financial documents and schedules relating to the Company and its consolidated Subsidiaries and to discuss directly with the Agent the finances and affairs of the Company and its consolidated Subsidiaries.

         (b) As soon as available, but in any event not later than thirty (30) days after the end of each month, unaudited balance sheets of the Borrowers on a consolidated basis as at the end of such month, and consolidated unaudited income statements and cash flow statements for the Borrowers on a consolidated basis for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operations of the Borrowers on a consolidated basis as at the date thereof and for such periods, and, in each case, in comparable form, figures for the corresponding period in the prior Fiscal Year, and prepared in accordance with GAAP (except for the absence or abbreviation of footnotes and subject to normal year-end adjustments) applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). The Borrower Representative, on behalf of the Borrowers, shall certify by a certificate signed by its chief financial officer that all such statements have been prepared in accordance with GAAP (except for the absence or abbreviation of footnotes and subject to normal year-end adjustments) and present fairly the financial position of the Borrowers on a consolidated basis as at the dates thereof and the results of operations of the Borrowers on a consolidated basis for the periods then ended.

         (c) As soon as available, but in any event not later than sixty (60) days after the end of each of the first three fiscal quarters of each Fiscal Year, unaudited balance sheets of the Borrowers on a consolidated basis as at the end of such fiscal quarter, and consolidated unaudited income statements and cash flow statements for the Borrowers on a consolidated basis for such fiscal quarter and for the period from the beginning of the Fiscal Year to the end of such fiscal quarter, all in reasonable detail, fairly presenting the financial position and results of operations of the Borrowers on a consolidated basis as at the date thereof and for such periods, and, in each case, in comparable form, figures for the corresponding period in the prior Fiscal Year, and prepared in accordance with GAAP (except for the absence or abbreviation of footnotes and subject to normal year-end adjustments) applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). The Borrower Representative, on behalf of the Borrowers, shall certify by a certificate signed by its chief financial officer that all such statements have been prepared in accordance with GAAP (except for the absence or abbreviation of footnotes and subject to normal year-end adjustments) and present fairly the financial position of the Borrowers on a consolidated basis as at the dates thereof and the results of operations of the Borrowers on a consolidated basis for the periods then ended.

         (d) With each of the audited annual Financial Statements delivered pursuant to Section 5.2(a), a certificate of the independent certified public accountants that examined such statement to the effect that they have reviewed and are familiar with this Agreement and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default with respect to the financial covenant set forth in Section 7.21, except for those, if any, described in reasonable detail in such certificate.

         (e) With each of the annual Financial Statements delivered pursuant to
Section 5.2(a), and within sixty (60) days after the end of each fiscal quarter, a certificate of the chief financial officer of the Company setting forth in reasonable detail the calculations required to establish that the Borrowers were in compliance with the covenant set forth in Section 7.22 during the period covered in such Financial Statements and as at the end thereof. Within sixty
(60) days after the end of each fiscal quarter a certificate of the chief financial officer of the Company stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular date, (B) the Borrowers are, at the date of such certificate, in compliance in all material respects with all of their respective covenants and agreements in this Agreement and the other Loan Documents, (C) no Default or Event of Default then exists or existed during the period covered by the Financial Statements for such month,
(D) describing and analyzing in reasonable detail all material trends, changes, and developments in each and all Financial Statements; and (E) explaining the variances of the figures in the corresponding operating plans and prior Fiscal Year financial statements. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Borrowers have taken or propose to take with respect thereto.

         (f) Not less than thirty (30) days prior to the beginning of each Fiscal Year, an annual forecasts (to include forecasted consolidated balance sheets, income statements and cash flow statements) for the Borrowers on a consolidated basis as at the end of and for each month of such Fiscal Year.

         (g) Promptly after filing with the PBGC and the IRS, a copy of each annual report or other filing filed with respect to each Plan of any Borrower.

         (h) Within ten Business Days after the same are sent, copies of all financial statements and reports which the Company sends to its shareholders generally relating to the business of the Company and its Subsidiaries, and within ten Business Days after the same are filed, copies of all reports on Forms 10-K, 10-Q, 8-K, 8 and 10, and Schedules 13D, 13E-3, 13E-4, 13-G, 14D-1
and 14D-9, or successor forms or schedules, and the final prospectus in each effective registration statement (other than registration statements on Form S-8) and each post-effective amendment to such registration statement which the Company may make to, or file with, the Securities and Exchange Commission, and any successor or analogous Governmental Authority.

         (i) As soon as available, but in any event not later than 15 days after any Borrower's receipt thereof, a copy of all management reports and management letters prepared for any Borrower by any independent certified public accounts of any Borrower.

         (j) If requested by the Agent, promptly after filing with the IRS, a copy of each tax return filed by the Company or by any of its consolidated Subsidiaries.

         (k) (i) On or prior to the date that the initial Loan is to be made hereunder or the date that the initial Letter of Credit is to be issued hereunder, whichever is first, a Borrowing Base Certificate as of February 28, 2001 and (ii) thereafter, within fifteen (15) days after the end of each month (for such month), a Borrowing Base Certificate and supporting information in accordance with Section 1.7(g); provided that the Agent may request that the Borrower Representative provide a Borrowing Base Certificate and supporting information on a more frequent basis at any time when an Event of Default has occurred and is continuing or Availability is less than $75,000,000.

         (l) Such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of the Company or any Subsidiary.

     5.3 Notices to the Lenders. Promptly upon a Responsible Officer becoming aware thereof, the Borrowers shall notify the Agent and the Lenders in writing of the following matters:

         (a) any Default or Event of Default;

         (b) the commencement by the holder of any capital stock of any Other Subsidiary or the holder of any Debt of any Other Subsidiary in a face amount in excess of $10,000,000 of any enforcement action because of an asserted default or non-compliance;

         (c) any event or circumstance which would reasonably be expected to have a Material Adverse Effect;

         (d) any pending or threatened action, suit, or proceeding, by any Person, or any pending or threatened investigation by a Governmental Authority, which would reasonably be expected to have a Material Adverse Effect; or the rendering of any judgment against one or more of the Borrowers in any action, suit or proceeding awarding damages in excess of $10,000,000;

         (e) any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting any Borrower or any Other Subsidiary in a manner which would reasonably be expected to have a Material Adverse Effect;

         (f) receipt of any notice of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting any Borrower or any Other Subsidiary which would reasonably be expected to have a Material Adverse Effect;

         (g) receipt of any notice of any violation by any Borrower or any Other Subsidiary of any Environmental Law which would reasonably be expected to have a Material Adverse Effect or that any Governmental Authority has asserted in writing that any Borrower or any Other Subsidiary is not in compliance with any Environmental Law or is investigating any Borrower's or such Other Subsidiary's compliance therewith which noncompliance would reasonably be expected to have a Material Adverse Effect;

         (h) receipt of any written notice that any Borrower or any Other Subsidiary is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that any Borrower or any Other Subsidiary is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, would reasonably be expected to have a Material Adverse Effect;

         (i) receipt of any written notice of the imposition of any Environmental Lien against any property of any Borrower or, if reasonably likely to have a Material Adverse Effect, any Other Subsidiary;

         (j) an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto, which would reasonably be expected to have a Material Adverse Affect;

         (k) the filing with the PBGC, the DOL or the IRS, as applicable, of a copy of each funding waiver request with respect to any Pension Plan and all communications received by any Borrower or any ERISA Affiliate from the PBGC, the DOL or the IRS with respect to such request;

         (l) the receipt of: (i) any notices of the PBGC's intention to terminate a Pension Plan or to have a trustee appointed to administer such Plan;
(ii) any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code which would reasonably be expected to have a Material Adverse Effect; or (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability which would reasonably be expected to have a Material Adverse Effect;

         (m) (i) any changes in the benefits of any existing Plan which increase any Borrower's annual costs with respect thereto by an amount in excess of $10,000,000, or the establishment of any new Plan or the commencement of contributions to any Plan to which any Borrower or any ERISA Affiliate was not previously contributing; or (ii) any failure by any Borrower or any ERISA Affiliate to make a required installment or any other required payment under
Section 412 of the Code on or before the due date for such installment or payment; or

         (n) to the extent it would reasonably be expected to have a Materially Adverse Effect, receipt of any notice to the effect that a Multi-employer Plan has been or will be terminated, the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan, or the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multi-employer Plan.

         Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that any Borrower, any Other Subsidiary, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

     5.4 Bankruptcy Cases. Promptly upon the filing of each motion, application or similar filing relating to one or more of the Bankruptcy Cases and promptly upon the entry of each order, decree or judgment relating to one or more of the Bankruptcy Cases, the Borrowers shall provide the Agent's counsel with a copy of each such motion, application, filing, order, decree or judgment.

                                   ARTICLE 6

                     GENERAL WARRANTIES AND REPRESENTATIONS

         Each Borrower jointly and severally warrants and represents to the Agent and the Lenders that except as hereafter disclosed to and accepted by the Agent and the Majority Lenders in writing and subject to the entry by the Bankruptcy Court of the Interim Order or the Final Order, as applicable:

     6.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. Each Borrower has the corporate or other legal power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party and to incur the Obligations, and to grant to the Agent Liens upon and security interests in the Collateral. Each Borrower has taken all necessary action (including obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by each Borrower, and constitute the legal, valid and binding obligations of such Borrower, enforceable against it in accordance with their respective terms. Each Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party do not and will not (i) result in the imposition of any Lien (other than the Agent's Liens) upon the property of such Borrower, by reason of the terms of (1) any contract, mortgage, lease, agreement, indenture, or instrument to which such Borrower is a party or which is binding upon it (including any of the foregoing entered into after the Petition Date), (2) any Requirement of Law applicable to such Borrower, or (3) the certificate or articles of incorporation or by-laws or the limited liability company or limited partnership agreement of such Borrower or
(ii) conflict with, or constitute a violation of (1) any contract, mortgage, lease, agreement, indenture, or instrument to which such Borrower is a party or which is binding upon it and that was entered into after the Petition Date, except where such conflict, violation or breach would not reasonably be expected to have a Material Adverse Effect, (2) any Requirement of Law applicable to such Borrower, except where such conflict, violation or breach would not reasonably be expected to have a Material Adverse Effect or (3) the certificate or articles of incorporation or by-laws or the limited liability company or limited partnership agreement of such Borrower.

     6.2 Validity and Priority of Security Interest. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Agent and the Lenders, and such Liens constitute perfected and continuing Liens on all the Collateral, having the priority set forth in the Interim Order or the Final Order, as applicable.

     6.3 Borrowers' Organization and Qualification of Borrowers. Each Borrower
(a) is duly organized or incorporated and validly existing in good standing under the laws of the state of its organization or incorporation (and such jurisdictions are identified as such on Schedule 6.3 hereto), (b) is qualified to do business and is in good standing in the jurisdictions set forth on
Schedule 6.3 applicable to such Borrower which are the only jurisdictions in which the failure to so qualify or be in good standing would reasonably be expected to have a Material Adverse Effect and (c) has all requisite power and authority to conduct its business and to own its property, except where the failure to have such power and authority could not reasonably be expected to have a Material Adverse Effect.

     6.4 Other Subsidiaries and Affiliates. As of the Closing Date, Schedule 6.4 is a correct and complete list of the name and relationship to the Company of each Borrower, the Other Subsidiaries and other Affiliates. Each Other Subsidiary is (a) duly incorporated or organized and validly existing in good standing under the laws of its jurisdiction of incorporation or organization set forth on Schedule 6.4, except where the failure to be validly existing could not reasonably be expected to have a Material Adverse Effect and (b) qualified to do business and in good standing in each jurisdiction in which the failure to so qualify or be in good standing would reasonably be expected to have a Material Adverse Effect and (c) has all requisite power and authority to conduct its business and own its property, except where the failure to have such power and authority could not reasonably be expected to have a Material Adverse Effect.

     6.5 Financial Statements and Projections.

         (a) The Borrower Representative has delivered to the Agent and the Lenders a draft of the audited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for the Company and its consolidated Subsidiaries as of December 31, 2000 and for the Fiscal Year then ended, accompanied by a draft of the report thereon of the Company's independent certified public accountants, PricewaterhouseCoopers. When the audited financial statements required to be delivered pursuant to Section
5.2 hereof for the Fiscal Year ending on or about December 31, 2000 have been delivered to the Agent, the Agent shall (and each of the parties hereto hereby authorizes the Agent to) attach such financial statements hereto as Exhibit C. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly in all material respects the financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the results of operations of the Company and its consolidated Subsidiaries for the periods then ended.

         (b) The Latest Projections when submitted to the Lenders as required herein represent the Borrowers' good faith estimate of the future financial performance of the Company and its consolidated Subsidiaries for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which Borrowers believe are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lenders, it being understood that nothing contained in this
Section 6.5(b) shall constitute a representation or warranty of the future financial performance or results of operations of the Company or any of its Subsidiaries.

     6.6 [Intentionally Omitted.]

     6.7 Debt. As of the Closing Date, no Borrower, nor any Other
Subsidiary-Domestic, has any Debt except (a) the Obligations, and (b) Debt described on Schedule 6.7.

     6.8 [Intentionally Omitted.]

     6.9 Title to Property; Liens. Each Borrower has good title in fee simple to all material Real Estate owned by such Borrower, and valid leasehold interests in all material Real Estate leased by such Borrower, and each Borrower has good title or valid ownership of all of its other material property (including the assets reflected on the latest Financial Statements delivered to the Agent and the Lenders, except as disposed of in the ordinary course of business since the date thereof or as otherwise permitted under this Agreement), free of all Liens except Liens permitted under Section 7.18.

     6.10 Proprietary Rights. To the best of each Borrower's knowledge, none of the Proprietary Rights of any Borrower or any Other Subsidiary infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with the Proprietary Rights of any Borrower or any Other Subsidiary, in any case where such infringement or conflict would reasonably be expected to have a Material Adverse Effect.

     6.11 [Intentionally Omitted.]

     6.12 Litigation. Except as set forth on Schedule 6.12, there is no pending, or to the best of any Borrower's knowledge threatened, action, suit, proceeding, or counterclaim against the Company or any of its consolidated Subsidiaries before any Governmental Authority or arbitrator or panels of arbitrators that may not be stayed as a result of the Bankruptcy Cases.

     6.13 [Intentionally Omitted.]

     6.14 Environmental Laws. Except as otherwise disclosed on Schedule 6.14 or as would not be reasonably likely to have a Material Adverse Effect:

            (a) The Borrowers have complied in all material respects with all Environmental Laws and none of the Borrowers nor any of its presently owned real property or presently conducted operations, nor its previously owned real property or prior operations, is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting
(i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.

            (b) The Borrowers have obtained all permits necessary for their current operations under Environmental Laws, and all such permits are in good standing and the Borrowers are in compliance with all material terms and conditions of such permits.

            (c) None of the Borrowers, nor, to the best of the Borrower's knowledge, any of their respective predecessors in interest, has in violation of applicable law stored, treated or disposed of any hazardous waste.

            (d) None the Borrowers has received any summons, complaint, order or similar written notice indicating that it is not currently in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.

            (e) To the best of the Borrowers' knowledge, none of the present or past operations of any Borrower or any of its Subsidiaries is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

            (f) There is not now, nor to the best of the Borrowers' knowledge has there ever been on or in the Real Estate:

            (1) any underground storage tanks or surface impoundments, or

            (2) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment.

            (g) None of the Borrowers has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted Release or discharge of a Contaminant into the environment.

            (h) None of the Borrowers has entered into any negotiations or settlement agreements with any Person (including the prior owner of its property) imposing material obligations or liabilities on any Borrower or the with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

            (i) No Environmental Lien has attached to any or all of the Real Estate.

     6.15 No Violation of Law. No Borrower nor any Other Subsidiary is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation would reasonably be expected to have a Material Adverse Effect.

     6.16 No Default. Except as caused solely by the filing of the Bankruptcy Cases, no Borrower nor any Other Subsidiary is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which such Borrower or such Other Subsidiary is a party or by which it is bound, which default would reasonably be expected to have a Material Adverse Effect.

     6.17 ERISA Compliance. Except as specifically disclosed in Schedule 6.17 and except to the extent that any of the following would not reasonably be expected to have a Material Adverse Effect:

         (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS (or to the best of the Borrower's knowledge is qualified under such Code Section) and to the best of any Borrower's knowledge, nothing has occurred which would cause the loss of such qualification. Each Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has been made with respect to any Plan.

         (b) There are no pending or, to the best of the Borrowers' knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules under ERISA with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect.

         (c) (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) no Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability to the PBGC under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA with respect to a Multi-employer Plan; and (v) no Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

     6.18 Taxes. Each Borrower and each Other Subsidiary have filed all federal (or the equivalent thereof) and other tax returns and reports required to be filed, and have paid all federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable other than (a) in the case of the Borrowers, such taxes, assessments, fees and other governmental charges (i) the payment of which has been stayed as a result of the Borrowers' status as debtors-in-possession in the Bankruptcy Cases or by an order of the Bankruptcy Court, (ii) that are not yet delinquent or (iii) that are being contested in good faith and for which adequate reserves have been established by the Borrowers in accordance with GAAP and (b) in the case of the Other Subsidiaries, such taxes, assessments fees and other charges the nonpayment of which could not reasonably be expected to have a Material Adverse Effect.

     6.19 Regulated Entities. No Borrower and no Person controlling any Borrower, is an "Investment Company" within the meaning of the Investment Company Act of 1940. No Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

     6.20 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for working capital and other general corporate purposes arising after the date hereof and to pay certain pre-petition claims permitted to be paid in accordance with the terms of the First Day Orders. No Borrower nor any Other Subsidiary is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of any Borrowing will be used in violation of Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time

     6.21 Copyrights, Patents, Trademarks and Licenses, etc. Each Borrower and each Other Subsidiary owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, licenses, rights of way, authorizations and other rights that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. To the best of the Borrowers' knowledge, no slogan or other advertising device, product, process, method, substance, part or other material now employed, by any Borrower or any Other Subsidiary infringes upon any rights held by any other Person, except for such claims and infringements that would not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrowers, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pertaining or, to the knowledge of the Borrowers, proposed, which, in either case, would reasonably be expected to have a Material Adverse Effect.

     6.22 Full Disclosure. None of the representations or warranties made by any Borrower in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of any Borrower or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Borrowers to the Lenders prior to the Closing Date), contains any untrue statement of a material fact.

     6.23 Bank Accounts. Schedule 6.23 contains as of the Closing Date a complete and accurate list of all bank accounts maintained by any Borrower with any bank or other financial institution.

     6.24 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to (other than notices of default hereunder), or filing with, any Governmental Authority or other Person (other than the Bankruptcy Court) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Borrower of this Agreement or any other Loan Document, except the Bankruptcy Court and notices to creditors required by the Bankruptcy Code.

     6.25 Subsidiary Borrowers. As of the Closing Date, the Subsidiaries that are Borrowers constitute all of the Subsidiaries of the Company incorporated or organized under the laws of any state in the United States of America ("Domestic Subsidiaries"), other than those Domestic Subsidiaries listed on Schedule 6.25 hereto.

     6.26 Other Subsidiaries. None of the Other Subsidiaries, excluding the Foreign Subsidiaries, owns any material amount of assets or has any material income. None of the Other

Subsidiaries owns any patents, trademarks or licenses therefor or other assets that are material to the business operations of any Borrower.

                                   ARTICLE 7

                       AFFIRMATIVE AND NEGATIVE COVENANTS

         Each Borrower jointly and severally covenants to the Agent and each Lender that so long as any of the Obligations remain outstanding (other than not yet asserted indemnification obligations) or this Agreement is in effect:

     7.1 Taxes and Other Obligations. Each Borrower shall, and the Company shall cause Other Subsidiary to, (a) file when due (subject to any applicable grace periods and extensions obtained) all tax returns and other reports which it is required to file; (b) pay, or provide for the payment, when due (or in accordance with any relevant extension obtained), of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises (in the case of any Borrower, arising after the Petition
Date), and make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items; and (c) pay when due all Debt owed by it (in the case of any Borrower, arising after the Petition Date) and all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons (in the case of any Borrower, arising after the Petition Date), and all other indebtedness owed by it (in the case of any Borrower, arising after the Petition Date) and perform and discharge in a timely manner all other obligations undertaken by it (in the case of any Borrower, arising after the Petition Date); provided, however, no Borrower need pay any of the foregoing (i) it is contesting in good faith by appropriate proceedings diligently pursued, (ii) as to which such Borrower has established proper reserves as required under GAAP, and (iii) the nonpayment of which does not result in the imposition of a Lien (other than a Permitted Lien); provided, further, that no Other Subsidiary need pay any of the foregoing where failure to pay such obligation could not reasonably be expected to have a Material Adverse Effect.

     7.2 Legal Existence and Good Standing. Except as permitted under Section 7.9, each Borrower shall maintain its legal existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing would reasonably be expected to have a Material Adverse Effect.

     7.3 Compliance with Law and Agreements; Maintenance of Licenses. Each Borrower shall comply, in all material respects, with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act and all Environmental Laws), except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Each Borrower shall obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. No Borrower shall modify, amend or alter its certificate or articles of incorporation, or its limited liability company operating agreement or limited partnership agreement, as applicable, other than in a manner which does not adversely affect the rights of the Lenders or the Agent in any material respect.

     7.4 Maintenance of Property; Inspection of Property.

         (a) Each Borrower shall maintain all of its property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         (b) Each Borrower shall permit representatives and independent contractors of the Agent (at the expense of the Borrowers not to exceed four (4) times per year unless an Event of Default has occurred and is continuing), subject to reasonable safety requirements, to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom) and to discuss its affairs, finances and account debtors, with its directors, officers, and following notice to the Borrower Representative, independent public accountants, at such reasonable times during normal business hours and as soon as may be reasonably desired, upon reasonable advance notice to the Borrower Representative.

     7.5 Insurance.

            (a) Each Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, such insurance as is customary for Persons engaged in the same or similar business, as the applicable Borrower (or such Subsidiary). In addition and without limiting the foregoing, in the event that any improved Real Estate is determined to be located within an area that has been identified by the Director of the Federal Emergency Management Agency as a Special Flood Hazard Area ("SFHA"), the Borrowers shall purchase and maintain flood insurance on the improved Real Estate and any Equipment and Inventory located on such Real Estate. The amount of said flood insurance will be reasonably determined by the Agent, and shall, at a minimum, comply with applicable federal regulations as required by the Flood Disaster Protection Act of 1973, as amended. The Borrowers shall also maintain flood insurance for its Inventory and Equipment which is, at any time, located in a SFHA.

            (b) With respect to the insurance maintained by the Borrowers, the Borrowers shall cause the Agent, for the ratable benefit of the Agent and the Lenders, to be named as secured party or mortgagee and sole loss payee or additional insured, in a manner acceptable to the Agent. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days' (but ten (10) days' for nonpayment of premiums) prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Agent shall not be impaired or invalidated by any act or neglect of any Borrower or any of its Subsidiaries or the owner of any Real Estate for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by the Borrowers when due, and certificates of insurance and, if requested by the Agent or any Lender, photocopies of the policies, shall be delivered to the Agent, in each case in sufficient quantity for distribution by the Agent to each of the Lenders. If any Borrower fails to procure such insurance or to pay the premiums therefor when due, the Agent may, and at the direction of the Majority Lenders shall, do so from the proceeds of Revolving Loans.

     7.6 Insurance and Condemnation Proceeds. The Borrower shall promptly notify the Agent and the Lenders of any loss, damage, or destruction to the Collateral with a value for any one incident or related incidents in excess of $100,000 or a value for all incidents after the Closing Date in excess of $1,000,000, whether or not covered by insurance. The Agent is hereby authorized to collect all insurance and condemnation proceeds in respect of Collateral directly and to apply or remit them as follows:

                  (i) With respect to insurance and condemnation proceeds relating to Collateral other than Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 3.6.

                  (ii) With respect to insurance and condemnation proceeds relating to Collateral consisting of Fixed Assets, the Agent shall permit or require the applicable Borrower to use such proceeds, or any part thereof, to replace, repair, restore or rebuild the relevant Fixed Assets in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction so long as (1) no Default or Event of Default has occurred and is continuing, (2) the aggregate proceeds (plus the aggregate Net Proceeds of Material Asset Dispositions) received after the Closing Date do not exceed $20,000,000 and (3) the Borrower first (i) provides the Agent and the Majority Lenders with plans and specifications for any such repair or restoration which shall be reasonably satisfactory to the Agent and the Majority Lenders and
         (ii) demonstrates to the reasonable satisfaction of the Agent and the Majority Lenders that the funds available to it will be sufficient to complete such project in the manner provided therein. In all other circumstances, the Agent shall apply such insurance and condemnation proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 3.6.

          7.7 Environmental Laws.

            (a) The Borrowers shall, and shall cause each of its Subsidiaries to, conduct its business in compliance with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, and disposal of any Contaminant. The Borrowers shall, and shall cause each of their Subsidiaries to, take prompt and appropriate action to respond to any non-compliance with Environmental Laws and shall regularly report to the Agent on such response.

            (b) Without limiting the generality of the foregoing, the Borrowers shall, upon the request of the Agent, submit to the Agent and the Lenders annually, commencing on the first anniversary of the Closing Date, and on each anniversary of the Closing Date thereafter, an update of the status of each environmental compliance or liability issue that would be reasonably likely to have a Material Adverse Effect. The Agent or any Lender may request copies of technical reports prepared by any Borrower and its communications with any Governmental Authority to determine whether the Borrower or any of its Subsidiaries is proceeding reasonably to correct, cure or contest in good faith any alleged non-compliance or environmental liability. The Borrowers shall, at the Agent's or the Majority Lenders' request and at the Borrowers' expense, (i) retain an independent environmental engineer acceptable to the Agent to evaluate the site, including tests if appropriate, where the non-compliance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver to the Agent, in sufficient quantity for distribution by the Agent to the Lenders, a report setting forth the results of such evaluation, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof, and (ii) provide to the Agent and the Lenders a supplemental report of such engineer whenever the scope of the environmental problems, or the response thereto or the estimated costs thereof, shall increase in any material respect.

            (c) Subject to the rights of landlords, tenants and subtenants, the Agent and its representatives will have the right at any reasonable time to enter and visit the Real Estate and any other place where any property of the Borrower is located for the purposes of observing the Real Estate, taking and removing soil or groundwater samples, and conducting tests on any part of the Real Estate. The Agent is under no duty, however, to visit or observe the Real Estate or to conduct tests, and any such acts by the Agent will be solely for the purposes of protecting the Agent's Liens and preserving the Agent and the Lenders' rights under the Loan Documents. No site visit, observation or testing by the Agent and the Lenders will result in a waiver of any default of the Borrowers or impose any liability on the Agent or the Lenders. In no event will any site visit, observation or testing by the Agent be a representation that hazardous substances are or are not present in, on or under the Real Estate, or that there has been or will be compliance with any Environmental Law. No Borrower nor any other party is entitled to rely on any site visit, observation or testing by the Agent. The Agent and the Lenders owe no duty of care to protect the Borrowers or any other party against, or to inform the Borrowers or any other party of, any hazardous substances or any other adverse condition affecting the Real Estate. The Agent may in its discretion disclose to the Borrowers or to any other party if so required by law any report or findings made as a result of, or in connection with, any site visit, observation or testing by the Agent. The Borrowers understand and agree that the Agent makes no warranty or representation to the Borrowers or any other party regarding the truth, accuracy or completeness of any such report or findings that may be disclosed. The Borrowers also understand that depending on the results of any site visit, observation or testing by the Agent and disclosed to the Borrowers, the Borrowers may have a legal obligation to notify one or more environmental agencies of the results, that such reporting requirements are site-specific, and are to be evaluated by the Borrowers without advice or assistance from the Agent. In each instance, the Agent will give the Borrowers reasonable notice before entering the Real Estate or any other place the Agent is permitted to enter under this Section 7.7(c). The Agent will make reasonable efforts to avoid interfering with any Borrower's use of the Real Estate or any other property in exercising any rights provided hereunder.

     7.8 Compliance with ERISA. Except as required under the Bankruptcy Code or an order of the Bankruptcy Court, or except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, each Borrower shall, and the Company shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the Code;
(d) not engage in a
prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) or violation of the fiduciary responsibility rules with respect to any Plan; and (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

     7.9 Mergers, Consolidations or Sales. Except for Permitted Acquisitions, no Borrower shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing (or apply to the Bankruptcy Court for authority to do so), except (i) for sales of Inventory in the ordinary course of its business; (ii) for sales or other dispositions of property in the ordinary course of business that is surplus, worn out, obsolete or no longer useable by any Borrower; (iii) for any merger or consolidation of any Borrower with any other Borrower; (iv) for any transfer, sale, assignment, lease or other disposition of all or any part of its assets (upon voluntary liquidation or otherwise) by any Borrower to any other Borrower; (v) the sale or compromise of past due accounts receivable in connection with the collection thereof in the ordinary course of business;
(vi) leases or subleases (or assignments of leases or subleases) of fixed assets which are not included or intended to be included in the Borrowing Base or licenses or sublicenses (or assignments of licenses or sublicenses) of intangibles, in either case in the ordinary course of business; (vii) dispositions of Cash Equivalents; (viii) as long as no Default or Event of Default has occurred and is continuing, asset dispositions which are not Material Asset Dispositions, (ix) as long as no Default or Event of Default has occurred and is continuing, a Material Asset Disposition as long as, after giving effect to such Material Asset Disposition, the aggregate Net Proceeds from all Material Asset Dispositions (plus the aggregate amount of insurance and condemnation proceeds relating to Collateral consisting of Fixed Assets) received by the Borrowers after the date hereof is less than $20,000,000, (x) as long as no Default or Event of Default has occurred and is continuing, a Material Asset Disposition if, after giving effect to such Material Asset Disposition, (a) the aggregate Net Proceeds from all Material Asset Dispositions (plus the aggregate amount of insurance and condemnation proceeds relating to Collateral consisting of Fixed Assets) received by the Borrowers after the date hereof is greater than $20,000,000 but less than $50,000,000, (b) the aggregate outstanding Obligations at the time of the consummation of the relevant Material Asset Disposition are less than $150,000,000 and (c) none of the assets which are the subject of such Material Asset Disposition is or was an Eligible Fixed Asset or an asset located at or on any Real Estate included within the definition of Land and Buildings.

     7.10 Distributions; Capital Change; Restricted Investments. No Borrower shall (or apply to the Bankruptcy Court for authority to) (i) directly or indirectly declare or make, or incur any liability to make, any Distribution, except (A) Distributions to any other Borrower and (B) the acquisitions of shares of the Company's stock pursuant to any compensation or benefit plan approved by the Majority Lenders (in their sole discretion) and the Bankruptcy Court, (ii) make any change in its capital structure which would be reasonably expected to have a Material Adverse Effect or (iii) make any Restricted Investment, except Permitted Acquisitions.

     7.11 Transactions Affecting Collateral or Obligations. No Borrower nor any of its Subsidiaries shall enter into any transaction which would be reasonably expected to have a Material Adverse Effect.

     7.12 Guaranties. No Borrower shall make, issue, or become liable on (or apply to the Bankruptcy Court for authority to make, issue or become liable on) any Guaranty, except (a) Guaranties of the Obligations in favor of the Agent;
(b) unsecured Guaranties outstanding on the date hereof and listed on Schedule
6.7 and including, in the case of guaranties for the benefit of the Other Subsidiaries, renewals, extensions and refinancings of such Guaranties to the extent of the aggregate amount of such Guaranties as of the date hereof; (c) unsecured Guaranties by any Borrower of Debt or other obligations of any Borrower other than Guaranties of Debt or other obligations of any other Borrower existing on the Petition Date; (d) unsecured Guaranties by any Borrower of Debt or other obligations of any Other Subsidiary incurred in the ordinary course of business of such Other Subsidiary incurred after the Closing Date.

     7.13 Debt. No Borrower shall incur or maintain any Debt (or apply to the Bankruptcy Court for authority to do so), other than: (a) the Obligations; (b) Debt existing on the Closing Date and described on Schedule 6.7; (c) Capital Leases of Equipment and purchase money secured Debt incurred following the Closing Date to purchase Equipment provided that (i) Liens securing the same attach only to the Equipment acquired by the incurrence of such Debt, and (ii) the aggregate amount of such Debt (including Capital Leases) outstanding does not exceed $25,000,000 at any time; (d) Permitted Intercompany Debt; (e) Debt consisting of Guaranties which are permitted by Section 7.12; (f) Debt arising pursuant to Hedging Agreements entered into in the ordinary course of business and not for speculative purposes); (g) Debt of any entity existing at the time such entity is acquired by a Borrower or any Other Subsidiary provided that such Debt shall not have been incurred in contemplation of such acquisition and no Borrower shall guaranty or otherwise assume such Debt; (h) Debt owing by W. R. Grace & Co.-Conn. to ART incurred in a manner consistent with the joint venture arrangements relating to ART which are in existence on the Closing Date, (i) Debt (1) incurred after the Petition Date, but prior to the time at which the initial Revolving Loans are made hereunder, (2) owing to one or more Other Subsidiaries, and (3) which is repaid with the proceeds of the initial Loans hereunder, (j) Debt incurred (i) while no Default or Event of Default has occurred and is continuing, (ii) while the Obligations exceed $50,000,000 and
(iii) owing to one or more Other Subsidiaries, and (k) other unsecured Debt not exceeding $25,000,000 in aggregate principal amount at any time outstanding. The aggregate amount of lease payments under synthetic leases entered into by the Borrowers following the Petition Date shall not exceed $15,000,000.

     7.14 Prepayment. No Borrower shall voluntarily prepay or repay any Debt (or apply to the Bankruptcy Court for authority to do so), except (i) any Borrower may repay or prepay the Obligations in accordance with the terms of this Agreement, (ii) any Borrower may repay or prepay Debt of such Borrower to any other Borrower, (iii) any Borrower may repay or prepay Debt permitted hereunder:
(a) from the proceeds of new Debt (other than the Obligations) incurred to refinance such Debt and permitted hereunder to be incurred, (b) under Capital Leases for property no longer used by the Borrowers in connection with the settlement, termination or assignment of such Capital Lease, (c) secured by assets in connection with any sale or other disposition of such assets permitted hereunder to the extent such prepayment is financed with the proceeds of such sale or disposition, or (d) consisting of Capital Leases as long as such Capital Leases are paid in full in connection with any such prepayment and such prepayment is made in connection with the sale of the property subject to such Capital Lease and (iv) as long as no Default or Event of Default has occurred and is continuing, Borrower may repay or prepay Debt permitted under Section 7.13(h) hereof, Section 7.13(i) hereof, Section 7.13(j) hereof and, as long as such repayment or prepayment is in the ordinary course of business,
Section 7.13(k) hereof.

     7.15 Transactions with Affiliates. Except as set forth on Schedule 7.15, except as set forth below, except Investments described in clauses (h), (i) and
(k) of the definition of Restricted Investment and except for the repurchase of receivables from Receivables Purchasing (for an amount not to exceed the aggregate amount owed by Receivables Purchasing under the Receivables Purchase Agreement which is a part of the Receivables Facility) which were acquired by Receivables Purchasing pursuant to the Receivables Facility, no Borrower shall sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate, unless such transaction is (a) otherwise permitted under this Agreement or (b) entered into in the ordinary course of business consistent with past practices (including, without limitation, those transactions authorized by the First Day Orders), in amounts and upon terms no less favorable to such Borrower than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate.

     7.16 Investment Banking and Finder's Fees. The Borrowers shall defend and indemnify the Agent and the Lenders against and hold them harmless from all claims of any Person that any Borrower is obligated to pay to such Person for any investment banking or similar or related fee, underwriter's fee, finder's fee or broker's fee in connection with this Agreement, and all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Agent and/or any Lender in connection therewith.

     7.17 Business Conducted. No Borrower shall engage directly or indirectly in any line of business other than the businesses in which the Company and its Subsidiaries are engaged on the Closing Date and businesses related or similar thereto or entered into in connection therewith.

     7.18 Liens. No Borrower shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens. No Borrower shall create, incur, assume or permit to exist any Lien on Accounts, Inventory or Eligible Fixed Assets, except Permitted Liens described in clauses (a) - (f) of the definition thereof.

     7.19 [Intentionally Omitted]

     7.20 New Subsidiaries. No Borrower shall, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary other than (a) those listed on
Schedule 6.4, (b) those acquired pursuant to Permitted Acquisitions, (c) Foreign Subsidiaries and (d) subsidiaries which become a Borrower hereunder or are otherwise fully liable for the Obligations (and have granted a lien on all of their assets to the Agent to secure the Obligations), in each case pursuant to documentation acceptable to the Agent.

     7.21 Fiscal Year. The Borrowers shall not change their Fiscal Year.

     7.22 EBITDAR. The Borrowers shall have EBITDAR of not less than the following amounts for the following fiscal quarters of each Fiscal Year, commencing with the 2001 Fiscal Year:

             Fiscal Quarter                          EBITDAR
             --------------                          -------
  First fiscal quarter                               $20,000,000
  Second fiscal quarter                              $35,000,000
  Third fiscal quarter                               $35,000,000
  Fourth fiscal quarter                              $30,000,000

         In addition, the Borrowers shall have EBITDAR of not less than $120,000,000 for the twelve calendar months ending on March 31, 2001 and for the twelve (12) calendar months ending on the last day of each calendar month thereafter.

     7.23 Cash Equivalents. The Borrowers shall at all times maintain cash, Cash Equivalents (plus, without duplication, the cash value of COLI, net of all loans with respect thereto) which are owned by the Borrowers free and clear of all Liens and rights of any other Person (other than the Agent) of not less than $50,000,000 in the aggregate (in each case as determined in accordance with GAAP).

     7.24 Use of Proceeds. No Borrower shall, nor shall the Company cause or permit any Other Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of any Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act, (v) for any purpose other than
(a) working capital and other general corporate purposes arising after the Petition Date, (b) the payment of certain claims arising on or prior to the Petition Date and permitted to be paid pursuant to the terms of the First Day Orders, (c) to repurchase all of the receivables of Receivables Purchasing (for an aggregate amount not to exceed the aggregate amount owed by Receivables Purchasing under the Receivables Purchase Agreement which is a part of the Receivables Facility) which were acquired by Receivables Purchasing pursuant to the Receivables Facility or (d) with respect to the initial Loans hereunder, to repay Debt described in Section 7.13(i) hereof.

     7.25 Securitization. In furtherance and not in limitation of Section 7.9 and Section 7.18 hereof, no Borrower may sell, transfer, grant a lien on or otherwise transfer any Accounts or related rights or interests pursuant to a securitization facility.

     7.26 Accounts. The Borrowers shall, unless otherwise agreed to in writing by the Agent, continue to cause all proceeds of Accounts to be forwarded to lockbox accounts in existence on the date hereof and as described as such on
Schedule 6.23 hereof.

     7.27 Post Closing Matters. On or prior to the entry of the Final Order:

         (i) The Borrowers shall deliver to any Agent a Schedule 7.27(i) which shall set forth all Patents, Trademarks and Copyrights in which a Borrower has an interest in or title to (and the Borrowers shall, promptly upon obtaining any such interests after the initial delivery of such Schedule, provide the Agent with the relevant information regarding each such interest;

         (ii) The Agent shall have received duly executed tri-party agreements in form and substance satisfactory to the Agent with respect to the lockbox accounts and other relevant accounts of the Borrowers (which agreements shall provide that the Agent may, after the occurrence of an Event of Default, direct the applicable bank to transfer funds from the applicable accounts as the Agent directs);

         (iii) The Borrowers shall provide the Agent with a listing, in reasonable detail, of the real property owned or leased by all or more Borrowers with is not otherwise listed or described on Schedule 1.7; and

         (iv) The Borrowers shall provide the Agent the results of UCC-1 and other Lien searches, in all applicable jurisdictions, against the Borrowers (in each case dated as of a date reasonably satisfactory to the Agent) which searches shall reflect the absence of Liens on assets (including Inventory and Accounts) of the Borrowers, other than Liens (a) which are Permitted Liens (other than Liens which are Miscellaneous Liens as permitted on Schedule 6.7) and which secure obligations in an aggregate amount not to exceed $5,000,000,
(b) which are otherwise reasonably satisfactory to the Agent or (c) for which termination statements and releases reasonably satisfactory to the Agent have been tendered.

     7.28 Further Assurances. Each Borrower shall execute and deliver, or cause to be executed or delivered, to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, request to carry out the terms and conditions of this Agreement and the other Loan Documents.

                                   ARTICLE 8

                              CONDITIONS OF LENDING

     8.1 Conditions Precedent to Making of Initial Loans. The obligation of the Lenders to make the initial Revolving Loans (if any) (and the obligation of the Agent to cause the Letter of Credit Issuer to issue the initial Letter of Credit), are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and each Lender (or waived in writing by the Agent and each Lender):

         (a) This Agreement and the other Loan Documents shall have been executed by each party thereto and the Borrowers shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by the Borrowers before or on such date.

         (b) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct as if made on such date.

         (c) No Default or Event of Default shall have occurred and be continuing after giving effect to the Loans to be made and the Letters of Credit to be issued on such date.

         (d) The Agent shall have received ALTA title policies, in form and substance acceptable to Agent, with respect to the Land and Buildings.

         (e) The Agent shall have received the results of UCC-1 and other Lien searches, in all applicable jurisdictions, against W. R. Grace & Co.-Conn. (in each case dated as of a date reasonably satisfactory to the Agent) which searches shall reflect the absence of Liens on assets (including Inventory and Accounts) of W. R. Grace & Co.-Conn., other than Liens (a) which are Permitted Liens (other than Liens which are Miscellaneous Liens as permitted on Schedule 6.7) and which secure obligations in an aggregate amount not to exceed $5,000,000, (b) which are otherwise reasonably satisfactory to the Agent or (c) for which termination statements and releases reasonably satisfactory to the Agent have been tendered.

         (f) The Agent shall have received copies of (i) the articles of incorporation or certificates of formation or other charter documents, (ii) copies of the bylaws or other similar agreement and all amendments thereto,
(iii) copies of resolutions of the Board of Directors or similar managing body of each Borrower approving and adopting the Loan Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, in each case, of each Borrower and certified by a secretary or assistant secretary of the Company to be true and correct and in force and effect as of such date and (iv) a certificate of the Secretary or Assistant Secretary (or equivalent thereof) of each Borrower certifying as to the incumbency of the officers of each Borrower executing one or more Loan Documents.

         (g) The Borrowers shall have paid all fees and expenses of the Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced.

         (h) The Agent shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Agent, of all insurance coverage as required by this Agreement.

         (i) The Agent and the Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of the Borrowers and to make copies thereof, and to conduct a pre-funding audit which shall include, without limitation, verification of Inventory, Accounts, and the Borrowing Base, and the results of such examination and audit shall have been satisfactory to the Agent and the Lenders in all respects.

         (j) All proceedings taken in connection with the execution of this Agreement, the Revolving Loan Notes (if any), all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Agent and the Lenders.

         (k) The Bankruptcy Cases shall have been commenced by the Borrowers, and the Borrowers shall each be a debtor and debtor-in-possession.

         (l) All First Day Orders and all other orders entered in the Bankruptcy Cases shall be in form and substance reasonably satisfactory to the Agent and its counsel.

         (m) Without limiting the generality of the items described above, the Borrowers shall have delivered or caused to be delivered to the Agent (in form and substance reasonably satisfactory to the Agent), the financial statements, instruments, resolutions, documents, agreements, certificates and other items required by this Section 8.1.

         (n) The Agent shall have received a signed copy of the interim order (the "Interim Order") of the Bankruptcy Court (promptly upon entry thereof but no later than fifteen (15) days after the Petition Date) in substantially the form of Exhibit F authorizing and approving the transactions contemplated hereby and the Loan Documents and the granting of the superpriority claim status and liens as described in Section 1.8 and the Interim Order. The Interim Order (i) shall be in form and substance satisfactory to the Agent, (ii) shall be certified by the Clerk of the Bankruptcy Court as having been duly entered,
(iii) shall have authorized extensions of credit by the Lenders in amounts up to $100,000,000, (iv) shall approve the payment by the Borrowers of all of the fees set forth in Section 2.4 or 2.5, and (v) shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed.

         (o) The Agent shall have received an appraisal, in scope, form and substance satisfactory to the Agent, with respect to the machinery, equipment and Land and Buildings of the Borrowers included (or contemplated to be included) in the Borrowing Base.

         (p) Environmental reports, in form and substance, and prepared by a Person, satisfactory to the Agent, with respect to the Real Estate included (or contemplated to be included) in the Borrowing Base.

                  The acceptance by the Borrowers of any Loans made or Letters of Credit issued on any date shall be deemed to be a representation and warranty made by the Borrowers to the effect that all of the conditions precedent to the making of such Loans or the issuance of such Letters of Credit have been satisfied, with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of the Borrowers, dated such date, to such effect.

                  Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that
(i) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 8.1, and (ii) all documents sent to such Lender for approval consent, or satisfaction were acceptable to such Lender.

     8.2 Conditions Precedent to Each Loan. The obligation of the Lenders to make each Loan, including the initial Revolving Loans, and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit shall be subject to the further conditions precedent that on and as of the date of any such extension of credit (provided, however, that such conditions precedent are not conditions to each Lender participating in or reimbursing the Bank or the Agent for such Lenders' Pro Rata Share of any Non-Ratable Loan made in accordance with the provisions of Section 1.2(h) or for any drawing under a Letter of Credit or payment under a Credit Support):

         (a) The following statements shall be true, and the acceptance by the Borrowers of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i) and (ii) with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of the Borrower Representative, dated the date of such extension of credit, stating that:

         (i) The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified in writing by the Borrower Representative that any representation or warranty is not correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty; and

         (ii) No event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default; and

         (iii) No event has occurred and is continuing, or would result from such extension of credit, which has had or would reasonably be expected to have a Material Adverse Effect.

         (b) No such Borrowing shall exceed Availability.

         (c) None of the Bankruptcy Cases shall have been dismissed or converted to chapter 7 of the Bankruptcy Code, no Borrower shall have filed an application for an order dismissing its or any other Borrower's Bankruptcy Case or converting its or any other Borrower's Bankruptcy Case to a case under chapter 7 of the Bankruptcy Code, and no trustee under chapter 7 or chapter 11 of the Bankruptcy Code shall have been appointed in any of the Bankruptcy Cases. No application shall have been filed by any Borrower for the approval of any other superpriority administrative claim in any Bankruptcy Case which is pari passu with or senior to the Claims of the Agent and/or any Lender against the Borrower (and, other than the Carve-Out, no such claim or lien has arisen) and neither the Interim Order nor the Final Order, as applicable, shall be stayed, modified, amended, reversed, rescinded or vacated.

         (d) If such Revolving Loan is to be made or such Letter of Credit is to be issued prior to the time at which the Bankruptcy Court shall have entered a final order (the "Final Order") in form and substance satisfactory to the Agent in its sole discretion, certified by the Clerk of the Bankruptcy Court as having been duly entered, the Interim Order shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed, and if such Revolving Loan is to be made or such Letter of Credit is to be issued after the 45th day after the Petition Date, the Final Order shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed.

         (e) As to each Revolving Loan to be made on or after the date on which the Final Order is entered, and with all their obligations current, the Borrowers shall have or shall have had Availability of at least $100,000,000 as of the date on which the Final Order is entered.

         (f) If, after giving effect to such Loan or such Letter of Credit, the aggregate outstanding principal amount of all Loans plus the aggregate outstanding undrawn amount of all Letters of Credit shall exceed $25,000,000, the Borrowers shall have delivered to the Agent the results of UCC-1 and other Lien searches, in all applicable jurisdictions, against the Borrowers (in each case dated as of a date reasonably satisfactory to the Agent) which searches shall reflect the absence of Liens on assets (including Inventory and Accounts) of the Borrowers, other than Liens (a) which are Permitted Liens (other than Liens which are Miscellaneous Liens as permitted on Schedule 6.7) and which secure obligations in an aggregate amount not to exceed $5,000,000, (b) which are otherwise reasonably satisfactory to the Agent or (c) for which termination statements and releases reasonably satisfactory to the Agent have been tendered.

                                   ARTICLE 9

                                DEFAULT; REMEDIES

     9.1 Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

         (a) (i) any failure by any Borrower to pay the principal of any of the Loans or to pay any reimbursement obligations relating to Letters of Credit or Credit Supports when due, whether upon demand or otherwise, or (ii) any failure by any Borrower to pay any interest on any of the Loans or any fees or other Obligations or other amount owing hereunder within three (3) Business Days of the applicable due date, whether upon demand or otherwise;

         (b) any representation or warranty made or deemed made by any Borrower in this Agreement or in any of the other Loan Documents, any Financial Statement, or any certificate furnished by any Borrower or any Other Subsidiary at any time to the Agent or any Lender pursuant to any Loan Document shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

         (c) (i) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 7.2, 7.8, 7.9, 7.10, 7.11, 7.12, 7.13, 7.14, 7.15, 7.17, 7.20, 7.21, 7.22, 7.24, and 7.25, (ii) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.2, 5.3, 7.5, 7.26 and 7.27 and such default shall continue for three (3) Business Days or more; or (iii) any default shall occur in the observance or performance of any of the other covenants or agreements contained in any other Section of this Agreement or any other Loan Document, any other Loan Documents, or any other agreement entered into at any time to which the Borrowers or any Subsidiary and the Agent or any Lender are party (including in respect of any Bank Products) and such default shall continue for fifteen (15) days or more;

         (d) any Borrower shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

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

         (e) all or any material part of the property of the Borrowers, taken as a whole, shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of any Borrower shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

         (f) Any Loan Document shall be terminated, revoked or declared void or invalid or unenforceable or challenged by any Borrower or any other obligor;

         (g) one or more judgments, orders, decrees or arbitration awards is entered against any Borrowers involving in the aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of $10,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof;

         (h) any loss, theft, damage or destruction of any item or items of Collateral or other property of any Borrower or any Other Subsidiary occurs, or any Litigation is commenced against any Borrower (or any Other Subsidiary or any change in the facts and circumstances of such Litigation occurs), which would reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

         (i) there is filed against any Borrower or any Other Subsidiary any action, suit or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days, and (ii) would reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

         (j) for any reason any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated (other than as permitted hereby), revoked or declared void;

         (k) (i) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or would reasonably be expected to result in liability of any Borrower under Title IV of ERISA to the Pension Plan, Multi-employer Plan or the PBGC in an aggregate amount in excess of $25,000,000;
(ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceed $25,000,000; or (iii) any Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of $25,000,000;

         (l) there occurs a Change of Control;

         (m) any of the Bankruptcy Cases shall be dismissed or converted to a case under chapter 7 of the Bankruptcy Code, or any Borrower shall file an application for an order dismissing any of the Bankruptcy Cases or converting any of the Bankruptcy Cases to a case under chapter 7 of the Bankruptcy Code; or an application shall be filed by any Borrower for the approval of any other superpriority administrative claim or lien in any Bankruptcy Case (other than the Carve-Out) which is pari passu with or senior to the claims or liens of the Agent and/or any Lender against the Borrowers, or there shall arise any such pari passu or senior superpriority administrative claim or lien (other than the Carve-Out);

         (n) the Bankruptcy Court shall enter an order or orders that are not vacated, reversed, rescinded or stayed pending appeal granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) in any assets of any Borrower with a value equal to or in excess of $5,000,000; or an order shall be entered by the Bankruptcy Court granting relief from the automatic stay applicable under
Section 362 of the Bankruptcy Code to permit the creation, perfection or enforcement of any judgment, lien, levy or attachment based on any judgment, whether or not such judgment arises from or gives rise to a pre-petition or post-petition claim with a value equal to or in excess of $5,000,000; or an order shall be entered by the Bankruptcy Court that is not stayed pending appeal otherwise granting relief from the automatic stay to any creditor of any Borrower (other than the Agent and the Lenders in their capacities as such) with respect to any claim with a value equal to or in excess of $5,000,000; provided, however, that it shall not be an Event of Default if relief from the automatic stay is lifted solely for the purpose of (i) allowing such creditor to determine the liquidated amount of its claim against any Borrower; or (ii) seeking payment from a source other than any of the Borrowers or any of their assets.

         (o) any Borrower shall propose a Plan of Reorganization in any of the Bankruptcy Cases which does not include a provision for termination of the Commitments and indefeasible payment in full in cash of all Obligations of the Borrowers hereunder and under the other Loan Documents (including the cancellation and return of all Letters of Credit and Credit Support, delivery of cash collateral with respect to such Letters of Credit and Credit Support or the deposit with the Agent of a Supporting Letter of Credit, in either case in an amount equal to the aggregate undrawn amount of such Letters of Credit and Credit Support) on or before the effective date of such Plan of Reorganization;

         (p) an order by the Bankruptcy Court shall be entered, or the Borrowers shall file an application for an order, dismissing any of the Bankruptcy Cases which does not require a provision for termination of the Commitments and indefeasible payment in full in cash of all Obligations of the Borrowers hereunder and under the other Loan Documents (including the cancellation and return of all Letters of Credit and Credit Support, delivery of cash collateral with respect to such Letters of Credit and Credit Support or the deposit with the Agent of a Supporting Letter of Credit, in either case in an amount equal to the aggregate undrawn amount of such Letters of Credit and Credit Support) prior to any such dismissal;

         (q) an order by the Bankruptcy Court shall be entered in or with respect to any of the Bankruptcy Cases or any Borrower shall file an application for an order with respect to any Bankruptcy Case, (i) to revoke, reverse, stay, rescind, modify, vacate, supplement or amend the Interim Order or the Final Order, (ii) to permit any administrative expense or any claim (now existing or hereafter arising, of any kind or nature whatsoever) to have an administrative priority as to any Borrower equal or superior to the priority of the claims of the Agent and the Lenders in


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

respect of the Obligations (other than the Carve-Out), or (iii) to grant or permit the grant of a Lien on the property of any Borrower (other than Liens permitted under Section 7.18);

         (r) an application for any of the orders described in any or all of clauses (m), (n), (o), (p) or (q) above shall be made by a Person other than a Borrower and such application is not contested by the applicable Borrower in good faith and the relief requested is granted in an order that is not vacated, reversed, rescinded or stayed pending appeal; or

         (s) (i) The Interim Order shall cease to be in full force and effect and the Final Order shall not have been entered prior to such cessation, or (ii) the Final Order shall not have been entered by the Bankruptcy Court on or before the 45th day following the Petition Date, or (iii) from and after the date of entry thereof, the Final Order shall cease to be in full force and effect, or
(iv) any Borrower shall fail to comply with the terms of the Interim Order or the Final Order in any material respect, or (v) the Interim Order or the Final Order shall be amended, supplemented, stayed, reversed, vacated or otherwise modified (or any Borrower shall apply for authority to do so); or

(t) The Bankruptcy Court shall enter an order appointing a trustee in any of the Cases or appointing a responsible officer or an examiner with powers beyond the duty to investigate and report, as set forth in section 1106(a)(3) and (4) of the Bankruptcy Code, in any of the Cases.

     9.2 Remedies.

         (a) If a Default or an Event of Default exists, the Agent may, in its discretion, and shall, at the direction of the Majority Lenders, without further order of or application to the Bankruptcy Court as permitted by the Interim Order or the Final Order, do one or more of the following at any time or times and in any order, without notice to or demand on any Borrower: (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Accounts and/or Eligible Inventory used in computing the Borrowing Base, or reduce one or more of the other elements used in computing the Borrowing Base; (ii) restrict the amount of or refuse to make Revolving Loans; and (iii) restrict or refuse to provide Letters of Credit or Credit Support. If an Event of Default exists, the Agent shall, at the direction of the Majority Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on any Borrower:
(A) terminate the Commitments and this Agreement; (B) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 9.1(m), (n), (o), (p),
(q), (s), or (t), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; (C) require the Borrowers to cash collateralize all outstanding Letters of Credit; and (D) pursue its other rights and remedies under the Loan Documents and applicable law.

         (b) If an Event of Default has occurred and is continuing: (i) the Agent shall have for the benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the Loan Documents and the UCC; (ii) the Agent may, subject to any notice requirements set forth in the Interim Order or the Final Order,


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


at any time, take possession of the Collateral and keep it on any Borrower's premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Borrowers shall, upon the Agent's demand, at the Borrowers' cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Borrowers agree that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrowers if any such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) Business Days prior to such action to the Borrower Representative's address specified in or pursuant to Section 13.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to the Borrowers. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, the Borrowers irrevocably waive: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. The Borrowers agree that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge, the Borrowers' labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and the Borrowers' rights under all licenses and all franchise agreements shall inure to the Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the Obligations. The Agent will return any excess to the Borrowers and the Borrowers shall remain liable for any deficiency.

         (c) If an Event of Default occurs, the Borrowers hereby waive all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess the Collateral without judicial process or to reply, to attach or levy upon the Collateral without notice or hearing.

         (d) If an Event of Default has occurred and is continuing, subject only to any notice requirements set forth in the Interim Order or the Final Order as the case may be, all stays and injunctions, including the automatic stay pursuant to Bankruptcy Code section 362, shall be vacated and terminated to the extent necessary to permit the Agent and the Lenders full exercise of all of their rights and remedies, including, without limitation, all of their rights and remedies with respect to the Borrowers' property under all applicable bankruptcy and non-bankruptcy law.

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

                                   ARTICLE 10

                              TERM AND TERMINATION

     10.1 Term and Termination. The term of this Agreement shall end on the Stated Termination Date unless sooner terminated in accordance with the terms hereof. The Agent upon direction from the Majority Lenders may terminate this Agreement without notice upon the occurrence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued and unpaid interest and any early termination or prepayment fees or penalties, but excluding not yet asserted indemnification obligations) shall become immediately due and payable and the Borrowers shall immediately arrange for the cancellation and return of Letters of Credit then outstanding (or the delivery of Supporting Letters of Credit or Cash Collateral in accordance with Section 1.4(g). Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, each Borrower shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder or under any other Loan Document, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including the Agent's Liens in and all rights and remedies with respect to all then existing and after arising Collateral).

                                   ARTICLE 11

          AMENDMENTS; WAIVERs; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

     11.1     Amendments and Waivers.

         (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Agent at the written request of the Majority Lenders) and each Borrower (or the Borrower Representative) and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and each Borrower (or the Borrower Representative) and acknowledged by the Agent, do any of the following:

         (i) increase or extend the Commitment of any Lender;

         (ii) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

         (iii) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

         (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

         (v) increase any of the percentages set forth in the definition of the Borrowing Base;

         (vi) amend this Section or any provision of this Agreement providing for consent or other action by all Lenders;

         (vii) release or subordinate Collateral other than as permitted by
Section 12.11;

         (viii) change the definitions of "Majority Lenders" or "Required Lenders"; or

         (ix) increase the Maximum Revolver Amount and Letter of Credit Subfacility;

provided, however, the Agent may, in its sole discretion and notwithstanding the limitations contained in clauses (v) and (ix) above and any other terms of this Agreement, make Agent Advances in accordance with Section 1.2(i) and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document and provided further, that Schedule 1.1 hereto (Commitments) may be amended from time to time by the Agent alone to reflect assignments of Commitments in accordance herewith.

         (b) If any fees are paid to the Lenders as consideration for amendments, waivers or consents with respect to this Agreement, at Agent's election, such fees may be paid only to those Lenders that agree to such amendments, waivers or consents within the time specified for submission thereof.

         (c) If, in connection with any proposed amendment, waiver or consent (a "Proposed Change"):

         (i) requiring the consent of all Lenders, the consent of Required Lenders is obtained, but the consent of other Lenders is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clause (ii) below being referred to as a "Non-Consenting Lender"), or

         (ii) requiring the consent of Required Lenders, the consent of Majority Lenders is obtained,

then, so long as the Agent is not a Non-Consenting Lender, at the Borrower Representative's request, the Agent or an Eligible Assignee shall have the right (but not the obligation) with the Agent's approval, to purchase from the Non-Consenting Lenders, and the Non-Consenting Lenders agree that they shall sell, all the Non-Consenting Lenders' Commitments for an amount equal to the principal balances thereof and all accrued interest and fees with respect thereto through the date of sale pursuant to Assignment and Acceptance Agreement(s), without premium or discount.



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

     11.2 Assignments; Participations.

         (a) Any Lender may, with the written consent of the Agent (and with respect to any assignment to be consummated after the first time at which the Commitment of Bank of America, N.A. has been reduced to an amount less than or equal to $50,000,000 and while no Default or Event of Default exists, with the written consent of the Borrower Representative) (which consents shall not be unreasonably withheld or delayed), assign and delegate to one or more Eligible Assignees (provided that no consent of the Agent or the Borrower Representative shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000 (provided that, unless an assignor Lender has assigned and delegated all of its Loans and Commitments, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment in a minimum amount of $5,000,000; provided, however, that the Borrowers and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower Representative and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrower Representative and the Agent an Assignment and Acceptance in the form of Exhibit H ("Assignment and Acceptance") duly executed by such Lender and its Assignee, together with any note or notes subject to such assignment, and such Assignment and Acceptance shall have been acknowledged by the Agent; and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,500. The Borrowers agree to promptly execute and deliver new promissory notes and replacement promissory notes as reasonably requested by the Agent to evidence assignments of the Loans and Commitments in accordance herewith.

         (b) From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit and Credit Support have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and
(ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

         (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by a Borrower to the Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (d) Immediately upon satisfaction of the requirements of Section 11.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

         (e) Any Lender may at any time sell to one or more commercial banks, other financial institutions, or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged,
(ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrowers and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document except the matters set forth in Section 11.1(a) (i), (ii) and (iii), and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. Each Lender agrees that it will use good faith efforts to notify the Borrower Representative of the identity of each Participant such Lender sells an interest to pursuant to this Section 11.2(e).

         (f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation

A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                                   ARTICLE 12

                                    THE AGENT

         12.1 Appointment and Authorization. Each Lender hereby designates and appoints Bank as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article 12. The provisions of this
Article 12 are solely for the benefit of the Agent and the Lenders and none of the Borrowers shall have any rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base, (b) the making of Agent Advances pursuant to
Section 1.2(i), and (c) the exercise of remedies pursuant to Section 9.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

         12.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

         12.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Borrower or any Other Subsidiary or Affiliate of any Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided



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for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower or any Other Subsidiaries or Affiliates.

         12.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders (or all Lenders if so required by Section 11.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

         12.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or the Borrower Representative referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with Section 9; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

         12.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrowers and their Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and their Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue


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


to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower which may come into the possession of any of the Agent-Related Persons.

         12.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), in accordance with their Pro Rata Shares, from and against any and all Indemnified Liabilities as such term is defined in Section 13.11; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

         12.8 Agent in Individual Capacity. The Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Borrower and its Subsidiaries and Affiliates as though the Bank were not the Agent hereunder and without notice to or consent of the Lenders. The Bank or its Affiliates may receive information regarding any Borrower, its Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of such Borrower or such Subsidiary) and acknowledge that the Agent and the Bank shall be under no obligation to provide such information to them. With respect to its Loans, the Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include the Bank in its individual capacity.

         12.9 Successor Agent. The Agent may resign as Agent upon at least 30 days' prior notice to the Lenders and the Borrower Representative, such resignation to be effective upon the acceptance of a successor agent to its appointment as Agent. In the event the Bank sells all of its Commitment and Revolving Loans as part of a sale, transfer or other disposition by the Bank of substantially all of its loan portfolio, the Bank shall resign as Agent and such purchaser or transferee shall become the successor Agent hereunder. Subject to the foregoing, if the Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of



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


the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrower Representative, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 12 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         12.10 Withholding Tax.

     (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent:

     (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States of America tax treaty, properly completed IRS Forms W-8BEN and W-8ECI before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

     (ii) if such Lender claims that interest paid under this Agreement is exempt from United States of America withholding tax because it is effectively connected with a United States of America trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

     (iii) such other form or forms as may be required under the Code or other laws of the United States of America as a condition to exemption from, or reduction of, United States of America withholding tax.

Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

     (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States of America tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrowers to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

     (c) If any Lender claiming exemption from United States of America withholding tax by filing IRS Form W-8ECI with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees


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


to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

     (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

     (e) If the IRS or any other Governmental Authority of the United States of America or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

         12.11 Collateral Matters.

     (a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release or subordinate any Agent's Liens upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by the Borrowers of all Loans and reimbursement obligations in respect of Letters of Credit and Credit Support, and the termination of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations; (ii) constituting property being sold or disposed of if the Borrower Representative certifies to the Agent that the sale or disposition is made in compliance with Section 7.9 (and the Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which the Borrowers owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to any Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Agent will not release any of the Agent's Liens without the prior written authorization of the Required Lenders; provided that the Agent may, in its discretion, release or subordinate the Agent's Liens on Collateral valued in the aggregate not in excess of $5,000,000 during each Fiscal Year without the prior written authorization of the Lenders and the Agent may release the Agent's Liens on Collateral valued in the aggregate not in excess of $15,000,000 during each Fiscal Year with the prior written authorization of Required Lenders. Upon request by the Agent or the Borrower Representative at any time, the Lenders will confirm in writing the Agent's authority to release any Agent's Liens upon particular types or items of Collateral pursuant to this Section 12.11.

         (b) Upon receipt by the Agent of any authorization required pursuant to
Section 12.11(a) from the Required Lenders of the Agent's authority to release Agent's Liens


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

upon particular types or items of Collateral, and upon at least five (5) Business Days prior written request by the Borrower Representative, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrowers in respect of) all interests retained by the Borrowers, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

         (c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Borrowers or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

     12.12 Restrictions on Actions by Lenders; Sharing of Payments.

         (a) Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to any Borrower or any accounts of any Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against any Borrower, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

         (b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of any Borrower to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender's ratable portion of all such distributions by the Agent, such Lender shall promptly (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is


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


thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

     12.13 Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

     12.14 Payments by Agent to Lenders. All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Closing Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans or other amounts payable hereunder. Unless the Agent receives notice from the Borrower Representative prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

     12.15 Settlement.

         (a) (i) Each Lender's funded portion of the Revolving Loans is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, the Bank, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by any Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the Non-Ratable Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

         (ii) The Agent shall request settlement ("Settlement") with the Lenders on at least a weekly basis, or on a more frequent basis at Agent's election, (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, (B) for itself, with respect to each Agent Advance, and (C) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 12:00 noon (New York time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than the Bank, in


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


the case of Non-Ratable Loans) shall transfer the amount of such Lender's Pro Rata Share of the outstanding principal amount of the Non-Ratable Loans and Agent Advances with respect to each Settlement to the Agent, to Agent's account, not later than 2:00 p.m. (New York time), on the Settlement Date applicable thereto. Settlements may occur during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in
Article 8 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Agent Advance and, together with the portion of such Non-Ratable Loan or Agent Advance representing the Bank's Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not transferred to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, and (B) for itself, with respect to each Agent Advance.

         (iii) Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a Non-Ratable Loan or Agent Advance), each other Lender (A) shall irrevocably and unconditionally purchase and receive from the Bank or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Agent Advance equal to such Lender's Pro Rata Share of such Non-Ratable Loan and (B) if Settlement has not previously occurred with respect to such Non-Ratable Loans, upon demand by Bank or Agent, as applicable, shall pay to Bank or Agent, as applicable, as the purchase price of such participation an amount equal to one hundred percent (100%) of such Lender's Pro Rata Share of such Non-Ratable Loans or Agent Advances. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Revolving Loans.

         (iv) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Non-Ratable Loan or Agent Advance pursuant to clause (iii) above, the Agent shall promptly distribute to such Lender, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds received by the Agent in respect of such Non-Ratable Loan or Agent Advance.

         (v) Between Settlement Dates, the Agent, to the extent no Agent Advances are outstanding may pay over to the Bank any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Bank's Revolving Loans including Non-Ratable Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Bank's Revolving Loans (other than to Non-Ratable Loans or Agent Advances in which such Lender has not yet funded its purchase of a participation pursuant to clause (iii) above), as provided for in the previous sentence, the Bank shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such



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


Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, the Bank with respect to Non-Ratable Loans, the Agent with respect to Agent Advance, and each Lender with respect to the Revolving Loans other than Non-Ratable Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Bank, the Agent and the other Lenders.

         (i) Unless the Agent has received written notice from a Lender to the contrary, the Agent may assume that the applicable conditions precedent set forth in Article 8 have been satisfied and the requested Borrowing will not exceed Availability on the Funding Date for a Revolving Loan or Non-Ratable Lien,

         (b) Lenders' Failure to Perform. All Revolving Loans (other than Non-Ratable Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

         (c) Defaulting Lenders. Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent that Lender's Pro Rata Share of a Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date. Furthermore, the Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If any Lender has not transferred its full Pro Rata Share to the Agent in immediately available funds and the Agent has transferred corresponding amount to the Borrowers, on the Business Day following such Funding Date that Lender shall make such amount available to the Agent, together with interest at the Federal Funds Rate for that day. A notice by the Agent submitted to any Lender with respect to amounts owing shall be conclusive, absent manifest error. If each Lender's full Pro Rata Share is transferred to the Agent as required, the amount transferred to the Agent shall constitute that Lender's Revolving Loan for all purposes of this Agreement. If that amount is not transferred to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrower Representative of such failure to fund and, upon demand by the Agent, the Borrowers shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising that particular Borrowing. The failure of any Lender to make any Revolving Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a "Defaulting Lender") shall not relieve any other Lender of its obligation hereunder to make a Revolving Loan on that Funding Date. No Lender shall be responsible for any other Lender's failure to advance such other Lenders' Pro Rata Share of any Borrowing.

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

         (d) Retention of Defaulting Lender's Payments. The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by the Borrowers to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. In its discretion, the Agent may loan the Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so loaned to the Borrowers shall bear interest at the rate applicable to Base Rate Revolving Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender". Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (A) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (B) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Commitments. This Section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by the Borrowers of their duties and obligations hereunder.

         (e) Removal of Defaulting Lender. At the Borrower Representative's request, the Agent or an Eligible Assignee reasonably acceptable to the Agent and the Borrower Representative shall have the right (but not the obligation) to purchase from any Defaulting Lender, and each Defaulting Lender shall, upon such request, sell and assign to the Agent or such Eligible Assignee, all of the Defaulting Lender's outstanding Commitments hereunder. Such sale shall be consummated promptly after the Agent has arranged for a purchase by the Agent or an Eligible Assignee pursuant to an Assignment and Acceptance, and at a price equal to the outstanding principal balance of the Defaulting Lender's Loans, plus accrued and unpaid interest and fees, without premium or discount.

         12.16 Letters of Credit; Intra-Lender Issues.

     (a) Notice of Letter of Credit Balance. On each Settlement Date the Agent shall notify each Lender of the issuance of all Letters of Credit since the prior Settlement Date.

     (b) Participations in Letters of Credit.

         (i) Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with Section 1.4(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit or the Credit Support provided through the Agent to the Letter of Credit Issuer, if not the Bank, in connection with the issuance of such Letter of Credit (including all obligations of the Borrowers with respect thereto, and any security therefor or guaranty pertaining thereto).

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         (ii) Sharing of Reimbursement Obligation Payments. Whenever the Agent
receives a payment from the Borrowers on account of reimbursement obligations in respect of a Letter of Credit or Credit Support as to which the Agent has previously received for the account of the Letter of Credit Issuer thereof payment from a Lender, the Agent shall promptly pay to such Lender such Lender's Pro Rata Share of such payment from the Borrowers. Each such payment shall be made by the Agent on the next Settlement Date.

         (iii) Documentation. Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, Credit Support for any Letter of Credit, reimbursement agreements executed in connection therewith, applications for any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

         (iv) Obligations Irrevocable. The obligations of each Lender to make payments to the Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to any Credit Support for any Letter of Credit or with respect to the Revolving Loans made as a result of a drawing under a Letter of Credit and the joint and several obligations of the Borrowers to make payments to the Agent, for the account of the Lenders, shall be irrevocable and shall not be subject to any qualification or exception whatsoever , including any of the following circumstances:

            (1) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

            (2) the existence of any claim, setoff, defense or other right which any Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between any Borrower or any other Person and the beneficiary named in any Letter of Credit);

            (3) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (4) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

            (5) the occurrence of any Default or Event of Default; or

            (6) the failure of the Borrowers to satisfy the applicable conditions precedent set forth in Article 8. ---------

         (c) Recovery or Avoidance of Payments; Refund of Payments In Error. In the event any payment by or on behalf of any Borrower received by the Agent with respect to any Letter of Credit or Credit Support provided for any Letter of Credit and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation or bankruptcy



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proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it. Unless the Agent receives notice from the Borrower Representative prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

         (d) Indemnification by Lenders. To the extent not reimbursed by the Borrowers and without limiting the obligations of the Borrowers hereunder, the Lenders agree to indemnify the Letter of Credit Issuer ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by the Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; provided that no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by the Borrowers to the Letter of Credit Issuer, to the extent that the Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by the Borrowers. The agreement contained in this Section shall survive payment in full of all other Obligations.

     12.17 Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs the Agent to enter into the other Loan Documents, for the ratable benefit and obligation of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent, the Majority Lenders or the Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agent, the Majority Lenders or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Revolving Loans, Agent Advances, Non Ratable Loans, Hedge Agreements, the Bank Products and all interest, fees and expenses hereunder constitute one Debt, secured pari passu by all of the Collateral.

     12.18 Field Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each Lender:

         (a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by on behalf of the Agent;

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

         (b) expressly agrees and acknowledges that neither the Bank nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

         (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or the Bank or other party performing any audit or examination will inspect only specific information regarding the Borrowers and will rely significantly upon the Borrowers' books and records, as well as on representations of the Borrower's personnel;

         (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except, to its participants, or use any Report in any other manner; and

         (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Borrowers; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

     12.19 Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

                                   ARTICLE 13

                                  MISCELLANEOUS

     13.1 No Waivers; Cumulative Remedies. No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among the Borrowers and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent's and each Lender's rights thereafter to require strict performance by the Borrowers of any provision of this Agreement. The Agent and the Lenders may proceed directly to collect the Obligations without any prior recourse to the Collateral. The Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

     13.2 Severability. The illegality or unenforceability of any provision of this Agreement or any Loan Document or any instrument or agreement required hereunder shall not



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in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     13.3 Governing Law; Choice of Forum; Service of Process.

         (a) IN THE EVENT OF A CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND THE FINAL ORDER OR INTERIM ORDER, AS APPLICABLE, THE FINAL ORDER OR INTERIM ORDER, AS APPLICABLE, SHALL CONTROL. THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF NEW YORK TO THE EXTENT NOT PREEMPTED BY FEDERAL BANKRUPTCY LAWS; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE BANKRUPTCY COURT (OR, IF A BANKRUPTCY CASE IS DISMISSED, OR WITH RESPECT TO ANY BORROWER WHICH IS NO LONGER SUBJECT TO THE JURISDICTION OF THE BANKRUPTCY COURT, IN THE FEDERAL, DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF SUCH COURTS. EACH OF THE BORROWERS, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.

         (c) EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY FACSIMILE OR BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWER REPRESENTATIVE AT ITS ADDRESS SET FORTH IN SECTION 13.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF RECEIPT OR FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

     13.4 WAIVER OF JURY TRIAL. THE BORROWERS, THE LENDERS AND THE AGENT EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE



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TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER
LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWERS, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     13.5 Survival of Representations and Warranties. All of the Borrowers' representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

     13.6 Other Security and Guaranties. The Agent, may, without notice or demand and without affecting the Borrowers' obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations

     13.7 Fees and Expenses. The Borrowers, jointly and severally, agree to pay to the Agent, for its benefit, on demand, all costs and expenses that Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) costs and expenses (including attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of Agreement); (e) sums paid or incurred to pay any amount or take any action required of the Borrowers under the Loan Documents that any Borrower fails to pay or take; (f) costs of inspections, and verifications of the Collateral, including travel, lodging, and meals for inspections of the Collateral and the Borrowers' operations by the Agent plus the Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $750 per day (or portion thereof) for each Person retained or employed by the Agent with respect to each field examination or audit); (g) costs and out-of-


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pocket expenses of forwarding loan proceeds, collecting checks and other items of payment and costs and expenses of preserving and protecting the Collateral. In addition, the Borrowers agree to pay costs and expenses incurred by the Agent (including Attorneys' Costs) to the Agent, for its benefit, on demand, and to the other Lenders for their benefit, on demand, and all reasonable fees, expenses and disbursements incurred by such other Lenders for one law firm retained by such other Lenders, in each case Attorneys' Costs) paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. All of the foregoing costs and expenses shall be charged to the Borrower's Loan Account as Revolving Loans as described in Section 3.5.

     13.8 Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service,
(b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

                  If to the Agent or to the Bank:

                                    Bank of America, N.A.
                                    335 Madison Avenue
                                    New York, New York  10017
                                    Attention: Louis Alexander
                                           and Ed Kahn
                                    Telecopy No.:  (212) 503-7012

                                    with copies to:

                                    Latham & Watkins
                                    233 South Wacker Drive
                                    5800 Sears Tower
                                    Chicago, Illinois 60606
                                    Attention:  David S. Heller
                                            and Jeffrey G. Moran
                                    Telecopy No.:  (312) 993-9767

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

                  If to any Borrower, to the Borrower Representative:

                                    W. R. Grace & Co.-Conn.
                                    7500 Grace Drive
                                    Columbia, Maryland  21044
                                    Attention:  Chief Financial Officer
                                    Telecopy No.:  (410) 531-4461

                                    with a copy to:

                                    Kirkland & Ellis
                                    153 East 53rd Street
                                    New York, New York  10012
                                    Attention:  Theodore L. Freedman
                                                Lena Mandel
                                    Telecopy No.:  (212) 446-4900

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

     13.9 Waiver of Notices. Unless otherwise expressly provided herein, the Borrowers waive presentment, and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which any Borrower might otherwise be entitled. No notice to or demand on the Borrowers which the Agent or any Lender may elect to give shall entitle the Borrowers to any or further notice or demand in the same, similar or other circumstances.

     13.10 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and permitted assigns of the parties hereto; provided, however, that no interest herein may be assigned by any Borrower without prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

     13.11 Indemnity of the Agent and the Lenders by the Borrowers.

         (a) The Borrowers, jointly and severally, agree to defend, indemnify and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, representatives, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in



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any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that no Borrower shall have any obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

         (b) The Borrowers, jointly and severally, agree to indemnify, defend and hold harmless the Agent and the Lenders from any loss or liability imposed upon or incurred by any such Person directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance relating to any Borrower's operations, business or property. This indemnity will apply whether the hazardous substance is on, under or about any Borrower's property or operations or property leased to any Borrower. The indemnity includes but is not limited to Attorneys Costs. The indemnity extends to the Agent and the Lenders, their parents, affiliates, Subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. "Hazardous substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including petroleum or natural gas. This indemnity will survive repayment of all other Obligations.

     13.12 Limitation of Liability. NO CLAIM MAY BE MADE BY ANY BORROWER, ANY LENDER OR OTHER PERSON AGAINST THE AGENT, ANY LENDER, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS OR ATTORNEYS IN FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND ANY BORROWER AND EACH LENDER HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

     13.13 Final Agreement. This Agreement and the other Loan Documents are intended by the Borrowers, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Borrowers and a duly authorized officer of each of the Agent and the requisite Lenders.

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

     13.14 Counterparts. This Agreement may be executed in any number of counterparts, and by the Agent, each Lender and each Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

     13.15 Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

     13.16 Right of Setoff. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to any Borrower, any such notice being waived by the Borrowers to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate of such Lender to or for the credit or the account of any Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower Representative and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF ANY BORROWER HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

     13.17 Confidentiality.

         (a) The Borrowers hereby consent that the Agent and each Lender may issue and disseminate to the public general information describing the credit accommodation entered into pursuant to this Agreement, including the names and addresses of the Borrowers and a general description of the Borrowers' business and may use the Borrowers' names in advertising and other promotional material.

         (b) Each Lender severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrowers and provided to the Agent or such Lender by or on behalf of the Borrowers, under this Agreement or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than the Borrowers, provided that such source is not bound by a confidentiality agreement with the Borrowers known to the Agent or such Lender; provided, however, that the Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to



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do so in accordance with the provisions of any applicable Requirement of Law;
(4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors;
(7) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which any Borrower is party or is deemed party with the Agent or such Lender, and (9) to its Affiliates.

     13.18 Conflicts with Other Loan Documents. Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.

     IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

          BORROWERS:

          W. R. Grace & Co.
          A-1 Bit & Tool Co., Inc.
          Alewife Boston Ltd.
          Alewife Land Corporation
          Amicon, Inc.
          CB Biomedical, Inc.
          CCHP, Inc.
          Coalgrace, Inc.
          Coalgrace II, Inc.
          Creative Food 'N Fun Company
          Darex Puerto Rico, Inc.
          Del Taco Restaurants, Inc.
          Ecarg, Inc.
          Five Alewife Boston Ltd.
          G C Limited Partners I, Inc.
          G C Management, Inc.
          GEC Management Corporation
          GN Holdings, Inc.
          GPC Thomasville Corp.
          Gloucester New Communities Company, Inc.
          Grace A-B Inc.
          Grace A-B II Inc.
          Grace Chemical Company of Cuba
          Grace Culinary Systems, Inc.
          Grace Drilling Company
          Grace Energy Corporation
          Grace Environmental, Inc.
          Grace Europe, Inc.
          Grace H-G Inc.
          Grace H-G II Inc.
          Grace Hotel Services Corporation
          Grace International Holdings, Inc.
          Grace Offshore Company
          Grace PAR Corporation
          Grace Petroleum Libya Incorporated
          Grace Tarpon Investors, Inc.
          Grace Ventures Corp.
          Grace Washington, Inc.



        [SIGNATURE PAGE TO THE POST-PETITION LOAN AND SECURITY AGREEMENT]

          W. R. Grace Capital Corporation
          W. R. Grace & Co.-Conn.
          W. R. Grace Land Corporation
          Gracoal, Inc.
          Gracoal II, Inc.
          Guanica-Caribe Land Development Corporation
          Hanover Square Corporation
          Homco International, Inc.
          Kootenai Development Company
          L B Realty, Inc.
          Litigation Management, Inc.
          Monolith Enterprises, Incorporated
          Monroe Street, Inc.
          MRA Holdings Corp.
          MRA Intermedco, Inc.
          MRA Staffing Systems, Inc.
          Remedium Group, Inc.
          Southern Oil, Resin & Fiberglass, Inc.
          Water Street Corporation, each as a
          Debtor and a Debtor-in-Possession


          By: ----------------------------------------
          Its Senior Vice President or Vice President

           CC Partners, as a Debtor and Debtor-in-Possession

                By:   MRA Staffing Systems, Inc., a General Partner

                      By:
                          -----------------------------------
                      Its:
                          -----------------------------------

                By:   CCHP, Inc., a General Partner

                      By:
                          -----------------------------------
                      Its:
                          -----------------------------------

           Axial Basin Rand Company, as a Debtor and
                Debtor-in-Possession

                By:   Grace A-B II, Inc., a General Partner

                      By:
                          -----------------------------------
                      Its:
                          -----------------------------------


                By:   Grace A-B, Inc., a General Partner

                      By:
                          -----------------------------------
                      Its:
                          -----------------------------------


           Hayden-Gulch West Coal Company, as a Debtor and
               Debtor-in-Possession

                By:   Grace H-G, Inc., a General Partner

                      By:
                          -----------------------------------
                      Its:
                          -----------------------------------



        [SIGNATURE PAGE TO THE POST-PETITION LOAN AND SECURITY AGREEMENT]

                By:   Grace H-G II, Inc., a General Partner

                      By:
                          -----------------------------------
                      Its:
                          -----------------------------------


           H-G Coal Company, as a Debtor and Debtor-in-Possession

                By:   Coalgrace, Inc., a General Partner

                      By:
                          -----------------------------------
                      Its:
                          -----------------------------------


                By:   Coalgrace II, Inc., a General Partner

                      By:
                          -----------------------------------
                      Its:
                          -----------------------------------


           Dewey and Almy, LLC, as a Debtor and Debtor-in-Possession

                By:   W. R. Grace & Co.-Conn., its sole member

                      By:
                          -----------------------------------
                      Its:
                          -----------------------------------

        [SIGNATURE PAGE TO THE POST-PETITION LOAN AND SECURITY AGREEMENT]

                                AGENT:


                                BANK OF AMERICA, N.A., as the Agent


                                By:
                                    ------------------------------

                                    ------------------------------
                                    Title:
                                           -----------------------


                                LENDERS:


                                BANK OF AMERICA, N.A., as a Lender


                                By:
                                    ------------------------------

                                    ------------------------------
                                    Title: Vice President
                                           -----------------------

        [SIGNATURE PAGE TO THE POST-PETITION LOAN AND SECURITY AGREEMENT]

                                     ANNEX A

                                       TO

                                CREDIT AGREEMENT


                                   DEFINITIONS

     Capitalized terms used in the Loan Documents shall have the following respective meanings (unless otherwise defined therein), and all section references in the following definitions shall refer to sections of the
Agreement:

     "Accounts" means, with respect to any Person, all of such Person's now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

     "Account Debtor" means each Person obligated in any way on or in connection with an Account.

     "ACH Transactions" means any cash management or related services including the automatic clearing house transfer of funds by the Bank for the account of any Borrower pursuant to agreement or overdrafts.

     "Adjusted Net Earnings from Operations" means, with respect to any fiscal period of the Company, net income of the Company and its consolidated Subsidiaries, excluding Other Subsidiaries, after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, including interest payments received in cash by any Borrower from an Other Subsidiary, excluding any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital assets; (b) gain arising from any write-up in the book value of any asset; (c) earnings of any Person, substantially all the assets of which have been acquired by the Company or any of its consolidated Subsidiaries in any manner, to the extent realized by such other Person prior to the date of acquisition; (d) earnings of any Person in which the Company or any of its consolidated Subsidiaries has an ownership interest unless (and only to the extent) such earnings shall actually have been received by the Company or any of its consolidated Subsidiaries in the form of cash distributions; (e) earnings of any Person to which assets of the Company or any of its consolidated Subsidiaries shall have been sold, transferred or disposed of, or into which the Company or any of its consolidated Subsidiaries shall have been merged, or which has been a party with a Borrower to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain arising from the acquisition of debt or equity securities of the Company or any of its consolidated Subsidiaries or from cancellation or forgiveness of Debt; and (g) gain arising from extraordinary items, as determined in accordance with GAAP, or from any other non-recurring transaction.

     "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, ten percent (10%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

     "Administration Fee" has the meaning specified in Section 2.4.

     "Agent" means the Bank, solely in its capacity as agent for the Lenders, and any successor agent.

     "Agent Advances" has the meaning specified in Section 1.2(i).

     "Agent's Liens" means the Liens in the Collateral granted to the Agent, for the benefit of the Lenders, Bank, and Agent pursuant to this Agreement and the other Loan Documents.

     "Agent-Related Persons" means the Agent, together with its Affiliates, and the officers, directors, employees, counsel, representatives, agents and attorneys-in-fact of the Agent and such Affiliates.

     "Aggregate Revolver Outstandings" means, at any date of determination: the sum of (a) the unpaid balance of Revolving Loans, (b) the aggregate amount of Pending Revolving Loans, (c) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit, and (d) the aggregate amount of any unpaid reimbursement obligations in respect of drawn Letters of Credit.

     "Agreement" means the Loan and Security Agreement to which this Annex A is attached, as from time to time amended, modified or restated.

                  "Applicable L/C Margin" means the Applicable Margin with respect to LIBOR Rate Loans as from time to time in effect, plus, during the continuance of an Event of Default, if the Agent or the Majority Lenders in their discretion so elect, 2% per annum.

     "Applicable Margin" means

          (i) with respect to Base Rate Loans and all other Obligations (other than LIBOR Rate Loans), 0%; and

          (ii) with respect to LIBOR Rate Loans, 2.00%.

     The Applicable Margins shall be adjusted (up or down) prospectively on the first day of each calendar month, commencing May 1, 2001, based upon the Average Daily Outstanding Exposure during the immediately preceding calendar month, as calculated by the Agent. Adjustments in Applicable Margins shall be determined by reference to the following grid:

---------------------------------- ---------------------------------------------
   AVERAGE DAILY                                       LEVEL OF
OUTSTANDING EXPOSURE                             APPLICABLE MARGINS:

---------------------------------- ---------------------------------------------
                                   Base Rate Loans               LIBOR Loans
---------------------------------- ---------------------- ----------------------
>$125,000,000                              .25%                     2.25%
---------------------------------- ---------------------- ----------------------
<$125,000,000                              .00%                     2.00%
---------------------------------- ---------------------- ----------------------

     "Appraised Value" means the appraised liquidation value in place of Borrowers' Eligible Fixed Assets as reflected in an appraisal prepared by an appraisal firm, in each case reasonably satisfactory to Agent.

     "ART" shall mean Advanced Refining Technologies, LLC, a Delaware limited liability company.

     "Assignee" has the meaning specified in Section 11.2(a).

     "Assignment and Acceptance" has the meaning specified in Section 11.2(a).

     "Attorney Costs" means and includes all reasonable documented fees, expenses and disbursements of any law firm or other counsel engaged by the Agent, the reasonably allocated costs and expenses of internal legal services of the Agent.

     "Availability" means, at any time (a) the lesser of (i) the Maximum Revolver Amount or (ii) the Borrowing Base, minus (b) a reserve in the amount of the Carve-Out and other Reserves other than Reserves deducted in the calculation of the Borrowing Base, minus (c) in each case, the Aggregate Revolver Outstandings.

     "Average Daily Outstanding Exposure" means, for any period, an amount equal to the average daily Aggregate Revolver Outstandings (excluding any Pending Revolving Loans) during such period.

     "Bank" means Bank of America, N.A., a national banking association, or any successor entity thereto.

     "Bank Products" means any one or more of the following types of services or facilities extended to any Borrower by the Bank or any affiliate of the Bank in reliance on the Bank's agreement to indemnify such affiliate: (i) credit cards;
(ii) ACH Transactions; (iii) cash management, including controlled disbursement services; and (iv) Hedge Agreements.

     "Bank Product Reserves" means all reserves which the Agent from time to time establishes in its reasonable discretion for the Bank Products then provided or outstanding.

     "Bankruptcy Case(s)" has the meaning specified in the recitals to this Agreement.

     "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C.ss. 101 et seq.), as amended.

     "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware, or any other court having jurisdiction over the Bankruptcy Cases from time to time, including, without limitation, the United States District Court for the District of Delaware if and to the extent it withdraws the reference with respect to the Bankruptcy Cases, any part thereof, or any matter or proceeding therein.

     "Base Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Bank in Charlotte, North Carolina as its "prime rate" (the "prime rate" being a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the prime rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

     "Base Rate Loans" means the Base Rate Revolving Loans.

     "Base Rate Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the Base Rate.

     "Borrower" and "Borrowers" have the meanings set forth in the Preamble to the Agreement.

     "Borrower Representative" has the meaning set forth in Section 1.2(c).

     "Borrowing" means a borrowing hereunder consisting of Revolving Loans made on the same day by the Lenders to the Borrowers or by Bank in the case of a Borrowing funded by Non-Ratable Loans or by the Agent in the case of a Borrowing consisting of an Agent Advance, or the issuance of Letters of Credit hereunder.

     "Borrowing Base" means, at any time, an amount equal to (a) the sum of (A) eighty-five percent (85%) of the Net Amount of Eligible Accounts; plus (B) sixty percent (60%) of the value of Eligible Inventory; plus (C) the lesser of (i) $125,000,000 and (ii) fifty percent (50%) of the Appraised Value of Eligible Fixed Assets; plus (D) forty percent (40%) of the cost of Eligible In-Transit Inventory (provided that when such Inventory is received at a Borrower's operating facility in the United States of America and paid for it shall constitute Eligible Inventory subject to a sixty percent (60%) advance rate); minus (b) Reserves from time to time established by the Agent in its reasonable credit judgment after consultation with the Borrower Representative.

     "Borrowing Base Certificate" means a certificate by a Responsible Officer of the Borrower Representative, substantially in the form of Exhibit B (or another form acceptable to the Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Agent. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Borrower Representative and certified to the Agent; provided, that the Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (2) to the extent that such calculation is not in accordance with this Agreement.

     "Business Day" means (a) any day that is not a Saturday, Sunday, or a day on which banks in New York, New York or Charlotte, North Carolina are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

     "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

     "Capital Lease" means, with respect to any Person, any lease of property by such Person which, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of the such Person.

     "Carve-Out" has the meaning specified in Section 1.8.

     "Carve-Out Event" has the meaning specified in Section 1.8.

     "Cash Equivalents" means (a) direct obligations of, or obligations guaranteed by, the United States of America or any agency thereof, (b) commercial paper issued in the United States of America and rated at least A-1 or P-1 by at least one nationally recognized rating organization, (c) certificates of deposit issued by or eurodollar deposits made with any Lender, any Affiliate of any Lender, or any bank or trust company which has (or the parent of which has) capital, surplus and undivided profits aggregating at least $100,000,000 (or the equivalent amount in another currency), (d) drafts accepted by any bank or trust company referred to in clause (c) above or any other negotiable instrument guaranteed or endorsed with full recourse by any such bank or trust company, (e) repurchase agreements with respect to any of the foregoing types of securities described in clauses (a) and (b) above, and (f) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clause (a) through (e) above; provided that
(i) each such obligation, certificate of deposit, draft, investment, security and instrument (including those subject to repurchase agreements) matures within one year after it is acquired and (ii) each item of such commercial paper (including those subject to repurchase agreements) matures within ninety days after it is acquired by the applicable Borrower or any Other Subsidiary.

     "Chattel Paper" means all of the Borrower's now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper.

     "Change of Control" means any of the following: (i) any Person or group of related Persons has direct or indirect beneficial ownership of 30% or more of the outstanding capital stock of the Company having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) for the election of a majority of the board of directors of the Company, (ii) any Person or group of related Persons shall acquire all or substantially all of the assets of the Company or (iii) the Company ceases to own and control, directly or indirectly, all of the economic and voting rights associated with all of the outstanding capital stock of any other Borrower.

     "Closing Date" means the date of this Agreement.

     "Code" means the Internal Revenue Code of 1986.

     "COLI" shall mean life insurance policies owned by or assigned to one or more Borrowers.

     "Collateral" means all of the Borrowers' real and personal property and all other assets of any Person from time to time subject to Agent's Liens securing payment or performance of the Obligations.

     "Committee" means any official committee(s) appointed in the Bankruptcy Cases.

     "Commitment" or "Revolving Loan Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on Schedule 1.1 attached to the Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 11.2, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 11.2, and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.

     "Company" has the meaning set forth in the Preamble to this Agreement.

     "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste.

     "Continuation/Conversion Date" means the date on which a Loan is converted into or continued as a LIBOR Rate Loan.

     "Credit Support" has the meaning specified in Section 1.4(a).

     "Debt" means, without duplication, all liabilities, obligations and indebtedness of any Borrower to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, consisting of indebtedness for borrowed money or the deferred purchase price of property, excluding trade payables, but including (a) all Obligations; (b) all obligations and liabilities of any Person secured by any Lien (other than Liens described in clauses (c), (d) or (g) of the definition of Permitted Liens) on any Borrower's or any Other Subsidiary's property, even though such Borrower or Other Subsidiary shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of any Borrower or any Other Subsidiary prepared in accordance with GAAP; (c) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by any Borrower or any Other Subsidiary, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of any Borrower or any Other Subsidiary prepared in accordance with GAAP; and (d) all obligations and liabilities under Guaranties and (e) the present value (discounted at the Base Rate) of lease payments due under synthetic leases.

     "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

     "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus (b) two percent (2%) per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate.

     "Defaulting Lender" has the meaning specified in Section 12.15(c).

     "Designated Account" has the meaning specified in Section 1.2(c).

     "Distribution" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of property in respect of capital stock, or any options or warrants for, or other rights with respect to, such stock, of such corporation, other than dividends or distributions in capital stock of the same class; or (b) the redemption or other acquisition by such corporation of any capital stock, or any options or warrants for, or other rights with respect to, such stock, of such corporation.

     "Documents" means all documents as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by any Borrower.

     "DOL" means the United States Department of Labor or any successor department or agency.

     "Dollar" and "$" means the lawful currency of the United States. Unless otherwise specified, all payments under the Agreement shall be made in Dollars.

     "EBITDAR" means, with respect to any fiscal period of the Company, Adjusted Net Earnings from Operations, plus, to the extent deducted in the determination of Adjusted Net Earnings from Operations for that fiscal period, interest expenses, Federal, state, local and foreign income taxes, depreciation and amortization plus Restructuring Costs.

     "Eligible Accounts" means all Accounts owned by the Borrowers except for any Account:

         (a) with respect to which more than 120 days have elapsed since the date of the original invoice therefor or which is more than 60 days past due;

         (b) with respect to which any of the representations, warranties, covenants, and agreements contained in the Security Agreement are incorrect or have been breached;

         (c) with respect to which Account (or any other Account due from such Account Debtor), in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

         (d) which represents a progress billing (as hereinafter defined) or as to which the applicable Borrower has extended the time for payment without the consent of the Agent; for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon the applicable Borrower's completion of any further performance under the contract or agreement;

         (e) with respect to which any one or more of the following events has occurred to the Account Debtor on such Account: the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

         (f) if fifty percent (50%) or more of the aggregate Dollar amount of outstanding Accounts owed at such time by the Account Debtor thereon is classified as ineligible under clause (a) above;

         (g) owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States of America or Canada (other than the Province of Newfoundland); or (ii) is not organized under the laws of the United States of America or Canada or any state or province thereof; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except in the case of clauses (i) and (ii) above to the extent that such Account Debt is rated at least A-1 or P-1 by at least one nationally recognized rating organization and has substantial operating assets located in the United States of America and except to the extent that such Account is secured or payable by a letter of credit satisfactory to the Agent in its discretion;

         (h) owed by an Account Debtor which is an Affiliate or employee of any Borrower other than an Affiliate which does not control any Borrower or as to which no Borrower has voting control (as long as (i) the maximum amount of such Accounts included the Borrowing Base at any time shall not exceed $10,000,000, and (ii) the Agent has determined, in its sole discretion, that the applicable Account Debtor is not an Account Debtor described in clause (i) below);

         (i) owed by an Account Debtor to which any Borrower or any of its Subsidiaries, is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor (a "contra account"), unless the Account Debtor has entered into an agreement acceptable to the Agent to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

         (j) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

         (k) which is evidenced by a promissory note or other instrument or by chattel paper;

         (l) if the Agent believes, in the exercise of its reasonable judgment, that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay;

         (m) with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit the applicable Borrower to seek judicial enforcement in such State of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year;

         (n) which arises out of a sale not made in the ordinary course of the applicable Borrower's business;

         (o) with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the applicable Borrower, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

         (p) owed by an Account Debtor which is obligated to the Borrowers respecting Accounts the aggregate unpaid balance of which exceeds twenty-five percent (25%) of the aggregate unpaid balance of all Accounts owed to the Borrowers at such time by all of the Borrowers' Account Debtors, but only to the extent of such excess;

         (q) which is not subject to a first priority and perfected security interest in favor of the Agent for the benefit of the Lenders;

         (r) which is payable in any currency other than Dollars; or

         (s) which is subject to a securitization facility; or

         (t) that the Agent otherwise determines to be ineligible in its reasonable credit judgment after consultation with the Borrower Representative due to facts, circumstances or events determined pursuant to the Agent's initial field audit or facts, circumstances or events arising, occurring or discovered after the completion of Agent's initial field audit and affecting the Agent's or the applicable Borrower's ability to collect all or any portion of such Account in a timely manner.

     If any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded from the calculation of Eligible Accounts.

     "Eligible Assignee" means (a) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $1,000,000,000;
(b) any Lender listed on the signature page of this Agreement; (c) any Affiliate of any Lender; and (d) if an Event of Default has occurred and is continuing, any Person reasonably acceptable to the Agent.

     "Eligible Fixed Assets" means (i) machinery and equipment owned by a Borrower, located in the United States of America, installed in a manufacturing facility, in operating condition, subject to Liens in favor of the Agent as provided herein, subject only to Permitted Liens described in clauses (a) - (f) of the definition thereof, and as to which an Appraised Value has been determined and (ii) the Land and Buildings, subject to Liens in favor of the Agent as described herein, and subject only to Permitted Liens described in clauses (a) - (f) of the definition thereof.

     "Eligible In-Transit Inventory" means raw materials purchased by a Borrower that would qualify as Eligible Inventory if it were not in-transit which Inventory is in-transit from a supplier to an operating facility of a Borrower, the payment for which is provided for by a documentary Letter of Credit, and as to which the bills of lading or other documents evidencing title thereto are subject to Agent's Liens.

     "Eligible Inventory" means all Inventory owned by a Borrower, valued at the lower of cost (on a first-in, first-out basis) or market, except any Inventory:

         (a) that is not owned by one of the Borrowers;

         (b) that is not subject to the Agent's Liens, which are perfected as to such Inventory, or that are subject to any other Lien whatsoever (other than the Liens described in clause (d) of the definition of Permitted Liens provided that such Permitted Liens (i) are junior in priority to the Agent's Liens or subject to Reserves and (ii) do not impair directly or indirectly the ability of the Agent to realize on or obtain the full benefit of the Collateral);

         (c) that does not consist of finished goods or raw materials;

         (d) that consists of samples, prototypes, supplies, or packing and shipping materials;

         (e) that is not in good condition, is unmerchantable, or does not meet all standards imposed by any Governmental Authority, having regulatory authority over such goods, their use or sale;

         (f) that is not currently either usable or salable, at prices approximating at least cost, in the normal course of the applicable Borrower's business, or that is slow moving or stale;

         (g) that is obsolete or returned or repossessed or used goods taken in trade;

         (h) that is located outside the United States of America or that is in-transit from vendors or suppliers, except for inventory that is in-transit in the United States of America between an operating facility of a Borrower and another operating facility of a Borrower, and except for Eligible In-Transit Inventory;

         (i) that contains or bears any Proprietary Rights licensed to a Borrower by any Person, if the Agent is not satisfied that it may sell or otherwise dispose of such Inventory in accordance with the terms of Section 9.2 without infringing the rights of the licensor of such Proprietary Rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement), and, as to which the Borrower Representative has not delivered to the Agent a consent or sublicense agreement from such licensor in form and substance acceptable to the Agent if requested;

         (j) that is not reflected in the details of a current perpetual inventory report; or

         (k) that is Inventory held on consignment and owned by a supplier;

         (l) that the Agent otherwise determines to be ineligible in its reasonable credit judgment after consultation with the Borrower Representative due to facts, circumstances or events determined pursuant to Agent's initial field audit or facts, circumstances or events arising, occurring or discovered after the completion of Agent's initial field audit and affecting the Agent's or the applicable Borrower's ability to sell such Inventory at least at its book value in the ordinary course of business and pursuant to customary terms;

         (m) that consists of freight-in charges which are not associated with the cost of such Inventory;

         (n) that consists of hazardous materials; or

         (o) that is not covered by appropriate insurance arrangements.

     If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

     "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for a Release or injury to the environment.

     "Environmental Compliance Reserve" means any reserve which the Agent establishes in its reasonable discretion after prior written notice to the Borrower Representative from time to time for amounts that are reasonably likely to be expended by the Borrowers in order for the Borrowers and their respective operations and property (a) to comply with any notice from a Governmental Authority asserting material non-compliance with Environmental Laws, or (b) to correct any such material non-compliance identified in a report delivered to the Agent and the Lenders pursuant to Section 7.7.

     "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.

     "Environmental Lien" means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

     "Equipment" means, with respect to any Person, all of such Person's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including embedded software, motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by such Person and all of such Person's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and regulations promulgated thereunder.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with any Borrower within the meaning of Section 414(b) or
(c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan,
(b) a withdrawal by any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan, (e) the occurrence of an event (other than the act of the filing of the Bankruptcy Cases) which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan, or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate.

     "Event of Default" has the meaning specified in Section 9.1.

     "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

     "Facility Fee" has the meaning specified in Section 2.4.

     "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Agent.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

     "Final Order" has the meaning specified in Section 8.2.

     "Financial Statements" means, according to the context in which it is used, the financial statements referred to in Sections 5.2 and 6.6 or any other financial statements required to be given to the Lenders pursuant to this Agreement.

     "First Day Orders" means those orders of the Bankruptcy Court, in form and substance satisfactory to the Agent, which are entered in response or relating to applications or motions made or filed by the Borrowers on the Petition Date.

     "Fiscal Year" means the Borrowers' fiscal year for financial accounting purposes. The current Fiscal Year of the Borrowers will end on December 31, 2001.

     "Fixed Assets" means the Equipment and Real Estate of the Borrowers.

     "Foreign Subsidiary" means any direct or indirect Subsidiary of the Company organized or incorporated under the laws of a jurisdiction outside the United States of America.

     "Funding Date" means the date on which a Borrowing occurs.

     "GAAP" means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession).

     "General Intangibles" means with respect to any Person, all of such Person's now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of such Person of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to such Person in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to such Person from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Person is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to such Person.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Guaranty" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services. The amount of any Guaranty of any guaranteeing Person shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty is made and (ii) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guaranty, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guaranty shall be such guaranteeing Person's maximum reasonably anticipated liability in respect thereof as determined by such guaranteeing Person in good faith.

     "Hedge Agreement" means, with respect to any Person, any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging any Person's exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

     "Instruments" means, with respect to any Person, all instruments as such term is defined in the UCC, now owned or hereafter acquired by such Person.

     "Interest Period" means, as to any LIBOR Rate Loan, from the Funding Date of such Loan or the Continuation/Conversion Date on which the Loan is converted into or continued as a LIBOR Rate Loan, to the date one, two, three or six months thereafter as selected by the Borrower Representative in its Notice of Borrowing, in the form attached hereto as Exhibit D, or Notice of Continuation/Conversion, in the form attached hereto as Exhibit E, provided that:

         (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

         (b) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

         (c) no Interest Period shall extend beyond the Stated Termination Date.

     "Interest Rate" means each or any of the interest rates, including the Default Rate, set forth in Section 2.1.

     "Interim Order" has the meaning specified in Section 8.1(m).

     "Inventory" means, with respect to any Persons all of such Person's now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in such Person's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

     "Investment Property" means, with respect to any Person, all of such Person's right title and interest in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

     "Investments" has the meaning given such term in the definition of "Restricted Investments".

     "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

     "Land and Buildings" means the operating facilities owned by the Borrowers located in the United States of America and described on Schedule A-2 hereto.

     "Latest Projections" means: (a) on the Closing Date and thereafter until the Agent receives new projections pursuant to Section 5.2(f), the projections of the Company's financial condition, results of operations, and cash flows, for the period commencing on April 1, 2001 and ending on April 1, 2003 and delivered to the Agent prior to the Closing Date; and (b) thereafter, the projections most recently received by the Agent pursuant to Section 5.2(f).

     "Lender" and "Lenders" have the meanings specified in the introductory paragraph hereof and shall include the Agent to the extent of any Agent Advance outstanding and the Bank to the extent of any Non-Ratable Loan outstanding; provided that no such Agent Advance or Non-Ratable Loan shall be taken into account in determining any Lender's Pro Rata Share.

     "Letter of Credit" has the meaning specified in Section 1.4(a).

     "Letter of Credit Fee" has the meaning specified in Section 2.6.

     "Letter of Credit Issuer" means the Bank, any affiliate of the Bank or any other financial institution that issues any Letter of Credit pursuant to this Agreement; provided however that the Agent shall not cause any Letter of Credit to be issued by a Person which is not a Lender and which is not reasonably acceptable to the Borrower.

     "Letter of Credit Subfacility" means $150,000,000.

     "LIBOR Interest Payment Date" means, with respect to a LIBOR Rate Loan, the first day of each month, the Termination Date and the last day of each Interest Period applicable to such Loan.

     "LIBOR Rate" means, for any Interest Period, with respect to LIBOR Rate Loans, the rate of interest per annum determined pursuant to the following formula:

     LIBOR Rate  =          Offshore Base Rate
                    --------------------------------------------
                          1.00 - Eurodollar Reserve Percentage
     Where,

     "Offshore Base Rate" means the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum determined by Agent as the rate of interest at which dollar deposits in the approximate amount of the LIBOR Rate Loan comprising part of such Borrowing would be offered by the Bank's London Branch to major banks in the offshore dollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; and

     "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day applicable to member banks under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The LIBOR Rate for each outstanding LIBOR Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

     "LIBOR Rate Loans" means the LIBOR Revolving Loans.

     "LIBOR Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

     "Lien" means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property; and (c) any contingent or other agreement to provide any of the foregoing.

     "Loan Account" means the loan account of the Borrowers, which account shall be maintained by the Agent.

     "Loan Documents" means this Agreement, Revolving Loan Notes, the Interim Order, the Final Order, and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral or any other aspect of the transactions contemplated by this Agreement.

     "Loans" means, collectively, all loans and advances provided for in
Article 1.

     "Majority Lenders" means at any date of determination Lenders whose Pro Rata Shares aggregate more than 50%.

     "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.

     "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) of the Borrowers taken as a whole; (b) a material impairment of any Borrower's ability to pay any of the Loans or pay or perform any of its other obligations in accordance with the terms of this Agreement or any other Loan Document; (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Borrower of any Loan Document to which it is a party; or (d) a material impairment of the validity, extent or priority of the Agent's Liens.

     "Material Asset Disposition" means an asset disposition if the Net Proceeds thereof (together with all related asset dispositions) exceeds $500,000.

     "Maximum Revolver Amount" means $250,000,000.


     "Mortgages" means and includes any and all of the mortgages, deeds of trust, deeds to secure debt, assignments and other instruments, if any, executed and delivered by a Borrower to or for the benefit of the Agent by which the Agent, on behalf of the Lenders, acquires a Lien on the Real Estate or a collateral assignment of the Borrower's interest under leases of Real Estate, and all amendments, modifications and supplements thereto.

     "Multi-employer Plan" means a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Borrower or any ERISA Affiliate.

     "Net Amount of Eligible Accounts" means, at any time, the gross amount of Eligible Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits, allowances, accrued rebates, offsets, deductions, counterclaims, disputes and other defenses of any nature at any time issued, owing, granted, outstanding, available or claimed.

     "Net Proceeds" means the cash proceeds of any asset disposition or any sale of the stock of any Subsidiary of any Borrower, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by any Borrower in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, (C) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Liens hereunder), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith.

     "Non-Ratable Loan" and "Non-Ratable Loans" have the meanings specified in
Section 1.2(h).

     "Notes" means Revolving Loan Notes.

     "Notice of Borrowing" has the meaning specified in Section 1.2(b).

     "Notice of Continuation/Conversion" has the meaning specified in
Section 2.2(b).

     "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by any Borrower to the Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to any Borrower hereunder or under any of the other Loan Documents. "Obligations" includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter arising from or in connection with the Letters of Credit and (b) all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products.

     "Other Subsidiary" means any Subsidiary of the Company other than those Subsidiaries which are Borrowers.

     "Other Subsidiary-Domestic" means each Other Subsidiary which is organized under the laws of the United States of America or a political subdivision thereof.

     "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

     "Participant" means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

     "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

     "Pending Revolving Loans" means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice of Borrowing received by the Agent which have not yet been advanced.

     "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA and Code Section 412 which any Borrower or ERISA Affiliate of any Borrower sponsors or maintains.

     "Permitted Acquisitions" means the acquisition by a Borrower of all or substantially all of the assets of any Person or an operating business division of any Person, the acquisition by a Borrower by merger of any Person, or the purchase by a Borrower of a majority of the issued and outstanding voting stock of any Person; provided that (i) no Event of Default shall have occurred and be continuing at the time of such acquisition or purchase or would result after giving effect thereto; (ii) Borrowers shall be in compliance with the covenant contained in Section 7.22 as of the last day of the fiscal quarter of the Borrowers immediately preceding the date such acquisition or purchase is consummated after giving pro forma effect thereto; (iii) Borrowers shall have obtained Bankruptcy Court approval therefor; and (iv) after giving effect to any such acquisition or purchases, Borrowers shall have Availability of at least $75 million.

     "Permitted Intercompany Debt" means (a) unsecured Debt of any Borrower to any other Borrower and (b) unsecured Debt of any Borrower to any Other Subsidiary that is subordinated to the Obligations hereunder.

     "Permitted Liens" means, as to any Borrower:

         (a) Liens for taxes, assessments and other governmental charges not delinquent or statutory Liens for taxes in an amount (not to exceed $1,000,000 in the aggregate for the Borrowers) provided that the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves, to the extent required by GAAP, have been established on the applicable Borrower's books and records and a stay of enforcement of any such Lien is in effect;

         (b) the Agent's Liens;

         (c) Liens consisting of deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

         (d) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided that if any such Lien arises from the nonpayment of such claims or demand when due, such claims or demands shall not exceed $1,000,000 in the aggregate;

         (e) Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; provided that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of such Borrower's business;

         (f) Liens arising from judgments and attachments in connection with court proceedings provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such Liens are being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material Property is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles) and a stay of execution pending appeal or proceeding for review is in effect.

         (g) Liens constituting a lease or sublease granted by any Borrower prior to the date hereof to others in the ordinary course of business;

         (h) Liens on any asset leased by any Borrower constituting the interest of the lessor of such asset or secured by the interest of the lessor of such asset;

         (i) Liens existing on any asset (other than Accounts or Inventory or proceeds thereof) prior to the acquisition thereof by any Borrower but only if such Lien was not created in contemplation thereof and so long as the obligation secured by such Lien is not in default and such Lien is and will remain confined to the asset subject to it at the time such asset is acquired and to fixed improvements thereafter erected on such asset if constituting real property;

         (j) Liens constituting a renewal, extension or replacement of a Lien constituting a Lien permitted under clause (k) below or clause (h) above, but only, in the case of each such renewal, extension or replacement Lien, to the extent that the principal amount of indebtedness secured by such Lien does not exceed the principal amount of such indebtedness so secured at the time of the extension, renewal or replacement, and that such renewal, extension or replacement Lien is limited to all or part of the asset that was subject to the Lien extended, renewed or replaced and to fixed improvements then or thereafter erected on any such asset constituting real property;

         (k) Liens, if any, in effect as of the Closing Date and described on
Schedule 6.7 securing Debt described in Schedule 6.7;

         (l) Liens securing Capital Leases and purchase money debt permitted pursuant to Section 7.13(c);

         (m) Liens in favor of a Borrower; and

         (n) Any other Lien so long as the amount of indebtedness secured by such Lien and all other Liens not otherwise permitted hereunder does not exceed $1,000,000 at any time outstanding in the aggregate for the Borrowers.

     "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

     "Petition Date" means April 2, 2001.

     "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Borrower or any ERISA Affiliate of Borrower sponsors or maintains or to which any Borrower or any ERISA Affiliate of Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan and Multi-employer Plan.

     "Proprietary Rights" means, with respect to any Person, all of such Person's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

     "Pro Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders, in each case giving effect to a Lender's participation in Non-Ratable Loans and Agent Advances.

     "Real Estate" means, with respect to any Person, all of such Person's now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of such Person's now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

     "Receivables Facility" means the facility providing for the sale of certain accounts receivable and consummated pursuant to (i) that certain Purchase and Sale Agreement dated as of December 22, 1998, between W. R. Grace & Co.-Conn. and Receivables Purchasing, as amended, and (ii) that certain Receivables Purchase Agreement dated as of December 22, 1998 among Grace Receivables Purchasing, Inc., W. R. Grace & Co.-Conn., W. R. Grace & Co., Blue Ridge Asset Funding Corporation and Wachovia Bank, N.A., as amended.

     "Receivables Purchasing" means Grace Receivables Purchasing, Inc., a Texas corporation.

     "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

     "Reportable Event" means, any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

     "Required Lenders" means at any time Lenders whose Pro Rata Shares aggregate more than 66-2/3%.

     "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

     "Reserves" means reserves that limit the availability of credit hereunder, consisting of reserves against Availability, Eligible Accounts, Eligible Inventory or Eligible In-Transit Inventory, established by Agent from time to time in Agent's reasonable credit judgment. Without limiting the generality of the foregoing, the following reserves shall be deemed to be a reasonable exercise of Agent's credit judgment: (a) Bank Product Reserves, (b) a reserve for accrued, unpaid interest on the Obligations, (c) reserves for rent at leased locations subject to statutory or contractual landlord liens, (d) Inventory shrinkage, (e) Environmental Compliance Reserves, (g) customs charges, (h) dilution, (i) a Reserve equal to the amount of the Carve-Out from time to time outstanding, (j) warehousemen's or bailees' charges, and (k) a reserve in an amount equal to $5,000,000 until such time as the Agent is satisfied that the Liens basket of $5,000,000 set forth on Schedule 6.7 is not necessary (and the parties hereto agree that the Borrower Representative may provide an updated
Schedule 6.7 solely to remove such basket and such updated Schedule 6.7 shall at such all times thereafter constitute Schedule 6.7 hereto).

     "Responsible Officer" means the chief executive officer, chief financial officer, any vice president or the president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants and the preparation of the Borrowing Base Certificate, the chief financial officer or an assistant treasurer of the Company, or any other officer having substantially the same authority and responsibility.

     "Restricted Investment" means, as to any Borrower, any acquisition of property by such Person in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription, including in connection with the organization, creation or acquisition of any Subsidiary (each an "Investment"), except the following: (a) acquisitions of Equipment and other capital assets in the ordinary course of business of such Person; (b) acquisitions of Inventory in the ordinary course of business of such Person; (c) acquisitions of current assets acquired in the ordinary course of business of such Person; (d) Investments in Cash Equivalents; (e) Investments by any Borrower in any other Borrower, (f) extensions of trade credit and prepaid expenses made in the ordinary course of business, (g) (i) loans to officers of any Borrower in the ordinary course of business, (ii) loans and advances to employees of any Borrower for travel, entertainment and relocation expenses in the ordinary course of business and
(iii) loans by any Borrower to employees in connection with management incentive plans, provided that the aggregate outstanding principal amount of all such loans and advances made pursuant to this clause (g) shall not exceed $5,000,000 at any time; (h) loans, made while no Default or Event of Default has occurred and is continuing, in an aggregate amount not to exceed $11,000,000 at any time outstanding made to ART by W. R. Grace & Co.-Conn.; (i) loans, made while no Default or Event of Default has occurred and is continuing, to The Separations Group in an aggregate amount not to exceed $5,000,000 at any time outstanding, as long as payment and performance of such loan is secured by a lien on substantially all of the assets of The Separations Group pursuant to documents in form and substance satisfactory to the Agent (and the Agent is satisfied that the Agent has a first priority lien on the applicable Borrower's rights relating to such loan and security interest);

(j) Investments outstanding on the Closing Date and listed on Schedule A-1; (k) Investments, made while no Default or Event of Default has occurred and is continuing, not otherwise permitted hereunder by any Borrower in any Other Subsidiary, provided that after giving effect to such Investments, the aggregate then outstanding amount of all such Investments made pursuant to this clause (k) subsequent to the Closing Date shall not exceed $15,000,000, including the value of all Debt or other obligations (including, without limitation, Letters of Credit hereunder) incurred for the benefit of or on behalf of all Other Subsidiaries subsequent to the Closing Date; (l) Investments received in connection with the collection of Accounts in the ordinary course of business;
(m) Investments received as consideration in connection with any asset sale or other disposition of assets permitted hereunder, and (n) other Investments not otherwise permitted hereunder made by any Borrower, provided that, after giving effect thereto, the aggregate amount of all such Investments made at any time after the Closing Date by all Borrowers under this clause (n) shall not exceed $1,000,000 at any time outstanding.

     "Restructuring Costs" means those restructuring costs (as determined in accordance with GAAP) set forth in operating plans delivered from time to time to the Agent and which operating plans are acceptable to the Agent, in its sole discretion.

     "Revolving Loans" has the meaning specified in Section 1.2 and includes each Agent Advance and Non-Ratable Loan.

     "Revolving Loan Note" and "Revolving Loan Notes" have the meanings specified in Section 1.2(a)(ii).

     "The Separations Group" means The Separations Group, a California corporation.

     "Settlement" and "Settlement Date" have the meanings specified in Section 12.15(a)(ii).

     "Stated Termination Date" means April 1, 2003.

     "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

     "Supporting Letter of Credit" has the meaning set forth in Section 1.4 hereof.

     "Supporting Obligations" means all supporting obligations as such term is defined in the UCC.

     "Syndication Fee" has the meaning specified in Section 2.4.

     "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Agent's or each Lender's net income in any jurisdiction (whether federal, state or local and including any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

     "Termination Date" means the earliest to occur of (i) the Stated Termination Date, (ii) the date the Total Facility is terminated either by the Borrowers pursuant to Section 3.2 or by the Majority Lenders pursuant to Section 9.2, (iii) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement and (iv) if the Final Order has not been entered on or prior thereto, the date which is forty-five (45) days after the Petition Date.

     "Total Facility" has the meaning specified in Section 1.1.

     "UCC" means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.

     "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used under
Section 412(c) of the Code for determining whether the Pension Plan meets the minimum funding standards of Section 412 of the Code for the applicable plan year.

     "Unused Letter of Credit Subfacility" means an amount equal to $150,000,000 minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus, without duplication, (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

     "Unused Line Fee" has the meaning specified in Section 2.5.

     Accounting Terms. Any accounting term used in the Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements. If any change in generally accepted accounting principles subsequent to the date of this Agreement is material to either any Borrower or the Lenders for the purpose of determining the Borrowers' compliance with any covenant contained in this Agreement, then
(A) such change shall not, without the consent of the Majority Lenders, if such change makes such covenant less restrictive, or the Borrower Representative, if such change makes such covenant more restrictive, be effective for the calculation of such covenant unless and until an amendment pursuant to clause
(B) below with respect to such change and such covenant becomes effective, and
(B) the Borrowers and the Agent and the Lenders agree to enter into negotiations, at the request of the Borrowers or the Representative Lenders, in order to amend such covenant so as equitably to reflect such change with the desired result that the criteria for evaluating the consolidated financial condition of the Company and its consolidated Subsidiaries shall be the same after such change as before such change.

         Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) The words "hereof," "herein," "hereunder" and similar words refer to the Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

             (ii) The term "including" is not limiting and means "including without limitation."

            (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

            (iv) The word "or" is not exclusive.

         (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

         (e) The captions and headings of the Agreement and other Loan Documents are for convenience of reference only and shall not affect the interpretation of this Agreement.

         (f) The Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

         (g) For purposes of Section 9.1, a breach of a financial covenant contained in Section 7.22 shall be deemed to have occurred as of any date of determination thereof by the Agent or as of the last day of any specified measuring period, regardless of when the Financial Statements reflecting such breach are delivered to the Agent.

         (h) The Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.

                                    EXHIBIT A

                           FORM OF REVOLVING LOAN NOTE

                                                       New York, New York


$________________                                        ____________, ____


                  FOR VALUE RECEIVED, the undersigned (each, a "Borrower" and collectively, the "Borrowers"), HEREBY JOINTLY AND SEVERALLY PROMISE TO PAY to the order of ____________________________ (the "Lender"), at the offices of BANK OF AMERICA, N.A., as Agent for the Lenders (the "Agent"), at its address at 335 Madison Avenue, New York, New York 10017, or at such other place as the Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of ___________________ DOLLARS AND __/100 CENTS ($________________) or, if less, the aggregate unpaid amount of all Revolving Loans made to the undersigned under the "Loan and Security Agreement" (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Loan and Security Agreement or in Annex A thereto.

                  This Revolving Loan Note is one of the Revolving Loan Notes issued pursuant to that certain Post-Petition Loan and Security Agreement dated as of April 1, 2001 by and among the Borrowers, the Agent, the Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the "Loan and Security Agreement"), and is entitled to the benefit of the Loan and Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Loan and Security Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Revolving Loan Borrowing made by the Lenders to the Borrowers, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by the Agent on its books; provided that the failure of the Agent to make any such recordation shall not affect the obligations of the Borrowers to make a payment when due of any amount owing under the Loan and Security Agreement or this Revolving Loan Note in respect of the Revolving Loan Borrowings made by the Lender to the Borrowers.

                  The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Loan and Security Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Loan and Security Agreement.

                  Upon and after the occurrence and during the continuance of any Event of Default, this Revolving Loan Note may, as provided in the Loan and Security Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

                  Time is of the essence of this Revolving Loan Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrowers.

                  Except as provided in the Loan and Security Agreement, this Revolving Loan Note may not be assigned by the Lender to any Person.

                  THIS REVOLVING LOAN NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

                   BORROWERS:

                   W. R. Grace & Co.
                   A-1 Bit & Tool Co., Inc.
                   Alewife Boston Ltd.
                   Alewife Land Corporation
                   Amicon, Inc.
                   CB Biomedical, Inc.
                   CCHP, Inc.
                   Coalgrace, Inc.
                   Coalgrace II, Inc.
                   Creative Food 'N Fun Company
                   Darex Puerto Rico, Inc.
                   Del Taco Restaurants, Inc.
                   Ecarg, Inc.
                   Five Alewife Boston Ltd.
                   G C Limited Partners I, Inc.
                   G C Management, Inc.
                   GEC Management Corporation
                   GN Holdings, Inc.
                   GPC Thomasville Corp.
                   Gloucester New Communities Company, Inc.
                   Grace A-B Inc.
                   Grace A-B II Inc.
                   Grace Chemical Company of Cuba
                   Grace Culinary Systems, Inc.
                   Grace Drilling Company
                   Grace Energy Corporation
                   Grace Environmental, Inc.
                   Grace Europe, Inc.
                   Grace H-G Inc.
                   Grace H-G II Inc.
                   Grace Hotel Services Corporation
                   Grace International Holdings, Inc.
                   Grace Offshore Company
                   Grace PAR Corporation
                   Grace Petroleum Libya Incorporated
                   Grace Tarpon Investors, Inc.
                   Grace Ventures Corp.
                   Grace Washington, Inc.
                   W. R. Grace Capital Corporation
                   W. R. Grace & Co.-Conn.

                   W. R. Grace Land Corporation
                   Gracoal, Inc.
                   Gracoal II, Inc.
                   Guanica-Caribe Land Development Corporation
                   Hanover Square Corporation
                   Homco International, Inc.
                   Kootenai Development Company
                   L B Realty, Inc.
                   Litigation Management, Inc.
                   Monolith Enterprises, Incorporated
                   Monroe Street, Inc.
                   MRA Holdings Corp.
                   MRA Intermedco, Inc.
                   MRA Staffing Systems, Inc.
                   Remedium Group, Inc.
                   Southern Oil, Resin & Fiberglass, Inc.
                   Water   Street   Corporation,   each  as  a  Debtor  and  a
                   Debtor-in-Possession


                   By: __________________________________________
                   Its Senior Vice President or Vice President

          CC Partners, as a Debtor and Debtor-in-Possession

               By:   MRA Staffing Systems, Inc., a General Partner

                     By: __________________________________________

                     Its: _________________________________________

               By:   CCHP, Inc., a General Partner

                     By: __________________________________________

                     Its: _________________________________________

          Axial Basin Rand Company, as a Debtor and
               Debtor-in-Possession

               By:   Grace A-B II, Inc., a General Partner

                     By: __________________________________________

                     Its: _________________________________________

               By:   Grace A-B, Inc., a General Partner

                     By: __________________________________________

                     Its: _________________________________________

          Hayden-Gulch West Coal Company, as a Debtor and
              Debtor-in-Possession

               By:   Grace H-G, Inc., a General Partner

                     By: __________________________________________

                     Its: _________________________________________

               By:   Grace H-G II, Inc., a General Partner

                     By: __________________________________________

                     Its: _________________________________________

          H-G Coal Company, as a Debtor and Debtor-in-Possession

               By:   Coalgrace, Inc., a General Partner

                     By: __________________________________________

                     Its: _________________________________________

               By:   Coalgrace II, Inc., a General Partner

                     By: __________________________________________

                     Its: _________________________________________

          Dewey and Almy, LLC, as a Debtor and Debtor-in-Possession

               By:   W. R. Grace & Co.-Conn., its sole member

                     By: __________________________________________

                     Its: _________________________________________

                                    EXHIBIT B

                       FORM OF BORROWING BASE CERTIFICATE

                                    EXHIBIT C

                              FINANCIAL STATEMENTS

                                    EXHIBIT D

                               NOTICE OF BORROWING


                                                      Date: ______________, 200_


To: Bank of America, N.A. as Agent for the Lenders who are parties to the Post-Petition Loan and Security Agreement dated as of April 1, 2001 (as extended, renewed, amended or restated from time to time, the "Loan and Security Agreement") among W. R. Grace & Co. and certain of its Subsidiaries thereto, as

         Borrowers, certain Lenders which are signatories thereto and Bank of America, N.A., as Agent

Ladies and Gentlemen:

         The undersigned, W. R. Grace & Co. (the "Borrower Representative"), refers to the Loan and Security Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the Borrowing specified below:

         1.       The Business Day of the proposed Borrowing is _________, 200_.

         2.       The aggregate amount of the proposed Borrowing is $__________.

         3. The Borrowing is to be comprised of $_______ of Base Rate and $________ of LIBOR Rate Loans.

         4. The duration of the Interest Period for the LIBOR Rate Loans, if any, included in the Borrowing shall be _____ months.

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

         (a) The representations and warranties of the Borrowers contained in the Loan and Security Agreement and the other Loan Documents are correct in all material respects on and as of such date as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified in writing by the Borrower Representative that any representation or warranty is not correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty;

         (b) No Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and

         (c) The proposed Borrowing will not cause the aggregate principal amount of all outstanding Revolving Loans plus the aggregate amount available for drawing under all outstanding Letters of Credit, to exceed the Borrowing Base, or the combined Commitments of the Lenders.

                                 W. R. GRACE & CO.



                                 By: _________________________________________

                                 Title: ______________________________________

                                    EXHIBIT E

                        NOTICE OF CONTINUATION/CONVERSION


                                                     Date:____________, 200_


To: Bank of America, N.A. as Agent for the Lenders to the Post-Petition Loan and Security Agreement dated as of April 1, 2001 (as extended, renewed, amended or restated from time to time, the "Loan and Security Agreement") among W. R. Grace & Co. and certain of its Subsidiaries which are signatories thereto, as Borrowers, certain Lenders which are signatories thereto and Bank of America, N.A., as Agent

Ladies and Gentlemen:

     The undersigned, W. R. Grace & Co. (the "Borrower Representative"), refers to the Loan and Security Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the [conversion] [continuation] of the Loans specified herein, that:

1.       The Continuation/Conversion Date is _________, 200_.

2.       The aggregate amount of the Loans to be [converted] [continued] is $ .

3. The Loans are to be [converted into] [continued as] [LIBOR Rate] [Base Rate] Loans.

4. The duration of the Interest Period for the LIBOR Rate Loans included in the [conversion] [continuation] shall be months.

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Continuation/Conversion Date, before and after giving effect thereto and to the application of the proceeds therefrom:

         (a) The representations and warranties of the Borrowers contained in the Loan and Security Agreement and the other Loan Documents are correct in all material respects on and as of such date as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified in writing by the Borrower Representative that any representation or warranty is not correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty;

         (b) Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation]; and

         (c) The proposed conversion-continuation will not cause the aggregate principal amount of all outstanding Revolving Loans plus the aggregate amount available for drawing under all outstanding Letters of Credit to exceed the Borrowing Base.

                      W. R. GRACE & CO.


                                 By: _________________________________________

                                 Title: ______________________________________

                                    EXHIBIT H

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

                  This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of ____________________, 200_ is made between ______________________________ (the "Assignor") and __________________________
(the "Assignee").

                                    RECITALS

     WHEREAS, the Assignor is party to that certain Post-Petition Loan and Security Agreement dated as of April 1, 2001 (as amended, amended and restated, modified, supplemented or renewed, the "Loan and Security Agreement") among W.
R. Grace & Co., a Delaware corporation (the "Company"), and certain Subsidiaries of the Company which are signatory thereto (together with the Company, each a "Borrower" and collectively "Borrowers"), the several financial institutions from time to time party thereto (including the Assignor, the "Lenders"), and Bank of America, N. A., as agent for the Lenders (the "Agent"). Any terms defined in the Loan and Security Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Loan and Security Agreement;

     WHEREAS, as provided under the Loan and Security Agreement, the Assignor has committed to making Loans (the "Committed Loans") to the Borrowers in an aggregate amount not to exceed $__________ (the "Commitment");

     WHEREAS, the Assignor has made Committed Loans in the aggregate principal amount of $__________ to the Borrowers;

     WHEREAS, [the Assignor has acquired a participation in its pro rata share of the Lenders' liabilities under Letters of Credit in an aggregate principal amount of $____________ (the "L/C Obligations")] [no Letters of Credit are outstanding under the Loan and Security Agreement]; and

     WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Loan and Security Agreement in respect of its Commitment, together with a corresponding portion of each of its outstanding Committed Loans and L/C Obligations, in an amount equal to $__________ (the "Assigned Amount") on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     1. Assignment and Acceptance.

         (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) __% (the "Assignee's Percentage Share") of (A) the Commitment, the Committed Loans and the L/C Obligations of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Loan and Security Agreement and the Loan Documents.

         (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Loan and Security Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Loan and Security Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan and Security Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Loan and Security Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Sections __ and __ of the Loan and Security Agreement to the extent such rights relate to the time prior to the Effective Date.

         (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $__________.

         (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $__________.

     2. Payments.

         (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee's Pro Rata Share of the principal amount of all Committed Loans.

         (b) The Assignee further agrees to pay to the Agent a processing fee in the amount specified in Section 11.2(a) of the Loan and Security Agreement.

     3. Reallocation of Payments.

         Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, and Committed Loans and L/C Obligations shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

     4. Independent Credit Decision.

         The Assignee (a) acknowledges that it has received a copy of the Loan and Security Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of the Company and its Subsidiaries, all applicable materials filed with the Bankruptcy Court and all applicable orders relating to the Bankruptcy Cases as it has deemed appropriate, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan and Security Agreement.

     5. Effective Date; Notices.

     (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be __________, 200_ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

          (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

          [(ii) the consent of the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;]

          (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

          [(iv) the Assignee shall have complied with Section 11.2 of the Loan and Security Agreement (if applicable);]

          (v) the processing fee referred to in Section 2(b) hereof and in
     Section 11.2(a) of the Loan and Security Agreement shall have been paid to the Agent; and

     (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Borrower Representative and the Agent for acknowledgment by the Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

     6. [Agent. [INCLUDE ONLY IF ASSIGNOR IS AGENT]

     (a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Loan and Security Agreement as are delegated to the Agent by the Lenders pursuant to the terms of the Loan and Security Agreement.

     (b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Loan and Security Agreement.]

     7. Withholding Tax.

     The Assignee (a) represents and warrants to the Lender, the Agent and the Borrowers that under applicable law and treaties no tax will be required to be withheld by the Lender with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Borrowers prior to the time that the Agent or Borrowers is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms W-8ECI or W-8BEN upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     8. Representations and Warranties.

         (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan and Security Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

         (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan and Security Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan and Security Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Borrowers, or the performance or observance by the Borrowers, of any of its respective obligations under the Loan and Security Agreement or any other instrument or document furnished in connection therewith.

         (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Loan and Security Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; [and (iv) it is an Eligible Assignee.]

     9. Further Assurances.

     The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Borrowers or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

     10. Miscellaneous.

         (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

         (b) All payments made hereunder shall be made without any set-off or counterclaim.

         (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

         (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

         (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in [New York, New York] over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

         (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                                                    [ASSIGNOR]


                                   By: __________________________________
                                   Title: _______________________________
                                   Address: _____________________________


                                                    [ASSIGNEE]


                                   By: __________________________________
                                   Title: _______________________________
                                   Address: _____________________________

                                   SCHEDULE 1
                                       to
                            ASSIGNMENT AND ACCEPTANCE


                       NOTICE OF ASSIGNMENT AND ACCEPTANCE




                                                     _______________, 200_



Bank of America, N.A.

_______________________________

_______________________________

Attn: _________________________

Re:  [Name and Address of Borrower]

Ladies and Gentlemen:

     We refer to the Loan and Security Agreement dated as of April 1, 2001 (as amended, amended and restated, modified, supplemented or renewed from time to time the "Loan and Security Agreement") among W. R. Grace & Co. and certain of its Subsidiaries (collectively, the "Borrowers"), the Lenders referred to therein and Bank of America, N. A., as agent for the Lenders (the "Agent"). Terms defined in the Loan and Security Agreement are used herein as therein defined.

     1. We hereby give you notice of, and request your consent to, the assignment by __________________ (the "Assignor") to _______________ (the
"Assignee") of _____% of the right, title and interest of the Assignor in and to the Loan and Security Agreement (including the right, title and interest of the Assignor in and to the Commitments of the Assignor, all outstanding Loans made by the Assignor and the Assignor's participation in the Letters of Credit pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). We understand and agree that the Assignor's Commitment, as of , 200 , is $ ___________, the aggregate amount of its outstanding Loans is $_____________, and its participation in L/C Obligations is $_____________.

     2. The Assignee agrees that, upon receiving the consent of the Agent to such assignment, the Assignee will be bound by the terms of the Loan and Security Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Loan and Security Agreement.

     3. The following administrative details apply to the Assignee:

                           (A)      Notice Address:

                                    Assignee name: _____________________________

                                    Address: ___________________________________

                                             ___________________________________

                                             ___________________________________

                                    Attention: _________________________________

                                    Telephone:  (___) __________________________

                                    Telecopier:  (___) _________________________

                                    Telex (Answerback): ________________________

                           (B)      Payment Instructions:

                                    Account No.: _______________________________

                                             At: _______________________________

                                                 _______________________________

                                                 _______________________________

                                    Reference:   _______________________________

                                    Attention:   _______________________________

     4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                     Very truly yours,

                                     [NAME OF ASSIGNOR]

                                     By: __________________________________

                                     Title: _______________________________

                                     [NAME OF ASSIGNEE]

                                     By: __________________________________

                                     Title: _______________________________

ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:


Bank of America, N. A.
as Agent

By: __________________________________

Title: _______________________________